Exhibit 4.10

 **CONFIDENTIAL PORTIONS HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”).**

CONTRACT

BUILD, OPERATE AND TRANSFER (BOT)

BETWEEN

TANZANIA REVENUE AUTHORITY

AND

ON TRACK INNOVATION SOLUTIONS LIMITED (OTI)

FOR THE DESIGN, DEVELOPMENT, IMPLEMENTATION
INSTALLATION AND COMMISSIONING OF A
COMPUTERIZED DRIVER’S LICENSES SYSTEM UNDER
BUILD, OPERATE AND TRANSFER (BOT) ARRANGEMENT

CONTRACT NO. AE/023/GS/003/09-55

NOVEMBER 2009

SECTION I:  THE AGREEMENT

THIS AGREEMENT is made on the 25th day of the month of November 2009 between TANZANIA REVENUE AUTHORITY of P.O. Box 11491, Dar es Salaam in the United Republic of Tanzania (hereinafter called “the Purchaser”) of the one part and On Track Innovations Ltd (OTI) of Z.H.R. Industrial Zone, P. 0. Box 32, Rosh Pina, 12000 Israel., as Partner in Charge in a Joint Venture, to be established with LR Group Ltd. for the purposes of execution of this Agreement (hereinafter called “the Supplier”) of the other part:

WHEREAS the Purchaser invited bids for certain goods and ancillary services, viz., Design, Development, Implementation Installation and Commissioning of a Computerized Driver’s Licenses System (CDLS) as well as producing and issuing of smart contactless Drivers’ Licences Cards under a Build, Operate and Transfer (BOT) arrangement in Tanzania and has accepted a bid by the Supplier for the supply of those goods and services (Smart Card Solution) at price for applicant of  **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.** per one card and the minimum quantity of **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.** cards for the contract period.  Out of the price of **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**, 70% which equals to **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.** per card issued (exclusive of Value Added Tax) shall be paid to the Supplier, and the balance shall be paid to the Purchaser.  The contract price (the “Contract Price”) shall be derived by multiplying **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.** by the number of cards issued subject to the minimum quantity mentioned above

NOW THIS AGREEMENT WITNESSETH AS FOLLOWS:

1.	In, this Agreement words and expressions shall have the same meanings as are respectively assigned to them in the Conditions of Contract referred to.

2.	The following documents shall be deemed to form and be read and construed as part of this Agreement, viz.:

(a)	The General Conditions of Contract;

(b)	The Special Conditions of Contract;

(c)	The Appendices to the Special Conditions of Contract;

(d)	The Schedule of Requirements;

(e)	The Technical Specifications;

(f)	The Bid Form and the Price Schedule submitted by the Bidder;

(g)	The Purchaser’s Notification of Award;

(h)	The Supplier’s Technical Proposal on the Computerized Drivers’ Licences on Build, Operate and Transfer (BOT) arrangement; and

(i)	Minutes of a Pre-contract Negotiation Meeting between the Purchaser and the Supplier.

3.
In consideration of the payments to be made by the Purchaser to the Supplier as hereinafter mentioned, the Supplier hereby covenants with the Purchaser to provide the goods and services and to remedy defects therein in conformity in all respects with the provisions of the Agreement.

4.
The Purchaser hereby covenants to pay the Supplier in consideration of the provision of the goods and services and the remedying of defects therein, the Contract Price or such other sum as may become payable under the provisions of the Contract at the times and in the manner prescribed by the Contract.

This Agreement shall be in effect upon signing by the parties until the expiration of the period of three years commencing from the date of issuance of the first Driver’s License Card issued using the goods and services procured from the Supplier (subject to any extension provided under the Special Conditions of Contract).

IN WITNESS whereof the parties hereto have caused this Agreement to be executed in accordance with their respective laws the day and year first above written.

Signed, sealed, and delivered on behalf of the Purchaser by:

Signed, Sealed, and Delivered on behalf of The Tanzania Revenue Authority	In the presence of

/s/ Ngoda N. Msoffe	/s/ Asha K. Nassor
Name: Ngoda N. Msoffe	Name: Asha K. Nassor
Position: Director of Human Resources and Administration (DHRA)	Position: Notary Public

Date: November 25, 2009	Date: November 25, 2009

Signed, Sealed and Delivered on behalf of On Track Innovations Ltd. (OTI) – Partner in Charge in the Bid, and of a Joint Venture to Be established for the execution of this Agreement	In the presence of

/s/ Haim Confino	/s/ Fred S. Ringo
Name: Haim Confino	Name: Fred S. Ringo
Position: V.P. Business Development	Position: Notary Public
Date: November 25, 2009	Date: November 25, 2009

Signed, Sealed and Delivered on behalf of LR Group Ltd. – Partner in the Bid, and of a Joint Venture to be established for the execution of this Agreement	In the presence of

/s/ Avshalom Ashman	/s/ Fred S. Ringo
Name: Avshalom Ashman	Name: Fred S. Ringo
Position: Project Manager	Position: Notary Public
Date: November 25, 2009	Date: November 25, 2009

SECTION II:  GENERAL CONDITIONS OF CONTRACT

A.	CONTRACT OF INTERPRETATION

1.	Definitions

1.1          In this Contract, the following terms shall be interpreted as indicated below.

(a)	contract elements

(i)
“Contract” means the Contract Agreement entered into between the Purchaser and the Supplier, together with the Contract Documents referred to therein.  The Contract Agreement and the Contract Documents shall constitute the Contract, and the term “the Contract” shall in all such documents be construed accordingly.

(ii)	“Contract Documents” means the documents specified in Article 1.1 (Contract Documents) of the Form of Contract Agreement (including any amendments to these Documents).

(iii)
“Contract Agreement” means the agreement entered into between the Purchaser and the Supplier using the Form of Contract Agreement contained in the Sample Forms Section of the Bidding Documents and any modifications to this form agreed to by the Purchaser and the Supplier.  The date of the Contract Agreement shall be recorded in the signed form.

(iv)	“GCC” means the General Conditions of Contract.

(v)	“SCC” means the Special Conditions of Contract.

(vi)	“Technical Requirements” means the Technical Requirements Section of the Bidding Documents.

(vii)	“Implementation Schedule” means the Implementation Schedule Sub-section of the Technical Requirements.

(viii)	“Contract Price” means the price or prices defined in Article 2 (Contract Price and Terms of Payment) of the Contract Agreement.

(ix)	“Procurement Guidelines” refers to the edition specified in the SCC of the Public Procurement Guidelines and the Procurement ACT

(x)
“Bidding Documents” refers to the collection of documents issued by the Purchaser to instruct and inform potential suppliers of the processes for bidding, selection of the winning bid, and Contract formation, as well as the contractual conditions governing the relationship between the Purchaser and the Supplier.  The General and Special Conditions of Contract, the Technical Requirements, and all other documents included in the Bidding Documents reflect the World Purchaser Procurement Guidelines that the Purchaser is obligated to follow during procurement and administration of this Contract.

(b)	entities

(i)	“Purchaser” means the person purchasing the DLS, as specified in the SCC.

(ii)	“Project Manager” means the person appointed by the Purchaser in the manner provided in GCC Clause 18.1 (Project Manager) and named as such in the SCC to perform the duties delegated by the Purchaser.

(iii)	“Supplier” means the person(s) whose bid to perform the Contract has been accepted by the Purchaser and is named as such in the Contract Agreement.

(iv)
“Supplier’s Representative means any person nominated by the Supplier and named as such in the Contract Agreement and approved by the Purchaser in the manner provided in GCC Clause 18.2 (Supplier’s Representative) to perform the duties delegated by the Supplier.

(v)
“Subcontractor,” including vendors, means any person to whom any of the obligations of the Supplier, including preparation of any design or supply of any Information Technologies or other Goods or Services, is subcontracted directly or indirectly by the Supplier.

(vi)
“Adjudicator” means the person named in Appendix 2 of the Contract Agreement, appointed by agreement between the Purchaser and the Supplier to make a decision on or to settle any dispute or difference between the Purchaser and the Supplier referred to him or her by the parties, pursuant to GCC Clause 6.1 (Adjudicator).

(vii)	“The word Purchaser” (also called “The Purchaser”) means Procuring entity, for this case it is Tanzania Revenue Authority.

(c)	scope

(i)
“DLS,” also called “the System,’ means all the Information Technologies, Materials, and other Goods to be supplied, installed, integrated, and made operational (exclusive of the Supplier’s Equipment which does not form part of the SOT scheme), together with the Services to be carried out by the Supplier under the Contract.

(ii)	“Subsystem” means any subset of the System identified as such in the Contract that may be supplied, installed, tested, and commissioned individually before Commissioning of the entire System.

(iii)
“Information Technologies” means all information processing and communications-related hardware, Software, supplies, and consumable items that the Supplier is required to supply and install under the Contract.

(iv)
“Goods” means all equipment, machinery, furnishings, Materials, and other tangible items that the Supplier is required to supply or supply and install under the Contract, including, without limitation, the Information Technologies and Materials, but excluding the Supplier’s Equipment.

(v)
“Services” means all technical, logistical, management, and any other Services to be provided by the Supplier under the Contract to supply, install, customize, integrate, and make operational the System.  Such Services may include, but are not restricted to, activity management and quality assurance, design, development, customization, documentation, transportation, insurance, inspection, expediting, site preparation, installation, integration, training, data migration, Pre-commissioning, Commissioning, maintenance, and technical support.

(vi)
“The Project Plan” means the document to be developed by the Supplier and approved by the Purchaser, pursuant to GCC Clause 19, based on the requirements of the Contract and the Preliminary Project Plan included in the Supplier’s bid.  The “Agreed and Finalized Project Plan” is the version of the Project Han approved by the Purchaser, in accordance with GCC Clause 19.2.  Should the Project Plan conflict with the Contract in any way, the relevant provisions of the Contract, including any amendments, shall prevail.

(vii)	“Software” means that part of the System which is instructions that cause information processing Subsystems to perform in a specific manner or execute specific operations.

(viii)
“System Software” means Software that provides the operating and management instructions for the underlying hardware and other components, and is identified as such in Appendix 4 of the Contract Agreement and such other Software as “the parties may agree in writing to be Systems Software.  Such System Software includes, but is not restricted to, micro-code embedded in, hardware (i.e., “firmware”), operating systems, communications, system and network management, and utility software.

(ix)
“General-Purpose Software” means Software that supports general-purpose office and software development activities and is identified as such in Appendix 4 of the Contract Agreement and such other Software as the parties may agree in writing to be General- Purpose Software.  Such General-Purpose Software may include, but is not restricted to, word processing, spreadsheet, generic database management, and application development software.

(x)
“Application Software” means Software formulated to perform specific business or technical functions and interface with the business or technical users of the System and is identified as such in Appendix 4 of the Contract Agreement and such other Software as the parties may agree in writing to be Application Software.

(xi)	“Standard Software” means Software identified as such in Appendix 4 of the Contract Agreement and such other Software as the parties may agree in writing to be Standard Software.

(xii)	“Custom Software” means Software identified as such in Appendix 4 of the Contract Agreement and such other Software as the parties may in writing to be Custom Software.

(xiii)
“Source Code” means the database structures, dictionaries, definitions, program source files, and any other symbolic representations necessary for the compilation, execution, and subsequent maintenance of the Software (typically, but not exclusively, required for Custom Software).

(xiv)
“Materials” means all documentation in printed or printable form and all instructional and informational aides in any form (including audio, video, and text) and on any medium, provided to the Purchaser under the Contract.

(xv)	“Standard Materials” means all Materials not specified as Custom Materials.

(xvi)
“Custom Materials” means Materials developed by the Supplier at the Purchaser’s expense under the Contract and identified as such in Appendix 5 of the Contract Agreement and such other Materials as the parties may agree in writing to be Custom Materials.  Custom Materials includes Materials created from Standard Materials.

(xvii)
“Intellectual Property Rights” means any and all copyright, moral rights, trademark, patent, and other intellectual and proprietary rights, title and interests worldwide, whether vested, contingent, or future, including without limitation all economic rights and all exclusive rights to reproduce, fix, adapt, modify, translate, create derivative works from, extract or re-utilize data from, manufacture, introduce into circulation, publish, distribute, sell, license, sublicense, transfer, rent, lease, transmit or provide access electronically, broadcast, display, enter into computer memory, or otherwise use any portion or copy, in whole or in part, in any form, directly or indirectly, or to authorize or assign others to do so.

(xviii)
“Supplier’s Equipment” means all equipment, tools, apparatus, or things of every kind required in or for installation, completion and maintenance of the System that are to be provided by the Supplier, but excluding the Information Technologies, or other items forming part of the System.

(d)	activities

(i)	“Delivery” means the transfer of the Goods from the Supplier to the Purchaser in accordance with the current edition Incoterms specified in the Contract.

(ii)	“Installation” means that the System or a Subsystem as specified in the Contract is ready for Commissioning, as provided in GCC Clause 26 (Installation).

(iii)
“Pre-commissioning” means the testing, checking, and any other required activity that may be specified in the Technical Requirements that are to be carried out by the Supplier in preparation for Commissioning of the System as provided in GCC Clause 26 (Installation).

(iv)
“Commissioning” means operation of the System or any Subsystem by the Supplier following Installation, which operation is to be carried out by the Supplier as provided in GCC Clause 27.1 (Commissioning), for the purpose of carrying out Operational Acceptance Test(s).

(v)
“Operational Acceptance Tests” means the tests specified in the Technical Requirements and Agreed, and Finalized Project Plan to be carried out to ascertain whether the System, or a specified Subsystem, is able to attain the functional and performance requirements specified in the Technical Requirements and Agreed and Finalized Project Plan, in accordance with the provisions of GCC Clause 27.2 (Operational Acceptance Test).

(vi)
“Operational Acceptance” means the acceptance by the Purchaser of the System (or any Subsystem(s) where the Contract provides for acceptance of the System in parts), in accordance with GCC Clause 27.3 (Operational Acceptance).

(e)           place and time

(i)	“Purchaser’s Country” is the country named in the SCC.

(ii)	“Supplier’s Country” is the country in which the Supplier is legally organized, as named in the Contract Agreement

(iii)	“Project Site(s)n means the place(s) specified in the SCC for the supply and installation of the System.

(iv)
“Eligible Country” means the countries and territories eligible for participation in procurements financed by United Republic of Tanzania as defined in the Guidelines: (Note: The Government of Tanzania maintains a list of countries from which Bidders, Goods, and Services are not eligible to participate in procurement financed by the Purchaser.  The list is regularly updated and can be obtained from the Public Information Center of the Purchaser or its web site on procurement.  A copy of the negative list is contained in the Section of the Bidding Documents entitled “Eligibility for the Provision of Goods, Works, and Services in Purchaser-Financed Procurement”).

(v)	“Day” means calendar day of the Gregorian Calendar.

(vi)	“Week” means seven (7) consecutive Days, beginning the day of the week as is customary in the Purchaser’s Country.

(vii)	“Month” means calendar month of the Gregorian Calendar.

(viii)	“Year” means twelve (12) consecutive Months.

(ix)
“Effective Date” means the date of fulfillment of all conditions specified in Article 3 (Effective Date for Determining Time for Achieving Operational Acceptance) of the Contract Agreement, for the purpose of determining the Delivery, Installation, and Operational Acceptance dates for the System or Subsystem(s).

(x)	“Contract Period” is the time period during which this Contract governs the relations and obligations of the Purchaser and Supplier in relation to the System, as specified in the SCC.

(xi)
“Defect Liability Period” (also referred to as the “Warranty Period”) means the period of validity of the warranties given by the Supplier commencing at date of the Operational Acceptance Certificate of the System or Subsystem(s), during which the Supplier is responsible for defects with respect to the System (or the relevant Subsystem[s]) as provided in GCC Clause 29 (Defect Liability).

(xii)
“The Post-Warranty Services Period” means the number of years defined in the SCC (if any), following the expiration of the Warranty Period during which the Supplier may be obligated to provide Software licenses, maintenance, and/or technical support services for the System, either under this Contract or under separate contract(s).

(xiii)	“The Coverage Period” means the Days of the Week and the hours of those Days during which maintenance, operational, and/or technical support services (if any) must be available.

2.	Contract Documents

2.1           Subject to Article 1.2 (Order of Precedence) of the Documents Contract Agreement, all documents forming part of the Contract (and all parts of these documents) are intended to be correlative, complementary, and mutually explanatory. The Contract shall be read as a whole.

3.	Interpretation

3.1          Language

3.1.1
Unless the Supplier is a national of the Purchaser’s Country and the Purchaser and the Supplier agree to use the national language, all Contract Documents, all correspondence, and communications to be given shall be written in the language specified in the SCC, and the Contract shall be construed and-interpreted in accordance with that language.

3.1.2
If any of the Contract Documents, correspondence, or communications are prepared in any language other than the governing language under GCC Clause 3.1.1 above, the translation of such documents, correspondence, or communications shall prevail in matters of interpretation.  The originating party, with respect to such documents, correspondence, and communications, shall bear the costs and risks of such translation

3.2          Singular and Plural

The singular shall include the plural and the plural the singular, except where the context otherwise requires.

3.3          Headings

The headings and marginal notes in the GCC are included for ease of reference and shall neither - constitute a part of the Contract nor affect its interpretation.

3.4          Persons

Words importing persons or parties shall include firms, corporations, and government entities.

3.5          Incoterms

Unless inconsistent with any provision of the Contract, the meaning of any trade term and the rights and obligations of parties thereunder shall be as prescribed by the current Incoterms (“Incoterms 2000” or a more recent version if and as published).  Incoterms are the international rules for interpreting trade terms published by the International Chamber of Commerce, 38 Cours Albert 1er, 75008 Paris, France.

3.6          Entire Agreement

The Contract constitutes the entire , agreement between the Purchaser and Supplier with respect to the subject matter of Contract and supersedes all communications, negotiations, and agreements (whether written or oral) of parties with respect to the subject matter of the Contract made priori the date of Contract.

3.7          Amendment

No amendment or other variation of the Contract shall be effective unless it is in writing, is dated, expressly refers to the Contract, and is signed by a duly authorized representative of each party to the Contract.

3.8          Independent Supplier,

The Supplier shall be an independent contractor performing the Contract.  The Contract does not create any agency, partnership, joint venture, or other joint relationship between the parties to the Contract.

Subject to the provisions of the Contract, the Supplier shall be solely responsible for the manner in which the Contract is performed.  All employees, representatives, or Subcontractors engaged by the Supplier in connection with the performance of the Contract shall be under the complete control of the Supplier and shall not be deemed to be employees of the Purchaser, and nothing contained in the Contract or in any subcontract awarded by the Supplier shall be construed to create any contractual relationship between any such employees, representatives, or Subcontractors and the Purchaser.

3.9          Joint Venture or Consortium

If the Supplier is a Joint Venture or consortium of two or more persons, all such firms shall be jointly and severally bound to the Purchaser for the fulfillment of the provisions of the Contract and shall designate one of such persons to act as a leader with authority to bind the Joint Venture or consortium.  The composition or constitution of the Joint Venture or consortium shall not be altered without the prior consent of the Purchaser.

3.10        Nonwaiver

3.10.1
Subject to GCC Clause 3.10.2 below, no relaxation, forbearance, delay, or indulgence by either party in enforcing any of the terms and conditions of the Contract or the granting of time by either party to the other shall prejudice, affect, or restrict the rights of that party under the Contract, nor shall any waiver by either party of any breach of Contract operate as waiver of any subsequent or continuing breach of Contract_

3.10.2
Any waiver of a party’s rights, powers, or remedies under the Contract must be in writing, must be dated and signed by an authorized representative of the party granting such waiver, and must specify the right and the extent to which it is being waived.

3.11        Severability

If any provision or condition of the Contract is prohibited or rendered invalid or unenforceable, such prohibition, invalidity, or unenforceability shall not affect the validity or enforceability of any other provisions and conditions of the Contract.

3.12        Country of Origin

“Origin” means the place where the Information Technologies, Materials, and other Goods for the System were produced or from which the Services are supplied.  Goods are produced when, through manufacturing, processing, Software development, or substantial and major assembly or integration of components, a commercially recognized product results that is substantially different in basic characteristics or in purpose or utility from its components.  The Origin of Goods and Services is distinct from the nationality of the Supplier and may be different.

4.	Notices

4.1          Unless otherwise stated in the Contract, all notices to be given under the Contract shall be in writing and shall be sent by personal delivery, airmail post, special courier, cable, telegraph, telex, facsimile, electronic mail, or Electronic Data interchange (EDI) to the address of the relevant party as specified in the SCC, with the following provisions.

4.1.1
Any notice sent by cable, telegraph, telex, facsimile, electronic mail, or EDI shall be confirmed within two (2) days after dispatch by notice sent by airmail post or special courier, except as otherwise specified in the Contract.

4.1.2
Any notice sent by airmail post or special courier shall be deemed (in the, absence of evidence of earlier receipt) to have been delivered ten (10) days after dispatch.  In proving the fact of dispatch, it shall be sufficient to show that the envelope containing such notice was properly addressed, stamped, and -conveyed to the postal authorities or courier service for transmission by airmail or special courier.

4.1.3	Any notice delivered personally or sent by cable, telegraph, telex, facsimile, electronic mail, or EDI shall be deemed to have been delivered on the date of its dispatch.

4.1.4	Either party may change its postal, cable, telex, facsimile, electronic mail, or EDI address or addressee for receipt of such notices by ten (10) days’ notice to the other party in writing.

4.2          Notices shall be deemed to include any approvals, consents, instructions, orders, and certificates to be given under the Contract.

5.	Governing Law

5.1          The Contract shall be governed by and interpreted in accordance with the laws of the country specified in the SCC.

6.	Settlement of Disputes

6.1          Adjudication

6.1.1
If any dispute of any kind whatsoever shall arise between the Purchaser and the Supplier in connection with or arising out of the Contract, including without prejudice to the generality of the foregoing, any question regarding its existence, validity, or termination, or the operation of the System (whether during the progress of implementation or after its achieving Operational Acceptance and whether before or after the termination, abandonment, or breach of the Contract), the parties shall seek to resolve any such dispute or difference by mutual consultation.  If the parties fail to resolve such a dispute or difference by mutual consultation, within fourteen (14) days after one party has notified the other in writing of the dispute or difference, then, if the Contract Agreement in Appendix 2 includes and names an Adjudicator, the dispute shall be referred in writing by either party to the Adjudicator, with a copy to the other party.  If there is no Adjudicator specified in the Contract Agreement, the mutual consultation period stated above shall last 28 days (instead of 14), upon expiry of which either party may move to the notification of arbitration pursuant to GCC Clause 6.2.1.

6.1.2
The Adjudicator shall give his or her decision in writing to both parties- within twenty-eight (28) days of a dispute being referred to the Adjudicator.  If the Adjudicator has done so, and no notice of intention to commence arbitration has been given by either the Purchaser or the Supplier within fifty-six (56) days of such reference, the decision shall become final and binding upon the Purchaser and the Supplier.  Any decision that has become final and binding shall be implemented by the parties forthwith.

6.1.3
The Adjudicator shall be paid an hourly fee at the rate specified in the Contract Agreement plus reasonable expenditures incurred in the execution of duties as Adjudicator, and these costs shall be divided equally between the Purchaser and the Supplier.

6.1.4
Should the Adjudicator resign or die, or should the Purchaser and the Supplier agree that the Adjudicator is not fulfilling his or her functions in accordance with the provisions of the Contract, a new Adjudicator shall be jointly appointed by the Purchaser and the Supplier.  Failing agreement between the two within twenty-eight (28) days, the new Adjudicator shall be appointed at the request of either party by the Appointing Authority specified in the SCC, or, if no Appointing Authority is specified in SCC, the Contract shall, from this point onward and until the parties may otherwise agree on an Adjudicator or an Appointing Authority, be implemented as if there is no Adjudicator.

6.2          Arbitration

6.2.1
if either the Purchaser or the Supplier is dissatisfied with the Adjudicator’s decision, or if the Adjudicator fails to give a decision within twenty-eight (28) days of a dispute being referred to him or her, then either the Purchaser or the Supplier may, within fifty-six (56) days of such reference, give notice to the other party, with a copy for information to the Adjudicator, of its intention to commence arbitration, as provided below, as to the matter in dispute, and no arbitration in respect of this matter may be commenced unless such notice is given.

6.2.2
Any dispute in respect of which a notice of intention to commence arbitration has been given, in accordance with GCC Clause 6.2.1, shall be finally settled by- arbitration.  Arbitration may be commenced prior to or after Installation of the BLS.

6.2.3	Arbitration proceedings shall be conducted in accordance with the rules of procedure specified in the SCC.

6.3          Notwithstanding any reference to the Adjudicator or arbitration in this clause,

(a)	the parties shall continue to perform their respective obligations under the Contract unless they otherwise agree;

(b)	the Purchaser, shall pay the Supplier any monies due the Supplier.

B.	SUBJECT MATTER OF CONTRACT

7.	Scope of the System

7.1           Unless otherwise expressly limited in the SCC or Technical Requirements, the Supplier’s obligations cover the provision of all Information Technologies, Materials and other Goods as well as the performance of all Services required for the design, development, and implementation (including procurement, quality assurance, assembly, associated site preparation, Delivery, Pre-commissioning, Installation, Testing, and Commissioning) of the System, in accordance with the plans, procedures, specifications, drawings, codes, and any other documents specified in the Contract and the Agreed and Finalized Project Plan.

7.2           The Supplier shall, unless specifically excluded in _ the Contract, perform all such work and / or supply all such items and Materials not specifically mentioned in the Contract but that can be reasonably inferred from the Contract as being required for attaining Operational Acceptance of the System as if such work and / or items and Materials were expressly mentioned in the Contract.

The Supplier’s obligations (if any) to provide Goods and Services as implied by the Recurrent Cost Form of the Supplier’s bid, such as consumables, spare parts, and technical services (e.g., maintenance, technical assistance, and operational support), are as specified in the _SCC, including the relevant terms, characteristics, and timings.

8.	Time for Commencement and Operational Acceptance

8.1           The Supplier shall commence work on the System within the period specified in the SCC, and without prejudice to GCC Clause 28.2, the Supplier shall thereafter proceed with the System in accordance with the time schedule specified in the Implementation Schedule in the Technical Requirements Section and any refinements made in the Agreed and Finalized Project Plan.

8.2           The Supplier shall achieve Operational Acceptance of the System (or Subsystem(s) where a separate time for Operational Acceptance of such Subsystem(s) is specified in the Contract) within the time specified in the SCC and in accordance with the time schedule specified in the Implementation Schedule in the Technical Requirements Section and any refinements made in the Agreed and Finalized Project Plan, or within such extended time to which the Supplier shall be entitled under GCC Clause 40 (Extension of Time for Achieving Operational Acceptance).

9.	Suppplier’s Responsibilities

9.1           The Supplier shall conduct all activities with due care and diligence, in accordance with the Contract and with the skill and care expected of a competent provider of information technologies, DLSs, support, maintenance, training, and other related services, or in accordance with best industry practices.  In particular, the Supplier shall provide and employ only technical personnel who are skilled and experienced in their respective callings and supervisory staff who are competent to adequately supervise the work at hand.

9.2           The Supplier confirms that it has entered into this Contract on the basis of a proper examination of the data relating to the System provided by the Purchaser and on the basis of information that the Supplier could have obtained from a visual inspection of the site (if access to the site was available) and of other data readily available to the Supplier relating to the System as at the date twenty-eight (28) days prior to bid submission.  The Supplier acknowledges that any failure to acquaint itself with all such data and information shall not relieve its responsibility for properly estimating the difficulty or cost of successfully performing the Contract.

9.3           The Supplier shall be responsible for timely provision of all resources, information, and decision making under its control that are necessary to reach a mutually Agreed and Finalized Project Plan (pursuant to GCC Clause 19.2) within the time schedule specified in the Implementation Schedule in the Technical Requirements Section.  Failure to provide such resources, information, and decision making may constitute grounds for termination pursuant to GCC Clause 41.2.

9.4           The Supplier shall acquire in its name all permits, approvals, and/or licenses from all local, state, or national government authorities or public service undertakings in the Purchaser’s Country that are necessary for the performance of the Contract, including, without limitation, visas for the Supplier’s and Subcontractor’s personnel and entry permits for all imported Supplier’s Equipment.  The Supplier shall acquire all other permits, approvals, and/or licenses that are not the responsibility of the Purchaser under GCC Clause 10.4 and that are necessary for the performance of the Contract

9.5           The Supplier shall comply with all laws in force in the Purchaser’s Country.  The laws will include all national, provincial, municipal, or other laws that affect the performance of the Contract and are binding upon the Supplier.  The Supplier shall indemnify and hold harmless the Purchaser from and against any and all liabilities, damages, claims, fines, penalties, and expenses of whatever nature arising or resulting from the violation of such laws by the Supplier or its personnel, including the Subcontractors and their personnel, but without prejudice to GCC Clause 10.1.  The Supplier shall not indemnify the Purchaser to the extent that such liability, damage, claims, fines, penalties, and expenses were caused or contributed to by a fault of the Purchaser.

9.6           The Supplier shall, in all dealings with its labor and the labor of its Subcontractors currently employed on or connected with the Contract, pay due regard to all recognized festivals, official holidays, religious or other customs, and all local laws and regulations pertaining to the employment of labour.

9.7           Any Information Technologies or other Goods and Services that will be incorporated in or be required for the System and other supplies shall have their Origin, as defined in GCC Clause 3.12, in a country that shall be an Eligible Country, as defined in GCC Clause 1.1 (e) (iv).

9.8           The Supplier shall permit the Purchaser to inspect the Supplier’s accounts and records relating to the performance of the Supplier and to have them audited by auditors appointed by the Purchaser, if so required by the Purchaser.

9.9           Other Supplier responsibilities, if any, are as stated in the SCC.

10.	Purchaser’s Responsibilities

10.1         The Purchaser shall ensure the accuracy of all information and/or data to be supplied by the Purchaser to the Supplier, except when otherwise expressly stated in the Contract.

10.2         The Purchaser shall be responsible for timely provision of all resources, information, and decision making under its control that are necessary to reach an Agreed and Finalized Project Plan (pursuant to GCC Clause 19.2) within the time schedule specified in the Implementation Schedule in the Technical Requirements Section.  Failure to provide such resources, information, and decision making may constitute grounds for Termination pursuant to GCC Clause 41.3.1 (b).

10.3         The Purchaser shall be responsible for acquiring and providing legal and physical possession of the site and access to it, and for providing possession of and access to all other areas reasonably required for the proper execution of the Contract.

10.4         If requested by the Supplier, the Purchaser shall use its best endeavors to assist the Supplier in obtaining in a timely and expeditious manner all permits, approvals, and/or licenses necessary for the execution of the Contract from all local, state, or national government authorities or public service undertakings that such authorities or undertakings require the Supplier or Subcontractors or the personnel of the Supplier or Subcontractors, as the case may be, to obtain.

10.5         In such cases where the responsibilities of specifying and acquiring or upgrading telecommunications and/or electric power services falls to the Supplier, as specified in the Technical Requirements, SCC, Agreed and Finalized Project Plan, or other parts of the Contract, the Purchaser shall use its best endeavours to assist the Supplier.in obtaining such services in a timely and expeditious manner.

10.6         The Purchaser shall be responsible for timely provision of all resources, access, and information necessary for the Installation and Operational Acceptance of the System (including, but not limited to, any required telecommunications or electric power services), as identified in the Agreed and Finalized Project Plan, except where provision of such items is explicitly identified in the Contract as being the responsibility of the Supplier.  Delay by the Purchaser may result in an appropriate extension of the Time for Operational Acceptance, at the Supplier’s discretion.

10.7         Unless otherwise specified in the Contract or agreed upon by the Purchaser and the Supplier, the Purchaser shall provide sufficient, properly qualified operating and technical personnel, as required by the Supplier to properly carry out Delivery, Pre-commissioning, Installation, Commissioning, and Operational Acceptance, at or before the time specified in the Technical Requirements Section’s Implementation Schedule and the Agreed and Finalized Project Plan.

10.8         The Purchaser will designate appropriate staff for the training courses to be given by the Supplier and shall make all appropriate logistical arrangements for such training as specified in the Technical Requirements, SCC, the Agreed and Finalized Project Plan, or other parts of the Contract.

10.9         The Purchaser assumes primary responsibility for the Operational Acceptance Test(s) for the System, in accordance with GCC Clause 27.2, and shall be responsible for the continued operation of the System after Operational Acceptance.  However, this shall not limit in any way the Supplier’s responsibilities after the date of Operational Acceptance otherwise specified in the Contract.

10.10       The Purchaser is responsible for performing and safely storing timely and regular backups of its data and Software in accordance with accepted data management principles, except where such responsibility is clearly assigned to the Supplier elsewhere in the Contract.

10.11       All costs and expenses involved in the performance of the obligations under this GCC Clause 10 shall be the responsibility of the Purchaser, save those to be incurred by the Supplier with respect to the performance of the Operational Acceptance Test(s), in accordance with GCC Clause 27.2.

10.12       Other Purchaser responsibilities, if any, are as stated in the SCC.

C.	PAYMENT

11.	Contract Price

11.1        The Contract Price shall be as specified in Article 2 (Contract Price and Terms of Payment) of the Contract Agreement.

11.2        The Contract Price shall be a firm lump sum not subject to any alteration, except:

(a)	in the event of a Change in the System pursuant to GCC Clause 39 or to other clauses in the Contract;

(b)	in accordance with the price adjustment formula (if any) specified in the SCC.

11.3        The Supplier shall be deemed to have satisfied itself as to the correctness and sufficiency of the Contract Price, which shall, except as otherwise provided for in the Contract, cover all its obligations under the Contract.

12.	Terms of Payment

12.1        The Supplier’s request for payment shall be made to Payment the Purchaser in writing, accompanied by an invoice describing, as appropriate, the System or Subsystem(s), Delivered, Pre-commissioned, Installed, and Operationally Accepted, and by documents submitted pursuant to GCC Clause 22.5 and upon fulfillment of other obligations stipulated in the Contract.

The Contract Price shall be paid as specified in the SCC.

12.2        No payment made by the Purchaser herein shall be deemed to constitute acceptance by the Purchaser of the System or any Subsystem(s).

12.3        Payments shall be made promptly by the Purchaser, but in no case later than forty five (45) days after submission of a valid invoice by the Supplier.  In the event that the Purchaser fails to make any payment by its respective due date or within the period set forth in the Contract, the Purchaser shall pay to the Supplier interest on the amount of such delayed payment at the rate(s) specified in the SCC for the period of delay until payment has been made in full, whether before or after judgment or arbitration award.

12.4        All payments shall be made in the currency(ies) specified in the Contract Agreement, pursuant to -GCC Clause 11.  For Goods and Services supplied -locally, payments shall be made in the currency of the Purchaser’s Country, unless otherwise specified in the SCC.

12.5        Unless otherwise specified in the SCC, payment of the foreign currency portion of the Contract Price for Goods supplied from outside the Purchaser’s Country shall be made to the Supplier through an irrevocable letter of credit opened by an authorized Purchaser in the Supplier’s Country and will be payable on presentation of the appropriate documents.  It is agreed that the letter of credit will be subject to Article 10 of the latest revision of Uniform Customs and Practice for Documentary Credits, published by the International Chamber of Commerce, Paris.

13.	Securities

13.1        Issuance of Securities

The Supplier shall provide the securities specified below in favor of the Purchaser at the times and in the amount, manner, and form specified below.

13.2        Advance Payment Security

13.2.1	As specified in the SCC, the Supplier shall provide a security equal in amount and currency to the advance payment, and valid until the System is Operationally Accepted.

13.2.2
The security shall be in the form provided in the Bidding Documents or in another form acceptable to the Purchaser.  The amount of the security shall be reduced in proportion to the value of the System executed by and paid to the Supplier from time to time and shall automatically become null and void when the full amount of the advance payment has been recovered by the Purchaser.  The way the value of the security is deemed to become reduced and, eventually, voided is as specified in the SCC.  The security shall be returned to the Supplier immediately after its expiration.

13.3        Performance Security

13.3.1	The Supplier shall, -within twenty-eight (28) days of the notification of Contract award, provide a security for the due performance of the Contract in the amount and currency specified in the SCC.

13.3.2	The security shall be, in one of the following forms:

(a)
a Purchaser guarantee, in the form provided in the Sample Forms Section of the Bidding Documents, or an irrevocable letter of credit issued by a reputable Purchaser located in the Purchaser’s Country or outside the Purchaser’s Country, acceptable to the Purchaser; or

(b)	a cashier’s or certified check.

13.3.3
The security shall automatically become null and void once all the obligations of the Supplier under the Contract have been fulfilled, including, but not limited to, any obligations during the Warranty Period and any extensions to the period.  The security shall be returned to the Supplier no later than thirty (30) days after its expiration.

13.3.4	The security shall be reduced:

(a)	pro rata by the portion of the Contract Price payable for any Subsystem(s) that has achieved Operational Acceptance, if permitted by the Contract, on the date of such Operational Acceptance;

(b)
by the amount specified in the SCC, to reflect Operational Acceptance of the entire System, on the date of such Operational Acceptance, so that the reduced security would only cover the remaining warranty obligations of the Supplier.

14.	Taxes and Duties

14.1         For Goods or Services supplied from outside the Purchaser’s country, the Supplier shall be entirely responsible for all taxes, stamp duties, license fees, and other such levies imposed outside the Purchaser’s country.  Any duties, such as importation or customs duties, and taxes and other levies, payable in the Purchaser’s country for the supply of Goods and Services from outside the Purchaser’s country are the_ responsibility of the Purchaser unless these duties or taxes have been made part of the Contract Price in Article 2 of the Contract Agreement and the Price Schedule it refers to, in which case these duties and taxes will be the Supplier’s responsibility.

14.2         For Goods or Services Supplied focally, the Supplier shall be entirely responsible for all taxes, duties, license fees, etc., incurred until delivery of the contracted Goods or Services to the Purchaser.  The only exception are taxes or duties, such as value-added or sales tax or stamp duty as apply to, or are clearly identifiable, on the invoices and provided they apply in the Purchaser’s country; and only if these taxes, levies and/or duties are also excluded from the Contract Price in Article 2 of the Contract Agreement and the Price Schedule it refers to.

14.3         If any tax exemptions, reductions, allowances, or privileges may be available to the Supplier in the Purchaser’s Country, the Purchaser shall use its best efforts to enable the Supplier to benefit from any such tax savings to the maximum allowable extent.

14.4         For the purpose of the Contract, it is agreed that the Contract Price specified in Article 2 (Contract Price and Terms of Payment) of the Contract Agreement is based on the taxes, duties, levies, and charges prevailing at the date twenty-eight (28) days prior to the date of bid submission in the Purchaser’s Country (also called “Tax” in this GCC Clause 14.4).  If any Tax rates are increased or decreased, a new Tax is introduced, an existing Tax is abolished, or any change in interpretation or application of any Tax occurs in the course of the performance of the Contract, which was or will be assessed on the Supplier, its Subcontractors, or their employees in connection with performance of the Contract, an equitable adjustment to the Contract Price shall be made to fully take into account any such change by addition to or reduction from the Contract Price, as the case may be.

D.	INTELLECTUAL PROPERTY

15.	Copyright

15.1         The Intellectual Property Rights in all Standard Software and Standard Materials shall remain vested in the owner of such rights.

15.2         The Purchaser agrees to restrict use, copying, or duplication of the Standard Software and Standard Materials in accordance with GCC Clause 16, except that additional copies of Standard Materials may be made by the Purchaser for use within the scope of the project of which the System is a part, in the event that the Supplier does not deliver copies within thirty (30) days from receipt of a request for such Standard Materials.

15.3         The Purchaser’s contractual rights to use the Standard Software or elements of the Standard Software may not be assigned, licensed, or otherwise transferred voluntarily except in accordance with the relevant license agreement or as may be otherwise specified in the SCC.

15.4         As applicable, the Purchaser’s and Supplier’s rights and obligations with respect to Custom Software or elements of the Custom Software, including any license agreements, and with respect to Custom Materials or elements of the Custom Materials are specified the SCC.  Subject to the SCC, the Intellectual Property Rights in all Custom Software and Custom Materials specified in Appendices 4 and 5 of the Contract Agreement (if any) shall, at the date of this Contract or on creation of the rights (if later than the date of this Contract), vest in the Purchaser.  The Supplier shall do and execute or arrange for the doing and executing of each necessary act, document, and thing that the Purchaser may consider necessary or desirable to perfect the right, title, and interest of the Purchaser in and to those rights.  In respect of such Custom Software and Custom Materials, the Supplier shall ensure that the holder of a moral right in such an item does not assert it, and the Supplier shall, if requested to do so by the Purchaser and where permitted by applicable law, ensure that the holder of such a moral right waives it.

15.5         The parties shall enter into such (if any) escrow arrangements in relation to the Source Code to some or all of the Software as are specified in the SCC and in accordance with the SCC.

16.	Software License Agreements

16.1         Except to the extent that the Intellectual Property Rights in the Software vest in the Purchaser, the Agreements Supplier hereby grants to the Purchaser license to access and use the Software, including all inventions, designs, and marks embodied in the Software.

Such license to access and use the Software shall:

(a)	be:

(i)	nonexclusive;

(ii)	fully paid up and irrevocable (except that it shall terminate if the Contract terminates under GCC Clauses 41.1 or 41.3);

(iii)	valid throughout the territory of the Purchaser’s Country (or such other territory as specified in the SCC); and

(iv)	subject to additional restrictions (if any) as specified in the SCC.

(b)           permit the Software to be:

(i)
used or copied for use on or with the computer(s) for which it was acquired (if specified in the Technical Requirements and/or the Supplier’s bid), plus-- a backup computer(s) of the same or similar capacity, if the primary is(are) inoperative, and during a reasonable transitional period when use is being transferred between primary and backup;

(ii)
as specified in the SCC, used or copied for use on or transferred to a replacement computer(s), (and use on the original and replacement computer(s) may be simultaneous during a reasonable transitional period) provided that, if the Technical Requirements and/or the Supplier’s bid specifies a class of computer to which the license is restricted and unless the Supplier agrees otherwise in writing, the replacement computer(s) is(are) within that class;

(iii)
if the nature of the System is such as to permit such access, accessed from other computers connected to the primary and/or backup computer(s) by means of a local or wide-area network or similar arrangement, and used on or copied for use on those other computers to the extent necessary to that access;

(iv)	reproduced for safekeeping or backup purposes;

(v)
customized, adapted, or combined with other computer software for use by the Purchaser, provided that derivative software incorporating any substantial part of the delivered, restricted Software shall be subject to same restrictions as are set forth in this Contract;

(vi)
as specified in the SCC, disclosed to, and reproduced for use by, support service suppliers and their subcontractors, (and the Purchaser may sublicense such persons to use and copy for use the Software) to the extent reasonably necessary to the performance of their support service contracts, subject to the same restrictions as are set forth in this Contract; and

(vii)
disclosed to, and reproduced for use by, the Purchaser-and by such other persons as are specified in the SCC (and the Purchaser may sublicense such persons to use and copy for use the Software), subject to the same restrictions as are set forth in this Contract.

16.2        The Standard Software may be subject to audit by the Supplier, in accordance with the terms specified in the SCC, to verify compliance with the above license agreements.

17.	Confidential

17.1        Except if otherwise specified in the SCC, the Purchaser and the Supplier (“the Receiving Party”) shall each keep confidential and shall not, without the written consent of the other party to this Contract (“the Disclosing Party”), divulge to any third party any documents, data, or other information of a confidential nature (“Confidential Information”):

(a)	furnished directly or indirectly by the Disclosing Party in connection with this Contract; or

(b)
where the Supplier is the Receiving Party, generated by the Supplier in the course of the performance of its obligations under the Contract and relating to the businesses, finances, suppliers, employees, or other contacts of the Purchaser or the Purchaser’s use of the System,

whether such information has been furnished or generated prior to, during, or following termination of the Contract (“Confidential Information”).

17.2        Notwithstanding the above:

(a)	the Supplier may furnish to its Subcontractor Confidential Information of the Purchaser to the extent reasonably required for the Subcontractor to perform its work under the Contract; and

(b)
the Purchaser may furnish Confidential Information of the Supplier: (i) to its support service suppliers and their subcontractors to the extent reasonably required for them to perform their work under their support service contracts; and (ii) to its affiliates and subsidiaries, in which event the Receiving Party shall ensure that the person to whom it furnishes Confidential Information of the Disclosing Party is aware of and abides by the Receiving -Party’s obligations under this GCC Clause 17 as if that person were party to the Contract in place of the-Receiving Party.

17.3        The Purchaser shall not, without the Supplier’s prior written consent, use any Confidential Information received from the Supplier _for any purpose other than the operation, maintenance and further development of the System.  Similarly, the Supplier shall not, without the Purchaser’s prior written consent, use any Confidential Information received from the Purchaser for any purpose other than those that are required for the performance of the Contract.

17.4        The obligation of a party under GCC Clauses 17.1, 171, and 17.3 above, however, shall not apply to that information which:

(a)	now or hereafter enters the public domain through no fault of the Receiving Party;

(b)	can be proven to have been possessed by the Receiving Party at the time of disclosure and that was not previously obtained, directly or indirectly, from the Disclosing Party;

(c)	otherwise lawfully becomes available to the Receiving Party from a third party that has no obligation of confidentiality.

17.5        The above provisions of this GCC Clause 17 shall not in any way modify any undertaking of confidentiality given by either of the parties to this Contract prior to the date of the Contract in respect of the System or any part thereof.

17.6        The provisions of this GCC Clause 17 shall survive the termination, for whatever reason, of the Contract for three (3) years or such longer period as may be specified in the SCC.

E.	SUPPLY, INSTALLATION, TESTING, COMMISSIONING, AND ACCEPTANCE OF THE SYSTEM

18.	Representatives.

18.1        Project Manager

If the Project Manager is not named in the Contract, then within fourteen (14) days of the Effective Date, the Purchaser shall appoint and notify the Supplier in writing of the name of the Project Manager.  The Purchaser may from time to time appoint some other person as the Project Manager in place of the person previously so appointed and shall give a notice of the name of such other person to the Supplier without delay.  No such appointment shall be made at such a time or in such a manner as to impede the progress of work on the System.  Such appointment shall take effect only upon receipt of such notice by the Supplier.  Subject to the extensions and/or limitations specified in the SCC (if any), the Project Manager shall have the authority to represent the Purchaser on all day-to-day matters relating to the System or arising from the Contract.  All notices, instructions, orders, certificates, approvals, and all other communications under the Contract shall be given by the Project Manager, except as otherwise provided for in this Contract.

All notices, instructions, information, and other communications given by the Supplier to the Purchaser under the Contract shall be given to the Project Manager, except as otherwise provided for in this Contract.

18.2        Supplier’s Representative

18.2.1
If the Supplier’s Representative is not named in the Contract, then within fourteen (14) days of the Effective Date, the Supplier shall appoint the Supplier’s Representative and shall request the Purchaser in writing to approve the person so appointed.  The request must be accompanied by a detailed curriculum vitae for the nominee, as well as a description

18.2.2
of any other System or non-System responsibilities the nominee would retain while performing the duties of the Supplier’s Representative.  If the Purchaser does not object to the appointment within fourteen (14) days, the Supplier’s Representative shall be deemed to have been approved.  If the Purchaser objects to the appointment within fourteen (14) days giving the reason therefore, then the Supplier shall appoint a replacement within fourteen (14) days of such objection in accordance with this GCC Clause 18.2.1.

18.2.3
Subject to the extensions and/or limitations specified in the SCC (if any), the Supplier’s Representative shall have the authority to represent the Supplier on all day-to-day matters relating to the System or arising from the Contract.  The Supplier’s Representative shall give to the Project Manager all the Supplier’s notices, instructions, information, and all other communications under the Contract.

All notices, instructions, information, and all other communications given by the Purchaser or the Project Manager to the Supplier under the Contract shall be given to the Supplier’s Representative or, in its absence, its deputy, except as otherwise provided for in this Contract.

18.2.4
The Supplier shall not revoke the appointment of the Supplier’s Representative without the Purchaser’s prior written consent, which shall not be unreasonably withheld.  If the Purchaser consents to such an action, the Supplier shall appoint another person of equal or superior qualifications as the Supplier’s Representative, pursuant to the procedure set out in GCC Clause 18.2.1.

18.2.5
The Supplier’s Representative and staff are obliged to work closely with the Purchaser’s Project Manager and staff, act within their own authority, and abide by directives issued by the Purchaser that are consistent with the terms of the Contract.  The Supplier’s Representative is responsible for managing the activities of its personnel and any subcontracted

18.2.6
The Supplier’s Representative may, subject to the approval of the Purchaser (which shall not be unreasonably withheld), at any time delegate to any person any of the powers, functions, and authorities vested in him or her.  Any such delegation may be revoked at any time.  Any such delegation or revocation shall be subject to a prior notice signed by the Supplier’s Representative and shall specify the powers, functions, and authorities thereby delegated or revoked.  No such delegation or revocation shall take effect unless and until a copy of such a notice has been delivered to the Purchaser and the Project Manager.

18.2.7
Any act or exercise by any person of powers, functions and authorities so delegated to him or her-in accordance with GCC Clause 18.2.5 shall- be deemed to be an act or exercise by the Supplier’s Representative.

18.3        Objections and Removals

18.3.1
The Purchaser may by notice to the Supplier object to any representative or person employed by the Supplier in the execution of the Contract who, in the reasonable opinion of the Purchaser, may have behaved inappropriately, be incompetent, or be negligent.  The Purchaser shall provide evidence of the same, whereupon the Supplier shall remove such person from work on the System.

18.3.2	if any representative or person employed by the Supplier is removed in accordance with GCC Clause 18.3.1, the Supplier shall, where required, promptly appoint a replacement.

19.	Project Plan

19.1         In close cooperation with the Purchaser and based on the Preliminary Project Plan included in the Supplier’s ,bid, the Supplier shall develop a Project Plan encompassing the activities specified in the Contract.  The contents of the Project Plan shall be as specified in the SCC and/or Technical Requirements.

19.2         The Supplier shall formally present to the Purchaser the Project Plan in accordance with the procedure specified in the SCC.

19.3         If required, the impact on the Implementation Schedule of modifications agreed during finalization of the Agreed and Finalized Project Plan shall be incorporated in the Contract by amendment, in accordance with GCC Clauses 39 and 40.

19.4         The Supplier shall undertake to supply, install, test, and commission the System in accordance with the Agreed and Finalized Project Plan and the Contract

19.5         The Progress and other reports specified in the SCC shall be prepared by the Supplier and submitted to the Purchaser in the format and frequency specified in the Technical Requirements.

20.	Subcontracting

20.1         Appendix 3 (List of Approved Subcontractors) to the Contract Agreement specifies critical items of supply or services and a list of Subcontractors for each item that are considered acceptable by the Purchaser if no Subcontractors are listed for an item, the Supplier shall prepare a list of Subcontractors it considers qualified and wishes to be added to the list for such items.  The Supplier may from time to time propose additions to or deletions from any such list.  The Supplier shall submit any such list or any modification to the list- to the Purchaser for its approval in sufficient time so as not to impede the progress of work on the System.  The Purchaser shall not withhold such approval unreasonably.  Such approval by the Purchaser of a Subcontractor(s) shall not relieve the Supplier from any of its obligations, duties, or responsibilities under the Contract.

20.2         The Supplier may, at its discretion, select and employ Subcontractors for such critical items from those Subcontractors listed pursuant to GCC Clause 20.1 if the Supplier wishes to employ a Subcontractor not so listed, or subcontract an item not so listed, it must seek the Purchaser’s prior approval under GCC Clause 20.3.

20.3         For items for which pre-approved Subcontractor lists have not been specified in Appendix 3 to the Contract Agreement, the Supplier may employ such Subcontractors as it may select, provided: (i) the Supplier notifies the Purchaser in writing at least twenty-eight (28) days prior to the proposed mobilization date for such Subcontractor; and (ii) by the end of this period either the Purchaser has granted its approval in writing or fails to respond.  The Supplier shall not engage any Subcontractor to which the Purchaser has objected in writing prior to the end of the notice period.  The absence of a written objection by the Purchaser during the above specified period shall constitute formal acceptance of the proposed Subcontractor.  Except to the extent that it permits the deemed approval of the Purchaser of Subcontractors not listed in the Contract Agreement, nothing in this Clause, however, shall limit the rights and obligations of either the Purchaser or Supplier as they are specified in GCC Clauses 20.1 and 20.2, in the SCC, or in Appendix 3 of the Contract Agreement

21.	Design and Engineering

21.1        Technical Specifications and Drawings

21.1.1
The Supplier shall execute the basic and detailed design and the implementation activities necessary for successful installation of the System in compliance with the provisions of the Contract or, where not so specified, in accordance with good industry practice.

The Supplier shall be responsible for any discrepancies, errors or omissions in the specifications, drawings, and other technical documents that it has prepared, whether such’ specifications, drawings, and other documents have been approved by the Project Manager or not, provided that such discrepancies, errors, or omissions are not because of inaccurate information furnished in writing to the Supplier by or on behalf of the Purchaser.

21.1.2
The Supplier shall be entitled to disclaim responsibility for any design, data, drawing, specification, or other document, or any modification of such design, drawings, specification, or other documents provided or designated by or on behalf of the Purchaser, by giving a notice of such disclaimer to the Project Manager.

21.2        Codes and Standards

Wherever ‘references are made in the Contract to codes and standards in accordance with which the Contract shall be executed, the edition or the revised version of such codes and standards current at the date twenty-eight (28) days prior to date of bid submission shall apply unless otherwise specified in the SCC.  During Contract execution, any changes in such codes and standards shall be applied after approval by the Purchaser and shall be treated in accordance with GCC Clause 39.3.

21.3        Approval/Review of Technical Documents by the Project Manager

21.3.1	The Supplier shall prepare and furnish to the Project Manager the documents as specified in the SCC for the Project Manager’s approval or review.

Any part of the System covered by or related to the documents to be approved by the Project Manager shall be executed only after the Project Manager’s approval of these documents.

GCC Clauses 21.3.2 through 21.3.7 shall apply to those documents requiring the Project Manager’s approval, but not to those furnished to the Project Manager for its review only.

21.3.2
Within fourteen (14) days after receipt by the Project Manager of any document requiring the Project Manager’s approval in accordance with GCC Clause 21,3.1, the Project Manager shall either return one copy of the document to the Supplier with its approval endorsed on the document or shall notify the Supplier in writing of its disapproval of the document and the reasons for disapproval and the modifications that the Project Manager proposes.  If the Project Manager fails to take such action within the fourteen (14) days, then the document shall be deemed to have been approved by the Project Manager.

21.3.3
The Project Manager shall not disapprove any document except on the grounds that the, document does not comply with some specified provision of the Contract or that it is contrary to good industry practice.

21.3.4
If the Project Manager disapproves the document, the Supplier shall modify the document and resubmit it for the Project Manager’s approval in accordance with GCC Clause 21.3.2.  If the Project Manager approves the document subject to modification(s), the Supplier shall make the required modification(s), and the document shall then be deemed to have been approved, subject to GCC Clause 21.3.5.  The procedure set out in GCC Clauses 21.3.2 through 21.3.4 shall be repeated, as appropriate, until the Project Manager approves such documents.

21.3.5
If any dispute or difference occurs between the Purchaser and the Supplier in connection with or arising out of the disapproval by the Project Manager of any document and/or any modification(s) to a document that cannot be settled between the parties within a reasonable period, then, in case the Contract Agreement includes and names an Adjudicator, such dispute or difference may be referred to the Adjudicator for determination in accordancewith GCC Clause 6.1 (Adjudicator).  If such dispute or difference is referred to an Adjudicator, the Project Manager shall give instructions as to whether and if so, how, performance of the Contract is to proceed.  The Supplier shall proceed with the Contract in accordance with the Project Manager’s instructions, provided that if the Adjudicator upholds the Supplier’s view on the dispute- and if the Purchaser has not given notice- under GCC Clause 6.1.2, then the Supplier shall be reimbursed by the Purchaser for any additional costs incurred by reason of such instructions and shall be relieved of such responsibility or liability in connection with the dispute and the execution of the instructions as the Adjudicator shall decide, and the Time for Achieving Operational Acceptance shall be extended accordingly.

21.3.6
The Project Manager’s approval, with or without modification of the document furnished by the Supplier, shall not relieve the Supplier of any responsibility or liability imposed upon it by any provisions of the Contract except to the extent that any subsequent failure results from modifications required by the Project Manager or inaccurate information furnished in writing to the Supplier by or on behalf of the Purchaser.

21.3.7
The Supplier shall not depart from any approved document unless the Supplier has first submitted to the Project Manager an amended document and obtained the Project Manager’s approval of the document, pursuant to the provisions of this GCC Clause 21.3.  If the Project Manager requests any change in any already approved document and/or in any document based on such an approved document, the provisions of GCC Clause 39 (Changes to the System) shall apply to such request.

22.	Procurement, Delivery and Transport

22.1        Subject to GCC Clause 14.2, the Supplier shall manufacture or procure and transport all the Information Technologies, Materials, and other Goods in an expeditious and orderly manner to the Project Site.

22.2        Delivery of the Information Technologies, Materials, and other Goods shall be made by the Supplier in accordance with the Technical Requirements.

22.3        Early or partial deliveries require the explicit written consent of the Purchaser, which consent shall not be unreasonably withheld.

22.4        Transportation

22.4.1
The Supplier shall provide such packing of the Goods as is required to prevent their damage or deterioration during shipment.  The packing, marking, and documentation within and outside the packages shall comply strictly with the Purchaser’s instructions to the Supplier.

22.4.2
The Supplier, will bear responsibility for and cost of transport to the Project Sites in accordance with the terms and conditions used in the specification of prices in the Price Schedules, including the terms and conditions of the associated Incoterms

22.4.3	Unless otherwise specified in the SCC, The Supplier shall be free to use transportation through carriers registered in any eligible country and to obtain insurance from any eligible source country,

22.5        Unless otherwise specified in the SCC, the Supplier will provide the Purchaser with shipping and other documents, as specified below:

22.5.1	For Goods supplied from outside the Purchaser’s Country:

Upon shipment, the Supplier shall notify the Purchaser and the insurance company contracted by the Supplier to provide cargo insurance by telex, cable, facsimile, electronic mail, or EDI with the full details of the shipment. The Supplier shall promptly send the following documents to the Purchaser by mail or courier, as appropriate, with a copy to the cargo insurance company:

(a)           two copies of the Supplier’s invoice showing the description of the Goods, quantity, unit price, and total amount;

(b)           usual transportation documents;

(c)           insurance certificate;

(d)           certificate(s) of origin; and

(e)           estimated time and point of arrival in the Purchaser’s Country and at the site.

22.5.2	For Goods supplied locally (i.e., from within the Purchaser’s country):

Upon shipment, the Supplier shall notify, the Purchaser by telex, cable, facsimile, electronic mail, or EDI with the full details of the shipment.  The Supplier shall promptly send the following documents to the Purchaser by mail or courier, as appropriate:

(a)           two copies of the Supplier’s invoice showing the Goods’ description, quantity, unit price, and total amount;

(b)           delivery note, railway receipt, or truck receipt;

(c)           certificate of insurance;

(d)           certificate(s) of origin; and

(e)           estimated time of arrival at the site.

22.6         Customs Clearance

(a)           The Purchaser will bear responsibility for, and cost of, customs clearance into the Purchaser’s country in accordance the particular Incoterm(s) used for Goods supplied from outside the Purchaser’s country in the Price Schedules referred to by Article 2 of the Contract Agreement.

(b)           At the request of the Purchaser, the Supplier will make available a representative or agent during the process of customs clearance in the Purchaser’s country for goods supplied from outside the Purchaser’s country.  In the event of delays in customs clearance that are not the fault of the Supplier:

(i)	the Supplier shall be entitled to an extension in the Time for Achieving Operational Acceptance, pursuant to GCC Clause 40;

(ii)	the Contract Price shall be adjusted to compensate the Supplier for any additional storage charges that the Supplier may incur as a result of the delay.

23.	Product Upgrades

23.1         At any point during performance of the Contract, should technological advances be introduced by the Supplier for Information Technologies originally offered by the Supplier in its bid and still to be delivered, the Supplier shall be obligated to offer to the Purchaser the latest versions of the available Information Technologies having equal or better performance or functionality at the same or lesser unit prices, pursuant to GCC Clause 39 (Changes to the System).

23.2         At any point during performance of the Contract, for Information Technologies still to be delivered, the Supplier will also pass on to the Purchaser any cost reductions and additional and/or improved support and facilities that it offers to other clients of the Supplier in the Purchaser’s Country, pursuant to GCC Clause 39 (Changes to the System).

23.3         During performance of the Contract, the Supplier shall offer to the Purchaser all -new versions, releases, and updates of Standard Software, as well as related documentation and technical support services, within thirty (30) days of their availability from the Supplier to other clients of the Supplier in the Purchaser’s Country, and no later than twelve (12) months after they are released in the country of origin in no case will the prices for these Software exceed those quoted by the Supplier in the Recurrent Costs Form in its bid.

23.4         During the Warranty Period, unless otherwise specified in the SCC, the Supplier will provide at no additional cost to the Purchaser all new versions, releases, and updates for all Standard Software that are used in the System, within thirty (30) days of their availability from the Supplier to other clients of the Supplier in the Purchaser’s country, and no later than twelve (12) months after they are released in the country of origin of the Software.

23.5         The Purchaser shall introduce all new versions, releases or updates of the Software within eighteen (18) months of receipt of a production-ready copy of the new version, release, or update, provided that the new version, release, or update does not adversely affect System operation or performance or require extensive reworking of the System.  In cases where the new version, release, or update adversely affects System operation or performance, or requires extensive reworking of the System, the Supplier shall continue to support and maintain the version or release previously in operation for as long as necessary to allow introduction of the new version, release, or update.  In no case shall the Supplier stop supporting or maintaining a version or release of the Software less than twenty four (24) months after the Purchaser receives a production-ready copy iota subsequent version, release, or update.  The Purchaser shall use all reasonable endeavours to implement any new version, release, or update as soon as practicable, subject to the twenty-four-month-long stop date.

24.	Implementation, Installation, and Other Services

24.1         The Supplier shall provide all Services specified in the Contract and Agreed and Finalized Project Plan in accordance with the highest standards of professional competence and integrity.

24.2         Prices charged by the Supplier for Services, if not included in the Contract, shall be agreed upon in advance by the parties (including, but not restricted to, any prices submitted by the Supplier in the Recurrent Cost Schedules of its Bid) and shall not exceed the prevailing rates charged by the Supplier to other purchasers in the Purchaser’s Country for similar services.

25.	Inspections and Tests

25.1         The Purchaser or its representative shall have the right to inspect and/or test any components of the System, as specified in the Technical Requirements, to confirm their good working order and/or conformity to the Contract at the point of delivery and/or at the Project Site.

25.2         The Purchaser and the Project Manager or their designated representatives shall be entitled to attend any such inspections and/or tests of the Components, provided that the Purchaser shall bear all costs and expenses incurred in connection with such attendance, including but not limited to all inspection agent fees, travel, and related expenses.

25.3         Should the inspected or tested components fail to conform to the Contract, the Purchaser may reject the component(s), and the Supplier shall either replace the rejected component(s), or make alterations as necessary so that it meets the Contract requirements free, of cost to the Purchaser.

25.4         The Project Manager may require the Supplier to carry out any inspection and/or test not specified in the Contract, provided that the Supplier’s reasonable costs and expenses incurred in the carrying out of such inspection and/or test shall be added to the Contract Price.  Further, if such inspection and/or test impedes the progress of work on the System and/or the Supplier’s performance of its other obligations under the Contract, due allowance will be made in respect of the Time for Achieving Operational Acceptance and the other obligations so affected.

25.5         if any dispute or difference of opinion shall arise between the parties in connection with or caused by an inspection and/or with regard to any component to be incorporated in the System that cannot be settled amicably between the parties within a reasonable period of time, either party may invoke the process- pursuant to GCC Clause 6 (Settlement of Disputes), starting with referral of the matter to the Adjudicator in case an Adjudicator is included and named in the Contract Agreement.

26.	Installation of the System

26.1         As soon as the System, or any Subsystem, has, in the opinion of the Supplier, been delivered, Pre-commissioned, and made ready for Commissioning and Operational Acceptance Testing in accordance with the Technical Requirements the SCC and the Agreed and Finalized Project Plan, the Supplier shall so notify the Purchaser in writing.

26.2         The Project Manager shall, within fourteen (14) days after receipt of the Supplier’s notice under GCC Clause 26.1, either issue an Installation Certificate in the form specified in the Sample Forms Section in the Bidding Documents, stating that the System, or major component or Subsystem (if Acceptance by major component or Subsystem is specified in the Contract), has achieved Installation by the date of the Supplier’s notice under GCC Clause 26.1, or notify the Supplier in writing of any defects and/or deficiencies, including, but not limited to, defects or deficiencies in the interoperability or integration of the various components and/or Subsystems making up the System.  The Supplier shall use all reasonable endeavors to promptly remedy any defect and/or deficiencies that the Project Manager has notified the Supplier of.  The Supplier shall then promptly carry out retesting of the System or Subsystem and, when in the Supplier’s opinion the System or Subsystem is ready for Commissioning and Operational Acceptance Testing, notify the Purchaser in writing, in accordance with GCC Clause 26.1.  The procedure set out in this GCC Clause 26.2 shall be repeated, as necessary, until an Installation Certificate is issued.

26.3         If the Project Manager fails to issue the Installation Certificate and fails to inform the Supplier of any defects and/or deficiencies within fourteen (14) days after receipt of the Supplier’s notice under .GCC Clause 26.1, or if the Purchaser puts the System or a Subsystem into production operation, then the System (or Subsystem) shall be deemed to have achieved successful Installation as of the date of the Supplier’s notice or repeated notice, or when the Purchaser put the System into production operation, as the case may be.

27.           Commissioning and Operational Acceptance

27.1.1	Commissioning of the System (or Subsystem if specified in the Contract) shall be commenced by the Supplier:

(a)	immediately after the Installation Certificate is issued by the Project Manager, pursuant to GCC Clause 26.2; or

(b)	as otherwise specified in the Technical Requirement or the Agreed and Finalized Project Plan; or

(c)	immediately after Installation is deemed to have occurred, under GCC Clause 26.3.

27.1.2
The Purchaser shall supply the operating and technical personnel and all materials and information reasonably required to enable the Supplier to carry out its obligations with respect to Commissioning.

Production use of the System or Subsystem(s) shall not commence prior to the start of formal Operational Acceptance Testing.

27.2        Operational Acceptance Tests

27.2.1
The Operational Acceptance Tests (and repeats of such tests) shall be the primary responsibility of the Purchaser (in accordance with GCC Clause 10.9), but shall be conducted with the full cooperation of the Supplier during Commissioning of the System (or Subsystem[s] if specified in the Contract), to ascertain whether the System (or major component or Subsystem[s]) conforms to the Technical Requirements and meets the standard of performance quoted in the Supplier’s bid, including, but not restricted to, the functional and technical performance requirements.  The Operational Acceptance Tests during Commissioning will be conducted as specified in the SCC, the Technical Requirements and/or the Agreed and Finalized Project Plan.

At the Purchaser’s discretion, Operational Acceptance Tests may also be performed on replacement Goods, upgrades and new version releases, and Goods that are added or field-modified after Operational Acceptance of the System.

27.2.2
If for reasons attributable to the Purchaser, the Operational Acceptance Test of the System (or Subsystem[s] or major component if allowed by the SCC and/or the Technical Specifications) cannot be successfully completed within the period specified in the SCC, from the date of Installation or any other period agreed upon in writing by the Purchaser and the Supplier, the Supplier shall be deemed to have fulfilled its obligations with respect to the technical and functional aspects of the Technical Specifications, SCC and/or the Agreed and Finalized Project Plan, and GCC Clause 28.2 and 28.3 shall not apply.

27.3        Operational Acceptance

(a)	Subject to GCC Clause 27.4 (Partial Acceptance) below, Operational Acceptance shall occur in respect of the System, when

(b)	the Operational Acceptance Tests, as specified in the Technical Requirements, and/or SCC and/or the Agreed and Finalized Project Plan have been successfully completed; or

(c)
the Operational Acceptance Tests have not been successfully completed or have not been carried out for reasons that are attributable to the Purchaser within the period from the date of Installation or any other agreed-upon period as specified in GCC Clause 27.2.2 above; or

(d)
the Purchaser has put the System into production or use for sixty (60) consecutive days.  If the System is put into production or use in this manner, the Supplier shall notify the Purchaser and document such use.

27.3.2	At any time after any of the events set out in GCC Clause 27.3.1 have occurred, the Supplier may give a notice to the Project Manager requesting the issue of an - Operational Acceptance Certificate.

27.3.3	After consultation with the Purchaser, and within fourteen (14) days after receipt of the Supplier’s notice, the Project Manager shall:

(a)	issue an Operational Acceptance Certificate; or

(b)	notify the Supplier in writing of any defect or deficiencies or other reason for the failure of the Operational Acceptance Tests; or

(c)	issue the Operational Acceptance Certificate, if the situation covered by GCC Clause 27.3.1 (b) arises.

27.3.4      The Supplier shall use all reasonable endeavors to promptly remedy any defect and/or deficiencies and/or other reasons for the failure of the Operational Acceptance Test that the Project Manager has notified the Supplier of.  Once such remedies have been made by the Supplier, the Supplier shall notify the Purchaser, and the Purchaser, with the full cooperation of the Supplier, shall use all reasonable endeavors to promptly carry out retesting of the System or Subsystem.  Upon the successful conclusion of the Operational Acceptance Tests, the Supplier shall notify the Purchaser of its request for Operational Acceptance Certification, in accordance with GCC Clause 27.3.3.  The Purchaser shall then issue to the Supplier the Operational Acceptance Certification in accordance with GCC Clause 27.3.3 (a), or shall notify the Supplier of further defects, deficiencies, or other reasons for the failure of the Operational Acceptance Test.  The procedure set out in this GCC Clause 27.3.4 shall be repeated, as necessary, until an Operational Acceptance Certificate is issued.

27.3.5	If the System or Subsystem fails to pass the Operational Acceptance Test(s) in accordance with GCC Clause 27.2, then either:

(a)	the Purchaser may consider terminating the Contract, pursuant to GCC Clause 41.2.2;

or

(b)
if the failure to achieve Operational Acceptance within the specified time period is a result of the failure of the Purchaser to fulfill its obligations under the Contract, then the Supplier shall be deemed to have fulfilled its obligations with respect to the relevant technical and functional aspects of the Contract, and GCC Clauses 30.3 and 30.4 shall not apply.

27.3.6
If within fourteen (14) days after receipt of the Supplier’s notice the Project Manager fails to issue the Operational Acceptance Certificate or fails to inform the Supplier in writing of the justifiable reasons why the Project Manager has not issued the Operational Acceptance Certificate, the System or Subsystem shall be deemed to have been accepted as’ of the date of the Supplier’s said notice.

27.4        Partial Acceptance

27.4.1
If specified in the Contract, Installation and Commissioning shall be carried out individually for each identified major component or Subsystem(s) of the System.  In this event, the provisions in the Contract relating to Installation and Commissioning, including the Operational Acceptance Test, shall apply to each such major component or Subsystem individually, and Operational Acceptance Certificate(s) shall be issued accordingly for each such major component or Subsystem of the System, subject to the limitations contained in GCC Clause 27.4.2.

27.4.2
The issuance of Operational Acceptance Certificates for individual major components or Subsystems pursuant to GCC Clause 27.4.1 shall not relieve the Supplier of its obligation to obtain an Operational Acceptance Certificate for the System as a whole (if specified in the Contract) once all major components and Subsystems have been supplied, installed, tested, and commissioned.

27.4.3
In the case of minor components for the System that by their nature do not require Commissioning or an Operational Acceptance Test (e.g., minor fittings, furnishings or site works, etc.), the Project Manager shall issue an Operational Acceptance Certificate within fourteen (14) days after the fittings and/or furnishings have been delivered and/or installed or the site works have been completed.  The Supplier shall, however, use all reasonable endeavors to promptly remedy any defects or deficiencies in such minor components detected by the Purchaser or Supplier.

F.	GUARANTEES AND LIABILITIES

28.	Operational Acceptance Time Guarantee

28.1        The Supplier guarantees that it shall complete the supply, Installation, Commissioning, and achieve Operational Acceptance of the System (or Subsystems, if specified in the Contract) within the time periods specified in the Implementation Schedule in the Technical Requirements Section and/or the Agreed and Finalized Project Plan pursuant to GCC Clause 8.2, or within such extended time to which the Supplier shall be entitled under GCC Clause 40 (Extension of Time for Achieving Operational Acceptance).

28.2        If the Supplier fails to supply, install, commission, and achieve Operational Acceptance of the System (or Subsystems if specified in the Contract) within the time for achieving Operational Acceptance specified in the Implementation Schedule in the Technical Requirement or the Agreed and Finalized Project Plan, or any extension of the time for achieving Operational Acceptance previously granted under GCC Clause 40 (Extension of Time for Achieving Operational Acceptance), the Supplier shall pay to the Purchaser liquidated damages at the rate specified in the SCC as a percentage of the Contract Price, or the relevant part of the Contract Price if a Subsystem has not achieved Operational Acceptance.  The aggregate amount of such liquidated damages shall in no event exceed the amount specified in the SCC (“the Maximum”).  Once the Maximum is reached, the Purchaser may consider termination of the Contract, pursuant to GCC Clause 41.2.2.

28.3        Unless otherwise specified in the SCC, liquidated damages payable under GCC Clause 28.2 shall apply only to the failure to achieve Operational Acceptance of the System (and Subsystems) as specified in the Implementation Schedule in the Technical Requirements and/or Agreed and Finalized Project Plan, This Clause 28-.3 shall not limit, however, any other rights or remedies the Purchaser may have under the Contract for other delays.

28.4        If liquidated damages are claimed by the Purchaser for the System (or Subsystem), the Supplier shall have no further liability whatsoever to the -Purchaser in respect to the Operational Acceptance time guarantee for the System (or Subsystem).  However, the payment of liquidated damages shall not in any way relieve the Supplier from any of its obligations to complete the System or from any other of its obligations and liabilities under the Contract.

29.	Defect Liability

29.1        The Supplier warrants that the System, including all Information Technologies, Materials, and other Goods supplied and Services provided, shall be free from defects in the design, engineering, Materials, and workmanship that prevent the System and/or any of its components from fulfilling the Technical Requirements or that limit in a material fashion the performance, reliability, or extensibility of the System and/or Subsystems.  Exceptions and/or limitations, if any, to this warranty with respect to Software (or categories of Software), shall be as specified in the SCC.  Commercial warranty provisions of products supplied under the Contract shall apply to the extent that they do not conflict with the provisions of this Contract.

29.2        The Supplier also warrants that the Information Technologies, Materials, and other Goods supplied under the Contract are new, unused, and incorporate all recent improvements in design that materially affect the System’s or Subsystem’s ability to fulfill the Technical Requirements.

29.3        In addition, the Supplier warrants that: (i) all Goods components to be incorporated into the System form part of the Supplier’s and/or Subcontractor’s current product lines, (ii) they have been previously released to the market, and (iii) those specific items identified in the SCC (if any) have been in the market for at least the minimum periods specified in the SCC.

29.4        The Warranty Period shall commence from the date of Operational Acceptance of the System (or of any major component or Subsystem for which separate Operational Acceptance is provided for in the Contract) and shall extend for the length of time specified in the SCC.

29.5        If during the Warranty Period any defect as ‘described in GCC Clause 29.1 should be found in .7 the design, engineering, Materials, and workmanship of the Information Technologies and other Goods supplied or of the Services provided by the Supplier, the Supplier shall promptly, in consultation and agreement with the Purchaser regarding appropriate remedying of the defects, and at its sole cost, repair, replace, or otherwise make good (as the Supplier shall, at its discretion, determine) such defect as well as any damage to the System caused by such defect.  Any defective Information Technologies or other Goods that have been replaced by the Supplier shall remain the property of the Supplier.

29.6        The Supplier shall not be responsible for the repair, replacement, or making good of any defect or of any damage to the System arising out of or resulting from any of the following causes:

(a)           improper operation or maintenance of the System by the Purchaser;

(b)           normal wear and tear;

(c)           use of the System with items not supplied by the .Supplier, unless otherwise identified in the Technical Requirements, or approved by the Supplier; or

(d)           modifications made to the System by the Purchaser, or a third party, not approved by the Supplier.

29.7        The Supplier’s obligations under this GCC Clause 29 shall not apply to:

(a)           any materials that are normally consumed in operation or have a normal life shorter than the Warranty Period; or

(b)           any designs, specifications, or other data designed, supplied, or specified by or on behalf of the Purchaser or any matters for which the Supplier has disclaimed responsibility, in accordance with GCC Clause 21.1.2.

29.8        The Purchaser shall give the Supplier a notice promptly following the discovery of such defect, stating the nature of any such defect together with all available evidence, The Purchaser shall afford all reasonable opportunity for the Supplier to inspect any such defect.  The Purchaser shall afford the Supplier all necessary access to the System and the site to enable the Supplier to perform its obligations under this GCC Clause 2.9.

29.9        The Supplier may, with the consent of the Purchaser, remove from the site any Information Technologies and other Goods that are defective, if the-nature of the defect, and/or any damage to the System caused by the defect, is such that repairs cannot be expeditiously carried out at the site.  If the repair, replacement, or making good is of such a character that it may affect the efficiency of the System, the Purchaser may give the Supplier notice requiring that tests of the defective part be made by the Supplier immediately upon completion of such remedial work, whereupon the Supplier shall carry out such tests.

If such part fails the tests, the Supplier shall carry out further repair, replacement, or making good (as the case may be) until that part of the System passes such tests.  The tests shall be agreed upon by the Purchaser and the Supplier.

29.10      If the Supplier fails to commence the work necessary to remedy such defect or any damage to the System caused by such defect within the time period specified in the SCC, the Purchaser may, following notice to the Supplier, proceed to do such work or contract a third party (or parties) to do such work, and the reasonable costs incurred by the Purchaser in connection with such work shall be paid to the Purchaser by the Supplier or may be deducted by the Purchaser from any monies due the Supplier or claimed under the Performance Security.

29.11      If the System or Subsystem cannot be used by reason of such defect and/or making good of such defect, the Warranty Period for the System shall be extended by a period equal to the period during which the System or Subsystem could not be used by the Purchaser because of such defect and/or making good of such defect.

29.12      Items substituted for defective parts of the System during the Warranty Period shall be covered by the Defect Liability Warranty for the remainder of the Warranty Period applicable for the part replaced or three (3) months, whichever is greater.

29.13      At the request of the Purchaser and without prejudice to any other rights and remedies that the Purchaser may have against the Supplier under the Contract, the Supplier will offer all possible assistance to the Purchaser to seek warranty services or remedial action from any subcontracted third-party producers or licensor of Goods included in the System, including without limitation assignment or transfer in favor of the Purchaser of the benefit of any warranties given by such producers or licensors to the Supplier.

30.	Functional

30.1        The Supplier guarantees that, once the Operational Guarantees Acceptance Certificate(s) has been issued, the System represents a complete, integrated solution to the Purchaser’s requirements set forth in the Technical Requirements and it conforms to all other aspects of the Contract.  The Supplier acknowledges that GCC Clause 27 regarding Commissioning and Operational Acceptance governs how technical conformance of the System to the Contract requirements will be determined.

30.2        “Year 2000 Compliance.” The Supplier warrants that the DLSs and Technologies being supplied under this Contract are designed or modified, and fully tested, to operate without interruption or manual intervention in compliance with Contract requirements for dates before and after 2000 AD, including correct treatment of year 2000 as a leap year, date data century recognition, calculations that accommodate same-century and multi-century formulas and date values, and date data interface fields that allow the specification of century.

30.3        If, for reasons attributable to the Supplier, the System does not conform to the Technical Requirements or does not conform to all other aspects of the Contract, the Supplier shall at its cost and expense make such changes, modifications, and/or additions to the System as may be necessary to conform to the Technical Requirements and meet all functional and performance standards.  The Supplier shall notify the Purchaser upon completion of the necessary changes, modifications, and/or additions and shall request the Purchaser to repeat the Operational Acceptance Tests until the System achieves Operational Acceptance.

30.4        If the System (or Subsystem[s]) fails to achieve Operational Acceptance, the Purchaser may consider termination of the Contract, pursuant to GCC Clause 41.2.2, and forfeiture of the Supplier’s performance security in accordance with GCC Clause 13.3 in compensation for the extra costs and delays likely to result from this failure.

31.	Intellectual Property Rights Warranty

31.1        The Supplier hereby represents and warrants that:

(a)	the System as supplied, installed, tested, and accepted;

(b)	use of the System in accordance with the Contract; and

(c)	copying of the Software and Materials provided to the Purchaser in accordance with the Contract do not and will not infringe any intellectual- Property Rights held by any third party and that it has all necessary rights or at its sole expense shall have secured in writing all transfers of rights and other consents necessary to make the assignments, licenses, and other transfers of Intellectual Property Rights and the warranties set forth in the Contract, and for the Purchaser to own or exercise all Intellectual Property Rights as provided in the Contract.  Without limitation, the Supplier shall secure all necessary written agreements, consents, and transfers of rights from its employees and other persons or entities whose services are used for development of the System.

32.	Intellectual Property Rights Indemnity

32.1        The Supplier shall indemnify and hold harmless the Purchaser and its employees and officers from and against any and all losses, liabilities, and costs (including losses, liabilities, and costs incurred in defending a claim alleging such a liability), that the Purchaser or its employees or officers may suffer as a result of any infringement or alleged infringement of any Intellectual Property Rights by reason of:

(a)	installation of the System by the Supplier or the use of the System, including the Materials, in the country where the site is located;

(b)	copying of the Software and Materials provided the Supplier in accordance with the Agreement; and

(c)	sale of the products produced by the System in any country, except to the extent that such losses, liabilities, and costs arise as a result of the Purchaser’s breach of GCC Clause 32.2.

32.2         Such indemnity shall not cover any use of the System, including the Materials, other than for the purpose indicated by or to be reasonably inferred from the Contract, any infringement resulting from the use of the System, or any products of the System produced thereby in association or combination with any other goods or services not supplied by the Supplier, where the infringement arises because of such association or combination and not because of use of the System in its own right.

32.3         Such indemnities shall also not apply if any claim of infringement:

(a)	is asserted by a parent, subsidiary, or affiliate of the Purchaser’s organization;

(b)	is a direct result of a design mandated by the Purchaser’s Technical Requirements and the possibility of such infringement was duly noted in the Supplier’s Bid; or

(c)	results from the alteration of the System, including the Materials, by the Purchaser or any persons other than the Supplier or a person authorized by the Supplier.

32.4         If any proceedings are brought or any claim is made against the Purchaser arising out of the matters referred to in GCC Clause 32.1, the Purchaser shall promptly give the Supplier notice of such proceedings or claims, and the Supplier may at its own expense and in the Purchaser’s name conduct such proceedings or claim and any negotiations for the settlement of any such proceedings or claim.

If the Supplier fails to notify the Purchaser within twenty-eight (28) days after receipt of such notice that it intends to conduct any such proceedings or claim, then the Purchaser shall be free to conduct the same on its own behalf.  Unless the Supplier has so failed to notify the Purchaser within the twenty-eight (28) days, the Purchaser shall make no admission that may be prejudicial to the defense of any such proceedings or claim.  The Purchaser shall, at the Supplier’s request, afford all available assistance to the Supplier in conducting such proceedings or claim and shall be reimbursed by the Supplier for all reasonable expenses incurred in so doing.

32.5         The Purchaser shall indemnify and hold harmless the Supplier and its employees, officers, and Subcontractors from and against any and all losses, liabilities, and costs (including losses, liabilities, and costs incurred in defending a claim alleging such a liability) that the Supplier or its employees, officers, or Subcontractors may suffer as a result of any infringement or alleged infringement of any Intellectual Property Rights arising out of or in connection with any design, data, drawing, specification, or other documents or materials provided to the Supplier in connection with this Contract by the Purchaser or any persons (other than the Supplier) contracted by the Purchaser, except to the extent that such losses, liabilities, and costs arise as a result of the Supplier’s breach of GCC Clause 32.8.

32.6         Such indemnity shall not cover any use of the design, data, drawing, specification, or other documents or materials, other than for the purpose indicated by or to be reasonably inferred from the Contract, or any infringement resulting from the use of the design, data, drawing, specification, or other documents or materials, or any products produced thereby, in association or combination with any other Goods or Services not provided by the Purchaser or any other person contacted by the Purchaser, where the infringement arises because of such association or combination and not because of the use of the design, data, drawing, specification, or other documents or materials in its own right.

32.7         Such indemnities shall also not apply:

(a)	if any claim of infringement is asserted by a parent, subsidiary, or affiliate of the Supplier’s organization;

(b)
to the extent that any claim of infringement caused by the alteration, by the Supplier, or any persons contracted by the Supplier, of the design, data, drawing, specification, or other documents or materials provided to the Supplier by the Purchaser or any persons contracted by the Purchaser.

32.8         If any proceedings are brought or any claim is made against the Supplier arising out of the matters referred to in GCC Clause 32.5, the Supplier shall promptly give the Purchaser notice of such proceedings or claims, and the Purchaser may at its own expense and in the Supplier’s name conduct such proceedings or claim and any negotiations for the settlement of any such proceedings or claim.  If the Purchaser fails to notify the Supplier within twenty-eight (28) days after receipt of such notice that it intends to conduct any such proceedings or claim, then the Supplier shall be free to conduct the same on its own behalf.  Unless the Purchaser has so failed to notify the Supplier within the twenty-eight (28) days, the Supplier shall make no admission that may be prejudicial to the defense of any such proceedings or claim.  The Supplier shall, at the Purchaser’s request, afford all available assistance to the Purchaser in conducting such proceedings or claim and shall be reimbursed by the Purchaser for all reasonable expenses incurred in so doing.

33.	Limitation of Liability

33.1         Provided the following does not exclude or limit any liabilities of either party in ways not permitted by applicable law:

(a)
the Supplier shall not be liable to the Purchaser, whether in contract, tort, or otherwise, for any indirect or consequential loss or damage, loss of use, loss of production, or loss of profits or interest costs, provided that this exclusion shall not apply to any obligation of the Supplier to pay liquidated damages to the Purchaser; and

(b)
the aggregate liability of the Supplier to the Purchaser, whether under the Contract, in tort or otherwise, shall not exceed the total Contract Price, provided that this limitation shall not apply to any obligation of the Supplier to indemnify the Purchaser with respect to intellectual property rights infringement.

G.	RISK DISTRIBUTION

34.	Transfer Ownership

34.1         With the exception of Software and Materials, the ownership of the Information Technologies and other Goods shall be transferred to the Purchaser at the time of Delivery or otherwise under terms that may be agreed upon and specified in the Contract Agreement.

34.2         Ownership and the terms of usage of the Software and Materials supplied under the Contract shall be governed by GCC Clause 15 (Copyright) and any elaboration in the Technical Requirements.

34.3         Ownership of the Supplier’s Equipment used by the Supplier and its Subcontractors in connection with the Contract shall remain with the Supplier or its Subcontractors.

35.	Care of the System

35.1         The Purchaser shall become responsible for the care System and custody of the System or Subsystems upon their Delivery.  The Purchaser shall make good at its own cost any loss or damage that may occur to the System or Subsystems from any cause from the date of Delivery until the date of Operational Acceptance of the System or Subsystems, pursuant to GCC Clause 27 (Commissioning and Operation-at Acceptance), excepting such loss or damage arising from acts or omissions of the Supplier, its employees, or subcontractors.

35.2         If any loss or damage occurs to the System or any part of the System by reason of:

(a)
(insofar as they relate to the country where the Project Site is located) nuclear reaction, nuclear radiation, radioactive contamination, a pressure wave caused by aircraft or other aerial objects, or any other occurrences that an experienced contractor could not reasonably foresee, or if reasonably foreseeable could not reasonably make provision for or insure against, insofar as such risks are not normally insurable on the insurance market and are mentioned in the general exclusions of the policy of insurance taken out under GCC Clause 37;

(b)	any use not in accordance with the Contract, by the Purchaser or any third party ;

(c)
any use of or reliance upon any design, data, or specification provided or designated by or on behalf of the Purchaser, or any such matter for which the Supplier has disclaimed responsibility in accordance with GCC Clause 21.1.2, the Purchaser shall pay to the Supplier all sums payable in respect of the System or Subsystems that have achieved Operational Acceptance, notwithstanding that the same be lost, destroyed, or damaged if the Purchaser requests the Supplier in writing to make good any loss or damage to the System thereby occasioned, the Supplier shall make good the same at the cost of the Purchaser in accordance with GCC Clause 39.  If the Purchaser does not request the Supplier in writing to make good any loss or damage to the System thereby occasioned, the Purchaser shall either request a change in accordance with GCC Clause 39, excluding the performance of that part of the System thereby lost, destroyed, or damaged, or, where the loss or damage affects a substantial part of the System, the Purchaser shall terminate the Contract pursuant to GCC Clause 41.1.

35.3        The Purchaser shall be liable for any loss of or damage to_ any Supplier’s Equipment which the Purchaser has authorized to locate within the Purchaser’s premises for use in fulfillment of Supplier’s obligations under the Contract, except where such loss or damage arises from acts or omissions -of the Supplier, its employees, or subcontractors.

36.	Loss of or Damage to Property; Accident or Injury to Workers; Indemnification

36.1        The Supplier and each and every Subcontractor shall abide by the job safety, insurance, customs, and immigration measures prevalent and laws in force in the Purchaser’s Country.

36.2        Subject to GCC Clause 36.3, the Supplier shall indemnify and-hold harmless the Purchaser and its employees and officers from and against any and all losses, liabilities and costs (including losses, liabilities, and costs incurred in defending a claim alleging such a liability) that the Purchaser or its employees or officers may suffer as a result of the death or injury of any person or loss of or damage to any property (other than the System, whether accepted or not) arising in connection with the supply, installation, testing, and Commissioning of the System and by reason of the negligence of the Supplier or its Subcontractors, or their employees, officers or agents, except any injury, death, or property damage caused by the negligence of the Purchaser, its contractors, employees, officers, or agents.

36.3        If any proceedings are brought or any claim is made against the Purchaser that might subject the Supplier to liability under GCC Clause 36.2, the Purchaser shall promptly give the Supplier notice of such proceedings or claims, and the Supplier may at its own expense and in the Purchaser’s name conduct such proceedings or claim and any negotiations for the settlement of any such proceedings or claim.  If the Supplier fails to notify the Purchaser within twenty-eight (28) days after receipt of such notice that it intends to conduct any such proceedings or claim, then the Purchaser shall be free to conduct the same on its own behalf.  Unless the Supplier has so failed to notify the Purchaser within the twenty-eight (28) day period, the Purchaser shall make no admission that may be prejudicial to the defense of any such proceedings or claim.  The Purchaser shall, at the Supplier’s request, afford all available assistance to the Supplier in conducting such proceedings or claim and shall be reimbursed by the Supplier for all reasonable expenses incurred in so doing.

36.4        The Purchaser shall indemnify and hold harmless the Supplier and its employees, officers, and Subcontractors from any and all losses, liabilities, and costs (including losses, liabilities, and costs incurred in defending a claim alleging such a liability) that the Supplier or its employees, officers, or Subcontractors may suffer as a result of the death or personal injury of any person or loss of or damage to property of the Purchaser, other than the System not yet achieving Operational Acceptance, that is caused by fire, explosion, or any other perils, in excess of the amount recoverable from insurances procured under GCC Clause 37 (Insurances), provided that such fire, explosion, or other perils were not caused by any act or failure of the Supplier.

36.5        If any proceedings are brought or any claim is made against the Supplier that might subject the Purchaser to liability under GCC Clause 36.4, the Supplier shall promptly give the Purchaser notice of such proceedings or claims, and the Purchaser may at its own expense and in the Supplier’s name conduct such proceedings or claim and any negotiations for the settlement of any such proceedings or claim if the Purchaser fails to notify the Supplier within twenty-eight (28) days after receipt of such notice that it intends to conduct any such proceedings or claim, then the Supplier shall be free to conduct the same on its own behalf.  Unless the Purchaser has so failed to notify the Supplier within the twenty-eight (28) days, the Supplier shall make no admission that may be prejudicial to the defense of any such proceedings or claim.  The Supplier shall, at the Purchaser’s request, afford all available assistance to the Purchaser in conducting such proceedings or claim and shall be reimbursed by the Purchaser for all reasonable expenses incurred in so doing.

36.6        The party entitled to the benefit of an indemnity under this GCC Clause 36 shall take all reasonable measures to mitigate any loss or damage that has occurred.  If the party fails to take such measures, the other party’s liabilities shall be correspondingly reduced.

37.	Insurances

37.1        The Supplier shall at its expense take out and maintain in effect, or cause to be taken out and maintained in effect, during the performance of the Contract, the insurance set forth below.  The identity of the insurers and the form of the policies shall be subject to the approval of the Purchaser, who should not unreasonably withhold such approval.

(a)           Cargo Insurance During Transport

as applicable, 110 percent of the price of the Information Technologies and other Goods in a freely convertible currency, covering the Goods from physical loss or damage during shipment through receipt at the Project Site

(b)           Installation “All Risks” Insurance

as applicable, 110 percent of the price of the Information Technologies and other Goods covering the Goods at the site from all risks of physical loss or damage (excluding only perils commonly excluded under “all risks” insurance policies of this type by reputable insurers) occurring prior to Operational Acceptance of the System.

(c)           Third-Party Liability Insurance

On terms as specified in the SCC, covering bodily injury or death suffered by third parties (including the Purchaser’s personnel) and loss of or damage to property (including the Purchaser’s property and any Subsystems that have been accepted by the Purchaser) occurring in connection with the supply and installation of the DLS.

(d)           Automobile Liability Insurance

In accordance with the statutory requirements prevailing in the Purchaser’s Country, covering use of all vehicles used by the Supplier or its Subcontractors (whether or not owned by them) in connection with the execution of the Contract.

(e)           Other Insurance (if any), as specified in the SCC.

37.2        The Purchaser shall be named as co-insured under all insurance policies taken out by the Supplier pursuant to GCC Clause 37.1, except for the Third-Party Liability, and the Supplier’s Subcontractors shall be named as co-insured under all insurance policies taken out by the Supplier pursuant to GCC Clause 37.1 except for Cargo Insurance During Transport.  All insurer’s rights of subrogation against such co-insured for losses or claims arising out of the performance of the Contract shall be waived under such policies.

37.3        The Supplier shall deliver to the Purchaser certificates of insurance (or copies of the insurance policies) as evidence that the required policies are in full force and effect.

37.4        The Supplier shall ensure that, where applicable; its Subcontractor(s) shall take out and maintain in effect adequate insurance policies for their personnel and vehicles and for work executed by them under the Contract, unless such Subcontractors are covered by the policies taken out by the Supplier.

37.5        If the Supplier fails to take out and/or maintain in effect the insurance referred to in GCC Clause 37.1, the Purchaser may take out and maintain in effect any such insurance and may from time to time deduct from any amount due the Supplier under the Contract any premium that the Purchaser shall have paid to the insurer or may otherwise recover such amount as a debt due from the Supplier.

37.6        Unless otherwise provided in the Contract, the Supplier shall prepare and conduct all and any claims made under the policies effected by it pursuant to this GCC Clause 37, and all monies payable by any insurers shall be paid to the Supplier.  The Purchaser shall give to the Supplier all such reasonable assistance as may be required by the Supplier in connection with any claim under the relevant insurance policies.  With respect to insurance claims in which the Purchaser’s interest is involved, the Supplier shall not give any release or make any compromise with the insurer without the prior written consent of the Purchaser.  With respect to insurance claims in which the Supplier’s interest is involved, the Purchaser shall not give any release or make any compromise with the insurer without the prior written consent of the Supplier.

38.	Force Majeure

38.1        “Force Majeure” shall mean any event beyond the reasonable control of the Purchaser or of the Supplier, as the case may be, and which is unavoidable notwithstanding the reasonable care of the party affected and shall include, without limitation, the following:

(a)	war, hostilities, or warlike operations (whether a state of war be declared or not), invasion, act of foreign enemy, and civil war;

(b)	rebellion, revolution, insurrection, mutiny, usurpation of civil or military government, conspiracy, riot, civil commotion, and terrorist acts;

(c)
confiscation, nationalization, mobilization, commandeering or requisition by or under the order of any government or de jure or de facto authority or ruler, or any other act or failure to act of any local state or national government authority;

(d)
strike, sabotage, lockout, embargo, import restriction, port congestion, lack of usual means of public -transportation and communication, industrial dispute, shipwreck, shortage or restriction of power supply, epidemics, quarantine, and plague;

(e)
earthquake, landslide, volcanic activity, fire, flood or inundation, tidal wave, typhoon or cyclone, hurricane, storm, lightning, or other inclement weather condition, nuclear and pressure waves, or other natural or physical disaster;

(f)
failure, by the Supplier, to obtain the necessary export permit(s) from the governments of the Country(s) of Origin of the Information Technologies or other Goods, or Supplier’s Equipment provided that the Supplier has made all reasonable efforts to obtain the required export permit(s), including the exercise of due diligence in determining the eligibility of the System and all of its components for receipt of the necessary export permits.

38.2        If either party is prevented, hindered, or delayed from or in performing any of its obligations under the Contract by an event of Force Majeure, then it shall notify the other in writing of the occurrence of such event and the circumstances of the event of Force Majeure within fourteen (14) days after the occurrence of such event.

38.3        The party who has given such notice shall be excused from the performance or punctual performance of its obligations under the Contract for so long as the relevant event of Force Majeure continues and to the extent that such party’s performance is prevented, hindered, or delayed.  The Time for Achieving Operational Acceptance shall be extended in accordance with GCC Clause 40 (Extension of Time for Achieving Operational Acceptance).

38.4        The party or parties affected by the event of Force Majeure shall use reasonable efforts to mitigate the effect of the event of Force Majeure upon its or their performance of the Contract and to fulfill its or their obligations under the Contract, but without prejudice to either party’s right to terminate the Contract under GCC Clause 38.6.

38.5        No delay or nonperformance by either party to this Contract caused by the occurrence of any event of Force-Majeure shall:

(a)	constitute a default or breach of the Contract;

(b)	(subject to GCC Clauses 35.2, 38.3, and 38.4) give rise to any claim for damages or additional cost or expense occasioned by the delay or nonperformance;

(c)	if, and to the extent that, such delay or nonperformance is caused by the occurrence of an event of Force Majeure.

38.6        if the performance of the Contract is substantially prevented, hindered, or delayed for a single period of more than sixty (60) days or an aggregate period of more than one hundred and twenty (120) days on account of one or more events of Force Majeure during the time period covered by the Contract, the parties will attempt to develop a mutually satisfactory solution, failing which, either party may terminate the Contract by giving a notice to the other.

38.7        In the event of termination pursuant to GCC Clause 38.6, the rights and obligations of the Purchaser and the Supplier shall be as specified in GCC Clauses 41.1.2 and 41.1.3.

38.8        Notwithstanding GCC Clause 38.5, Force Majeure shall not apply to any obligation of the Purchaser to make payments to the Supplier under this Contract.

H.	CHANGE IN CONTRACT ELEMENTS

39.	Changes to the System

39.1.1
Subject to GCC Clauses 39.2.5 and 39.2.7, the Purchaser shall have the right to propose, and subsequently require, the Project Manager to order the Supplier from time to time during the performance of the Contract to make any change, modification, addition, or deletion to, in, or from the System (interchangeably called “Change”), provided that such Change falls within the general scope of the System, does not constitute unrelated work, and is technically practicable, taking into account both the state- of advancement of the System and the technical compatibility of the Change envisaged with the nature of the System as originally specified in the Contract.

A Change may involve, but is not restricted to, the substitution of updated Information Technologies and related Services in accordance with GCC Clause 23 (Product Upgrades).

39.1.2
The Supplier may from time to time during its performance of the Contract propose to the Purchaser (with a copy to the Project Manager) any Change that the Supplier considers necessary or desirable to improve the quality or efficiency of the System.  The Purchaser may at its discretion approve or reject any Change proposed by the Supplier.

39.1.3
Notwithstanding GCC Clauses 39.1.1 and 39.1.2, no change made necessary because of any default of the Supplier in the performance Of its obligations under the Contract shall be deemed to be a Change, and such change shall not result in any adjustment of the Contract Price or the Time for Achieving Operational Acceptance.

39.1.4
The procedure on how to proceed with and execute Changes is specified in GCC Clauses 39.2 and 39.3, and further details and sample forms are provided in the Sample Forms Section in the Bidding Documents.

39.1.5
Moreover, the Purchaser and Supplier will agree, during development of the Project Plan, to a date prior to the scheduled date for Operational Acceptance, after which the Technical Requirements for the System shall be “frozen.” Any Change initiated after this time will be dealt with after Operational

(a)	foreign enemy, and civil war:

(b)	rebellion, revolution, insurrection, mutiny, usurpation of civil or military government, conspiracy, riot, civil commotion, and terrorist acts;

(c)
confiscation, nationalization, mobilization, commandeering or requisition by or under the order of any government or de jure or de facto authority or rule, or any other act or failure to act of any local state or national government authority;

(d)
strike, sabotage, lockout, embargo, import, restriction, port congestion, lack of usual means of public transportation and communication, industrial dispute, shipwreck, shortage or restriction of power supply, epidemics, quarantine, and plague;

(e)
earthquake, landslide, volcanic activity, fire, flood or inundation, tidal wave, typhoon or cyclone, hurricane, storm, lightning, or other inclement weather condition, nuclear and pressure waves, or other natural or physical disaster;

(f)
failure, by the Supplier, to obtain the necessary export permit(s) from the governments of the Country(s) of Origin of the Information Technologies or other Goods, or Supplier’s Equipment provided that the Supplier has made all reasonable efforts to obtain the required export permit(s), including the exercise of due diligence in determining the eligibility of the System and all of its components for receipt of the necessary export permits.

39.2         If either party is prevented, hindered, or delayed from or in performing any of its obligations under the Contract by an event of Force Majeure, then it shall notify the other in writing of the occurrence of such event and the circumstances of the event of Force Majeure within fourteen (14) days after the occurrence of such event.

39.3        The party who has given such notice shall be excused from the performance or punctual performance of its obligations under the Contract for so long as the relevant event of Force Majeure continues and to the extent that such party’s performance is prevented, hindered or delayed.  The Time for Achieving Acceptance.

39.4        Changes Originating from Purchaser

39.4.1
If the Purchaser proposes a Change pursuant to GCC Clauses 39.1.1, it shall send to the Supplier a “Request for Change Proposal,” requiring the Supplier to prepare and furnish to the Project Manager as soon as reasonably practicable a “Change Proposal,” which shall include the following:

(a)	brief description Of the Change;

(b)	impact on the Time for Achieving Operational Acceptance;

(c)	detailed estimated cost of the Change;

(d)	effect on Functional Guarantees (if any);

(e)	effect on any other provisions of the Contract.

39.4.2
Prior to preparing and submitting the “Change Proposal,” the Supplier shall submit to the Project Manager an “Change Estimate Proposal,” which shall be an estimate of the cost of preparing the Change Proposal, plus a first approximation of the suggested approach and cost for implementing the changes.  Upon receipt of the Supplier’s Change Estimate Proposal, the Purchaser shall do one of the following:

(a)	accept the Supplier’s estimate with instructions to the Supplier to proceed with the preparation of the Change Proposal;

(b)	advise the Supplier of any part of its Change Estimate Proposal that is unacceptable and request the Supplier to review its estimate;

(c)	advise the Supplier that the Purchaser does not intend to proceed with the Change.

39.4.3
Upon receipt of the Purchaser’s instruction to proceed under GCC Clause 39.2.2 (a), the Supplier shall, with proper expedition, proceed with the preparation of the Change Proposal, in accordance with GCC Clause 39.2.1.  The Supplier, at its discretion, may specify a validity period for the Change Proposal, after which if the Purchaser and Supplier has not reached agreement in accordance with GCC Clause 39.2.6, then GCC Clause 39.2.7 shall apply.

39.4.4
The pricing of any Change shall, as far as practicable, be calculated in accordance with the rates and prices included in the Contract.  If the nature of the Change is such that the Contract rates and prices are inequitable, the parties to the Contract shall agree on other specific rates to be used for valuing the Change.

39.4.5
If before or during the preparation of the Change Proposal it becomes apparent that the aggregate impact of compliance with the Request for Change Proposal and with all other Change Orders that have already become binding upon the Supplier under this GCC Clause 39 would be to increase or decrease the Contract Price as originally set forth in Article 2 (Contract Price) of the Contract Agreement by more than fifteen (15) percent, the Supplier may give a written notice of objection to this Request for Change Proposal prior to furnishing the Change Proposal.  If the Purchaser accepts the Supplier’s objection, the Purchaser shall withdraw the proposed Change and shall notify the Supplier in writing of its acceptance.

The Supplier’s failure to so object to a Request for Change Proposal shall neither affect its right to object to any subsequent requested Changes or Change Orders, nor affect its right to take into account, when making such subsequent objection, the percentage increase or decrease in the Contract Price that any Change not objected to by the Supplier represents.

39.4.6
Upon receipt of the Change Proposal, the Purchaser and the Supplier shall mutually agree upon all matters contained in the Change Proposal.  Within fourteen (14) days after such agreement, the Purchaser shall, if it intends to proceed with the Change, issue the Supplier a Change Order.  If the Purchaser is unable to reach a decision within fourteen (14) days, it shall notify the Supplier with details of when the Supplier can expect a decision, If the Purchaser decides not to proceed with the Change for whatever reason, it shall, within the said period of fourteen (14) days, notify the Supplier accordingly.  Under such circumstances, the Supplier shall be entitled to reimbursement of all costs reasonably incurred by it in the preparation of the Change Proposal, provided that these do not exceed the amount given by the Supplier in its Change Estimate Proposal submitted in accordance with GCC Clause 39.2.2.

39.4.7
If the Purchaser and the Supplier cannot reach agreement on the price for the Change, an equitable adjustment to the Time for Achieving Operational Acceptance, or any other matters identified in the Change Proposal, the Change will not be implemented.  However, this provision does not limit the rights of either party under GCC Clause 6 (Settlement of Disputes).

39.5        Changes Originating from Supplier

39.5.1
If the Supplier proposes a Change pursuant to GCC Clause 39.1.2, the Supplier shall submit to the Project Manager a written “Application for Change Proposal,” giving reasons for the proposed Change and including the information specified in GCC Clause 39.2.1.  Upon receipt of the Application for Change Proposal, the parties shall follow the procedures outlined in GCC Clauses 39.2.6 and 39.2.7, except that the words “Change Proposal” shall be read, for the purposes of this GCC Clause 39.3.1 as “Application for Change Proposal.” However, should the Purchaser choose not to proceed or the Purchaser and the Supplier cannot come to agreement on the change during any validity period that the Supplier may specify in its Application for Change Proposal, the Supplier shall not be entitled to recover the costs of preparing the Application for Change Proposal, unless subject to an agreement between the Purchaser and the Supplier to the contrary.

40.	Extension of Time for Achieving Operational Acceptance

40.1        The time(s) for achieving Operational Acceptance specified in the Schedule of Implementation shall be extended if the Supplier is delayed or impeded in the performance of any of its obligations under the Contract by reason of any of the following:

(a)	any Change in the System as provided in GCC Clause 39 (Change in the DLS);

(b)	any occurrence of Force Majeure as provided in GCC Clause 38 (Force Majeure);

(c)	default of the Purchaser; or

(d)	(a) any other matter specifically mentioned in the Contract;

by such period as shall be fair and reasonable in all the circumstances and as shall fairly reflect the delay or impediment sustained by the Supplier.

40.2        Except where otherwise specifically provided in the Contract, the Supplier shall submit to the Project Manager a notice of a claim for an extension of the time for achieving Operational Acceptance, together with particulars of the event or circumstance justifying such extension as soon as reasonably practicable after the commencement of such event or circumstance.  As soon as reasonably practicable after receipt of such notice and supporting particulars of the claim, the Purchaser and the Supplier shall agree upon the period of such extension.  In the event that the Supplier does not accept the Purchaser’s estimate of a fair and reasonable time extension, the Supplier shall be entitled to refer the matter to the provisions for the Settlement of Disputes pursuant to GCC Clause 6.

40.3        The Supplier shall at all times use its reasonable efforts to minimize any delay in the performance of its obligations under the Contract.

41.	Termination

41.1        Termination for Purchaser’s Convenience

41.1.1	The Purchaser may at any time terminate the Contract for any reason by giving the Supplier a notice of termination that refers to this GCC Clause 41.1.

41.1.2	Upon receipt of the notice of termination under GCC Clause 41.1.1, the Supplier shall either as soon as reasonably practical or upon the date specified in the notice of termination

(a)
cease all further work, except for such work as the Purchaser may specify in the notice of termination for the sole purpose of protecting that part of the System already executed, or any work required to leave the site in a clean and- safe condition;

(b)	terminate all subcontracts, except those to be assigned to the Purchaser pursuant to GCC Clause 41.1.2 (d) (ii) below;

(c)	remove all Supplier’s Equipment from the site, repatriate the Supplier’s and its Subcontractors’ personnel from the site, remove from the site any wreckage, rubbish, and debris of any kind;

(d)	in addition, the Supplier, subject to the payment specified in GCC Clause 41.1.3, shall

(i)	deliver to the Purchaser the parts of the System executed by the Supplier up to the date of termination;

(ii)
to the extent legally possible, assign to the Purchaser all right, title, and benefit of the Supplier to the System, or Subsystem, as at the date of termination, and, as may be required by the Purchaser, in any subcontracts concluded between the Supplier and its Subcontractors;

(iii)	deliver to the Purchaser all nonproprietary drawings, specifications, and other documents prepared by the Supplier or its Subcontractors as of the date of termination in connection with the System.

41.1.3	In the event of termination of the Contract under GCC Clause 41.1.1, the Purchaser shall pay to the Supplier the following amounts:

(a)	the Contract Price, properly attributable to the parts of the System executed by the Supplier as of the date of termination;

(b)	the costs reasonably incurred by the Supplier in the removal of the Supplier’s Equipment from the site and in the repatriation of the Supplier’s and its Subcontractors’ personnel;

(c)	any amount to be paid by the Supplier to its Subcontractors in connection with the termination of any subcontracts, including

(d)	any cancellation charges;

(e)	costs incurred by the Supplier in protecting the System and leaving the site in a clean and safe condition pursuant to GCC Clause 41.1.2 (a); and

(f)
the cost of satisfying all other obligations, commitments, and claims that the - Supplier may in good faith have undertaken with third parties in connection with the Contract and that are not covered by GCC Clauses 41.1.3 (a) -through (d) above.

41.2        Termination for Supplier’s Default

41.2.1
The Purchaser, without prejudice to any other rights or remedies it may possess, may terminate the Contract forthwith in the following circumstances by giving a notice of termination and its reasons therefore to the Supplier, referring to this GCC Clause 41.2:

(a)
if the Supplier becomes Purchaserrupt or insolvent, has a receiving order issued against it, compounds with its creditors, or, if the Supplier is a corporation, a resolution is passed or order is made for its winding up (other than a voluntary liquidation for the purposes of amalgamation or reconstruction), a receiver is appointed over any part of its undertaking or assets, or if the Supplier takes or suffers any other analogous action in consequence of debt;

(b)	if the Supplier assigns or transfers the Contract or any right or interest therein in violation of the provision of GCC Clause 42 (Assignment); or

(c)
if the Supplier, in the judgment of the Purchaser, has engaged in corrupt or fraudulent practices in competing for or in executing the Contract, including but not limited to wilful misrepresentation of facts concerning ownership of Intellectual Property Rights in, or proper authorization and/or licenses from the owner to offer, the hardware, software, or materials provided under this Contract.

For the purposes of this Clause:

“corrupt practice” means the offering, giving, receiving, or soliciting of any thing of value to influence the action of a public official in the procurement process or in contract execution.

“fraudulent practice” means a misrepresentation of facts in order to influence a procurement process or the execution of a contract to the detriment of the Purchaser, and includes collusive practices among Bidders (prior to or after bid submission) designed to establish bid prices at artificial non-competitive levels and to deprive the Purchaser of the benefits of free and open competition.

41.2.2	If the Supplier:

(a)	has abandoned or repudiated the Contract;

(b)	has without valid reason failed to commence work on the System promptly;

(c)	persistently fails to execute the Contract in accordance with the Contract or persistently neglects to carry out its obligations under the Contract without just cause;

(d)
refuses or is unable to provide sufficient Materials, Services, or labor to execute and complete the System in the manner specified in the Agreed and Finalized Project Plan furnished under GCC Clause 19 at rates of progress that give reasonable assurance to the Purchaser that the Supplier can attain Operational Acceptance of the System by the Time for Achieving Operational Acceptance as extended;

then, the Purchaser may, without prejudice to any other rights it may possess under the Contract, give a notice to the Supplier stating the nature of the default and requiring the Supplier to remedy the same.  If the Supplier fails to remedy or to take steps to remedy the same’ within fourteen (14) days of its receipt of such notice, then the Purchaser may terminate the Contract forthwith by giving a notice of termination to the Supplier that refers to this GCC Clause 41.2.

41.2.3	Upon receipt of the notice of termination under GCC Clauses 41.2.1 or 41.2.2, the Supplier shall, either immediately or upon such date as is specified in the notice of termination:

(a)
cease all further work, except for such work as the Purchaser may specify in the notice of termination for the sole purpose of protecting that part of the System already executed or any work required to leave the site in a clean and safe condition;

(b)	terminate all subcontracts, except those to be assigned to the Purchaser-pursuant to GCC Clause 41.2.3 (d) below;

(c)	deliver to the Purchaser the parts of the System executed by the Supplier up to the date of termination;

(d)
to the extent legally possible, assign to the Purchaser all right, title and benefit of the Supplier to the System or Subsystems as at the date of termination, and, as may be required by the Purchaser, in any subcontracts concluded between the Supplier and its Subcontractors;

(e)	deliver to the Purchaser all drawings, specifications, and other documents prepared by the Supplier or its Subcontractors as at the date of termination in connection with the System.

41.2.4
The Purchaser may enter upon the site, expel the Supplier, and complete the System itself or by employing any third party.  Upon completion of the System or at such earlier date as the Purchaser thinks appropriate, the Purchaser shall give notice to the Supplier that such Supplier’s Equipment will be returned to the Supplier at or near the site and shall return such Supplier’s Equipment to the Supplier in accordance with such notice.  The Supplier shall thereafter without delay and at its cost remove or arrange removal of the same from the site.

41.2.5
Subject to GCC Clause 41.2.6, the Supplier shall be entitled to be paid the Contract Price attributable to the portion of the System executed as at the date of termination and the costs, if any, incurred in protecting the System and in leaving the site in a clean and safe condition pursuant to GCC Clause 41.2.3 (a).  Any sums due the Purchaser from the Supplier accruing prior to the date of termination shall be deducted from the amount to be paid to the Supplier under this Contract.

41.2.6
If the Purchaser completes the System, the cost of completing the System by the Purchaser shall be determined.  If the sum that the Supplier is entitled to be _paid, pursuant to GCC Clause 41.2.5, plus the reasonable costs incurred by the Purchaser in completing the System, exceeds the Contract Price, the Supplier shall be liable for such excess.  If such excess is greater than the sums due the Supplier under GCC Clause 41.2.5, the Supplier shall pay the balance to the Purchaser, and if such excess is less than the sums due the Supplier under GCC Clause 41.2.5, the Purchaser shall pay the balance to the Supplier.  The Purchaser and the Supplier shall agree, in writing, on the computation described above and the manner in which any sums shall be paid.

41.3        Termination by Supplier

41.3.1	If:

(a)
the Purchaser has failed to pay the Supplier any sum due under the Contract within the specified period, has failed to approve any invoice or supporting documents without just cause pursuant to the SCC, or commits a substantial breach of the Contract, the Supplier may give a notice to the Purchaser that requires payment of such sum, with interest on this sum as stipulated in GCC Clause 12.3, requires approval of such invoice or supporting documents, or specifies the breach and requires the Purchaser to remedy the same, as the case may be.  If the Purchaser fails to pay such sum together with such interest, fails to approve such invoice or supporting documents or give its reasons for withholding such approval, fails to remedy the breach or take steps to remedy the breach within fourteen (14) days after receipt of the Supplier’s notice; or.

(b)
the Supplier is unable to carry out any of its obligations under the Contract for any reason attributable to the Purchaser, including but not limited to the Purchaser’s failure to provide possession of or access to the site or other areas or failure to obtain any governmental permit necessary for the execution and/or completion of the System;

(c)
then the Supplier may give a notice to the Purchaser of such events, and if the Purchaser has failed to pay the outstanding sum, to approve the invoice or supporting documents, to give its reasons for withholding such approval, or to remedy the breach within twenty-eight (28) days of such notice, or if the Supplier is still unable to carry out any of its obligations under the Contract for any reason attributable to the Purchaser within twenty-eight (28) days of the said notice, the Supplier may by a further notice to the Purchaser referring to this GCC Clause 41.3.1, forthwith terminate the Contract.

41.3.2
The Supplier may terminate the Contract immediately by giving a notice to the Purchaser to that effect, referring to this GCC Clause 41.3.2, if the Purchaser becomes Purchaserrupt or insolvent, has a receiving order issued against it, compounds with its creditors, or, being a corporation, if a resolution is passed or order is made for its winding up (other than a voluntary liquidation for the purposes of amalgamation or reconstruction), a receiver is appointed over any part of its undertaking or assets, or if the Purchaser takes or suffers any other analogous action in consequence of debt.

41.3.3	If the Contract is terminated under GCC Clauses 41.3.1 or 41.32, then the Supplier shall immediately:

(a)
cease all further work, except for such work as may be necessary for the purpose of protecting that part of the System already executed, or any work required to leave the site in a clean and safe condition;

(b)	terminate all subcontracts, except those to be assigned to the Purchaser pursuant to Clause 41.3.3 (d) (ii);

(c)	remove all Supplier’s Equipment from the site and repatriate the Supplier’s and its Subcontractor’s personnel from the site.

(d)	In addition, the Supplier, subject to the payment specified in GCC Clause 41.3.4, shall:

(i)	deliver to the Purchaser the parts of the System executed by the Supplier up to the date of termination;

(ii)
to the extent legally possible, assign to the Purchaser all right, title, and benefit of the Supplier to the System, or Subsystems, as of the date of termination, and, as may be required by the Purchaser, in any subcontracts concluded between the Supplier and its Subcontractors;

(iii)
to the extent legally possible, deliver to the Purchaser all drawings, specifications, and other documents prepared by the Supplier or its Subcontractors as of the date of termination in connection with the System.

41.3.4
If the Contract is terminated under GCC Clauses 41.3.1 or 41.3.2, the Purchaser shall pay to the Supplier all payments specified in GCC Clause 41.1.3, and reasonable compensation for all loss, except for loss of profit, or damage sustained by the Supplier arising out of, in connection with, or in consequence of such termination.

41.3.5
Termination by the Supplier pursuant to this GCC Clause 41.3 is without prejudice to any other rights or remedies of the Supplier that may be exercised in lieu of or in addition to rights conferred by GCC Clause 41.3.

41.4        In this GCC Clause 41, the expression “portion of the System executed” shall include all work executed, Services provided, and all Information Technologies, or other Goods acquired (or subject to a legally binding obligation to purchase) by the Supplier and used or intended to be used for the purpose of the System, up to and including the date of termination.

41.5        In this GCC Clause 41, in calculating any monies due from the Purchaser to the Supplier, account shall be taken of any sum previously paid by the Purchaser to the Supplier under -.the Contract, including any advance payment paid pursuant to the SCC.

42.	Assignment

42.1         Neither the Purchaser nor the Supplier shall, without the express prior written consent of the other, assign to any third party the Contract or any part thereof, or any right, benefit, obligation, or interest therein or thereunder, except that the Supplier strati be entitled to assign either absolutely or by way of charge any monies due and payable to it or that may become due and payable to it under the Contract.

SECTION III:  SPECIAL CONDITIONS OF CONTRACT (SCC)

Special Conditions of Contract (SCC)

The following Special Conditions of Contract (SCC) shall supplement or amend the General Conditions of Contract (GCC).  Whenever there is a conflict, the provisions of the SCC shall prevail over those in the General Conditions of Contract.  For the purposes of clarity, any referenced GCC clause numbers are indicated in the left column of the SCC.

A.           Contract and Interpretation

1.	Definitions (GCC Clause 1)

GCC 1.1(a)	N/A
GCC 1.1(b)(1)	The Purchaser is: The Commissioner General, Tanzania Revenue Authority
GCC 1.1(b)	The Project Manager is: Deputy Commissioner Technical Services (Domestic Revenue Department)
GGC 1.1(c)	Appendix 4 and 5 are not applicable
GCC 1.1(e)(i)	The Purchaser’s Country is: United Republic of Tanzania
GCC 1.1(e)(iii)	The Project Site(s) is/are: ‘Named sites in the Project Implementation Plan (“PIP”).
GCC 1.1(x)(e)
The Contract shall remain , in force from the date of execution until the expiration of the Concession Period (as defined in the BOT Arrangement and Payment Terms Appendix D) unless the Contract is terminated earlier in accordance with the terms set out in the Contract.

GCC 1.1(xii)(e)	There will be no Post-Warranty Service Period

2.	Contract Documents (GCC Clause 2)

GCC 2.1
In the event of a discrepancy or conflict between the provisions of the documents constituting the Contract Agreement, the order of precedence of the documents will be as follows:

(a)   The Special Conditions of Contract;

(b)   The General Conditions of Contract;

(c)   The Appendices to the Special Conditions of Contract; (Appendix A Technical Solution, Appendix B Scope of Work, Appendix G Bill of Materials and Prices, Appendix D BOT and Payment term, Appendix E Project Implementation Plan and Appendix F Software Escrow Agreement)

(d)   Minutes of a Pre-contract Negotiation Meeting between the Purchaser and the Supplier.

(e)   The Schedule of Requirements;

(f)   The Technical Specifications;

(g)      The Bid Form and the Price Schedule submitted by the Bidder;

(h)          The Purchaser’s Notification of Award; and

(i)   The Supplier’s Technical Proposal on the Computerized Drivers’ Licences on Build, Operate and Transfer (BOT) arrangement;

3.	Interpretation (GCC Clause 3)

GCC 3.1.1
The language of the Contract, all correspondence -and communications to be given, and all other documentation to be prepared and supplied under the Contract not otherwise specified in the Technical Requirements shall be: English.

4.	Notices (GCC Clause 4)

GCC 4.1
Notices shall be addressed to:

For the Purchaser:

Commissioner General,
Tanzania Revenue Authority
Solcoine Drive,
P. 0. Box 11491, Dar es Salaam, Tanzania,
Fax +255-22-2128594
Email: secretarytratender@tra.qo.tz
Website: vvww.tra.go.tz

For the Supplier:

Legal Department
On Track Innovations Ltd (OTI)
Z.H.R. Industrial Zone,
P. O. Box 32,
Rosh Pina,12000
Israel.
Fax: ÷ 972 4 6938887
Email: legal@otiglobal.com

Copy to:

Mr. Haim Confino
Fax: + 972 72 2221001
Email: confino@otiglobal.com
Website: www.otiglobal.com

5.	Governing Law (GCC Clause 5)

GCC 5.1	The Contract shall be interpreted in accordance with the laws of the United Republic of Tanzania

6.	Settlement of Disputes (GCC Clause 6)

GCC 6.1.1 GCC 6.1.4	There shall be no Adjudicator appointed. This clause shall not apply.
GCC 6.2.3
The rules of procedure for arbitration proceedings are:

Any dispute, controversy or claim arising out of or relating to this Contract, or breach, termination or invalidity thereof, shall be settled by arbitration in accordance with the ICC (international Chamber of Commerce) Arbitration Rules as at present in force.  The venue will be London, England and the language will be English.

B.            Subject Matter of Contract

7.	Scope of the System (GCC Clause 7)

GCC 7.3
The Supplier’s obligations under the Contract will include the following recurrent cost items, as identified in the Recurrent Cost Form in the Supplier’s Bid:

The recurrent cost items/services that are included in the Contract; are provided in the Technical Requirements where each item/service is specified in detail.

The Supplier shall stock and/or provide spare parts for card printer, which are most vulnerable to wear and tear or depreciation

The Supplier agrees to supply spare parts required for the operation and maintenance of the System, as stated below, for three years beginning with Operational Acceptance.  Moreover, the price of such spare parts shall be those specified in the spare parts price schedule submitted by the Supplier as part of its bid.  These prices shall include the purchase price for such spare parts and other costs and expenses (including the Supplier’s fees) relating to the supply of spare parts.

The Supplier shall provide the product manufacturer’s guarantee that the equipment supplied shall not be obsolete for at least five years.

8.	Time for Commencement and Operational Acceptance (GCC Clause 8)

GCC 8.1	The Supplier shall commence work on the System: no later than thirty (30) days from the Date of signing the Contract.
GCC 8.2	Operational Acceptance: Operational Acceptance shall be consistent with the Implementation Schedule in the Technical Requirements Section.

9.	Supplier’s Responsibilities (GCC Clause 9)

GCC 9.8
The Supplier shall permit the Purchaser to inspect the accounts and records of the Supplier with regards t to the-performance of the Supplier’s obligations under this contract and to have them audited by auditors appointed by the Purchaser as agreed by the Parties.  Purchaser’s inspection shall be conducted in coordination with Supplier, following advance notice and at times which do not disrupt the Supplier’s performance under this Contract.

10.	Purchaser’s Responsibilities (GCC Clause 10)

GCC 10.4	In addition to the Purchaser’s responsibilities under GCC 10.4, the Purchaser will also facilitate the obtaining of visas and entry permits for Supplier’s and Subcontractor’s personnel.
GCC 10.12
The Purchaser shall have the following additional responsibilities:

(i)       The Purchaser shall provide adequate personnel for data capture for operating the DLS.

(ii)      The Purchaser shall provide the working sites and offices and network infrastructure of the Project.

(iii)     The Purchaser shall ensure that the relevant laws and regulations required in connection with the Project are promulgated or enacted;

(iv)     that the Purchaser shall ensure that during the term of the Contract, a driver’s license validity period shall not exceed 36 months, and

(v)      to ensure that all driver’s licenses in existence prior to the commencement of the Project will require to be exchanged for the new Driver’s License Card supplied under this Contract, within a period not exceeding 36 months from the commencement of the Concession Period.

The Purchaser shall ensure that the conditions set out in paragraphs (iv) and (v) are fulfilled by not later than 1st February, 2010 (“Date of Commencement of the Project”).  The Purchaser will notify the Supplier in writing once the said conditions have been fulfilled to enable the Supplier to initiate major investment in connection with the Project.

If, within sixty (60) days after delivery of the notification referred I to above, the Purchaser has not performed any of its obligations required for commencement of the Project under the Contract, it shall pay to the Supplier by way of liquidated damages the sum of 0.5% of the Contract Price for each further week of delay after expiry of the sixty (60) day period.  The maximum liquidated damages are 10 percent of the Contract Price.

C.            Payment

11.	Contract Price (GCC Clause 11)

GCC 11
The Contract Price shall be as specified in Appendix d - ROT and Payment Terms.
Any optional items not included in the Contract Price shall be paid for in accordance with and as set out in Appendix C - BOM

12.	Terms of Payment (GCC Clause 12)

GCC 12	The Contract Terms of Payments shall be as specified in Appendix D - BOT and Payment Terms.

13.	Securities (GCC Clause 13)

GCC 10.4
(i) The percentage of Performance Security as a percentage of the Contract shall be 5% of one-thirty sixth of the Contract Price.
(i)The Performance Security shall be reduced prorata by the portion of the Contract Price payable for that particular year.
(ii)The parties may, by written agreement, extend or alter the term stated in this Clause for the provision of security.

14.	Taxes and Duties (GCC Clause 14)

GCC 14.1
The Supplier shall be responsible for all taxes and duties, incurred on the importation of the contracted Goods into Tanzania.  The Supplier shall however be entitled to recover the cost of all such taxes and duties paid if such duty and/or taxes are excluded from the Contract Price in Article 2 of the Contract Agreement and the Price Schedule it refers to.  The goods to be imported by the Supplier shall be restricted to goods in the Bid Form and Price Schedule and the tax paid by the Supplier shall be recovered by increasing the minimum number of cards to be supplied to the Purchaser.  The definition of minimum number of Cards wherever used in the Contract shall be deemed to mean **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.** plus the number of any additional Cards.

D.            Intellectual Property

15.	Copyright (GCC Clause 15)

GCC 15.3
The Purchaser may assign, license, or otherwise voluntarily transfer its contractual rights to use the Standard Software or elements of the Standard Software, without the Supplier’s prior written consent: at end of the Concession Period pursuant to Appendix D - BOT and Payment Terms.

GCC 15.4	The Purchaser’s and Supplier’s rights and obligations with respect to- Customized Software shall be as specified in the Contract.
GCC 15.5	The parties shall enter into a software escrow Agreement as stipulated in Appendix F.

16.	Software License Agreements (GCC Clause 16)

GCC 16.1(a)(iii)	The Standard Software license shall be valid throughout the United Republic of Tanzania
GCC 16.1(b)(ii)
The Software license shall permit the Software to be used or copied for use or transferred to a replacement computer of Purchaser provided the replacement computer falls within approximately the same class of machine and maintains approximately the same number of user and is approved as adequate, in advance, by Supplier.

GCC 16.1(b)(vii)
In addition to the persons specified in GCC Clause 16.1 (b) (vi), the Software may be disclosed to, and reproduced for use by, authorized personnel subject to the same restrictions as are set forth in this Contract.

17.	Confidential Information (GCC Clause 17)

GCC 17.1	There are no modifications to the confidentiality terms expressed in GCC Clause 17.1.
GCC 17.6	The provisions of this GCC Clause 17 shall survive the termination, for whatever reason, of the Contract for 5 years after the Contract period.

E.           Supply, Installation, Testing, Commissioning, and Acceptance of the System

18.	Representatives (GCC Clause 18)

GCC 18.1
The Purchaser’s Project Manager shall have the following additional powers and / or limitations to his or her authority to represent the Purchaser in matters relating to the Contract subject the cards for licences to quality conformance testing as specified ID-1 in ISO 7810.

GCC 18.2.2	The Suppliers Representative shall have the following additional powers if stated in the Contract: NA

19.	Project Plan. (GCC Clause 19)

GCC 19.1
Chapters in the Project Plan shall address the following subject:
(a)  Project Organization and Management Plan;
(b)  Delivery and Installation Plan;
(c)  Training Plan;
(d)  Pre-commissioning and Operational Acceptance Testing Plan;
(e)  Task, Time, and Resource Schedules and any other subject as stipulated in Appendix E -Project Implementation Plan.

GCC 19.2
Within, thirty (30) days from the Date of Signing the Contract, the Supplier shall present a Project Plan to the Purchaser.  The Purchaser shall, within, fourteen (14) days of receipt of the Project Plan, notify the Supplier of any respects in which it considers that the Project Plan does not adequately ensure that the proposed program of work, proposed methods, and/or proposed Information Technologies will satisfy the Technical Requirements and/or the SCC (in this Clause 19.2 called “non-conformities” below).  The Supplier shall, within ten (10) working days of receipt of such notification, correct the Project Plan and resubmit to the Purchaser.  The Purchaser shall, within, ten (10) working days of resubmission of the Project Plan, notify the Supplier of any remaining non-conformities.  This procedure shall be, repeated as necessary until the Project Plan is free from non-conformities.  When the Project Plan is free from non-conformities, the Purchaser shall provide confirmation in writing to the Supplier.  This approved Project Plan (“the Agreed and Finalized Project Plan”) shall be contractually binding on the Purchaser and the Supplier.

20.	Subcontracting (GCC Clause 20)

GCC 20	There are no Special Conditions of Contract applicable to GCC Clause 20.

22.           Procurement, Delivery, and Transport (GCC Clause 22)

GCC 22.5	Not applicable as the Contract is under BOT arrangement.

23.           Product Upgrades (GCC Clause 23)

GCC 23.4	The Warranty Period is not applicable for the BOT.

24.           Implementation, installation, and Other Service s (GCC Clause 24)

GCC 24
In Addition to GCC 24, the parties agree on other services to be provided to include: training, and in particular the Transfer of skills and knowledge to TRA staff.  Skills transfer and training services are high priority deliverables and must be undertaken as a specific initiative within the assignment.  The Authority’s objective is to be as self-sufficient as possible in the operation so as to sustain the investment through in-house support and maintenance of the system.  Training of the systems Applications should be done prior to full deployment of the system and must continue whenever is necessary.  All other training and transfer of knowledge shall continue during the entire period of development and implementation.  The Supplier shall specify and come up with a detailed proposal for skills transfer, which will include training of managerial, technical and operational staff.

25.           Inspections and Tests (GCC Clause 25)

GCC 25
The Purchasers shall inspect and certify the Information Technologies, Materials, and other Goods prior to Production, Processing and supply or delivery to destination.  This activity is imperative in order to minimize cases where the Purchaser receives goods and services that do not conform to the Technical Requirements and shorten the repair or replacement time.

27.           Commissioning and Operational Acceptance (GCC Clause 27)

GCC 27.2.2	Operational Acceptance Testing shall be conducted in accordance with the Criteria for User Acceptance Testing specified in the technical requirements.
GCC27.2.2
If the Operational Acceptance Test of the System, or Subsystem(s), cannot be successfully completed within no more than ninety (90)1, days from the date of Installation or any other period agreed upon by the Purchaser and the Supplier, then GCC Clause 27.3.5 (a) or (b) shall apply, as the circumstances may dictate.

27.3.1(c)	Operational Acceptance shall occur when the Purchaser has put the System into production or use for thirty (30) days.

F.	Guarantees and Liabilities

28.           Operational Acceptance Time Guarantee (GCC Clause 28)

GCC 28.2
Liquidated damages shall be assessed and charged at 0.5 percent per week of the contract price.  The maximum liquidated damages are 10 percent of the Contract Price, or relevant part of the Contract Price if the liquidated damages apply to a Subsystem.
Liquidated damages as provided in this clause shall also apply in a case of termination of the Contract by the Purchaser for reasons attributable to it, or to the Government of the Republic of Tanzania.

29.           Defect Liability (GCC Clause 29

GCC 29.3(iii)
The Supplier warrants to the best of its knowledge that the following items have been released to the market for the following specific minimum time periods:  All Standard Software must have been commercially available in the market for at least three months.

GCC 29.4	The optional additional Warranty Period is for one year and shall begin from the date of Transfer of the Project to TRA by remitting the quoted annual service cost for that service per agreed SLA.
GCC 29.10	During the Concession Period, the Supplier must commence the work necessary to remedy defects or damage one (1) hour of notification for Dar es Salaam and 2 working days outside Dar es Salaam.
GCC 31.1	The representation and warranty given in GCC 31.1 is to the best of-the knowledge of the Supplier and given as of the date of execution of the Contract.

G.	Risk Distribution

34.           Transfer of Ownership (GCC Clause 34)

GCC 34
The supplier should transfer all software source code of the CDLS and customization done for Purchaser including technical documentation and other relevant materials related to Project during transfer of the Project to Purchaser as stipulated under the Escrow Agreement in Appendix F.  Transfer of the System shall be undertaken in accordance with the provisions of the BOT Arrangement and Payment Terms - Appendix D.

35.           Care of the System (GCC Clause 35)

GCC 35	The Purchaser will be responsible for the system after transfer of the COLS project.
GCC 36.2	Supplier liable only for gross negligence of Supplier or Subcontractors.
GCC 36.4	Applicable provided that peril was not caused by any direct intentional or negligent act or failure of Supplier.

GCC 36.5
provided, however, that no admission prejudicial to the Supplier, or settlement shall be made or entered into by Purchaser without obtaining prior written approval from Supplier, unless mandated by law.

37.           Insurances (GCC Clause 37)

GCC 37.1(c)
The Supplier shall obtain Third-Party Liability Insurance in the amount of deductible limits of no more than the amount provided in the Contract Value.  Third Party liability Insurance of Supplier is limited to coverage for injury and loss occurring in connection with Supplier’s acts during the supply and installation of the DLS.

GCC 38.3	Applies as long as the party alleging a Force Majeure has not contributed, directly or indirectly, to the event constituting Force Majeure.
GCC 41.1	GCC 41.1 shall not apply to the Contract.
GCC 41.2.1	The period of notice in clause 41.2.1 shall be a 45 day advance notice of termination.
GCC 41.2.4	GCC clauses 41.2,4, 41.2.5 and 41.2.6 shall not apply.
GCC 41.2.5 GCC 41.2.6
In the event of termination pursuant to GCC 41.2.1 or 41.2.2, the Supplier shall pay to the Purchaser a penalty of 10% of the Contract Price which sum shall be in full and final settlement of all claims and liabilities due to the Purchaser in connection with such termination and the Purchaser will have no further claim or demand against the Supplier.  The Supplier shall have-the full right and title to the Equipment, System and Software.

GCC 41.3.3	Clause 41.3.3 (b) and (d) (ii) shall not apply.
GCC 42.1
The Purchaser recognizes that the Supplier intends to incorporate a joint venture entity for the purposes of undertaking the Project.  The Purchaser confirms and agrees to the intended assignment of the Contract to the joint venture company.

SECTION IV: APPENDICES A - F TO THE SPECIAL CONDITIONS

APPENDIX A - TECHNICAL; SOLUTION

TRA CDLS Appendix A - Technical Solution

This document defines the Technical Solution that will be implemented per the signed Agreement. The parties to this document: the Purchaser and the Supplier as defined in the Agreement.

1             Project goals

1.1          Setup a Computerized Driving License System

•	Deploy a Central Site and a Disaster Recovery Site for the central computing of the Driving License system

•	Deploy driver service stations in Purchaser offices throughout the country as detailed in the Deployment schedule of the BOM

1.2          AFIS

•	As part of the central system, deploy AFIS system for detecting duplicate registrations by drivers under assumed identities.

1.3          Card personalization

•	Provide card personalization at all capture sites

1.4          Business process re-engineering (BPR)

•	Study the current processes Purchaser together with the Supplier and clean up bottlenecks in order to achieve optimal performance.

2             Architecture

The architecture of the project is based on the OTI’s Magna system and its adaptation to the needs of the TRA CDLS project.

Central Site
NAS
AFIS Server
Database Server
Database Server
Application Server
Application Server
Management Station
LAN
Router/ VPN / Firewall
Disaster Recovery Site
NAS
Database Server
Database Server
Application Server
Application Server
Management Station
LAN
Router/ VPN / Firewall
WAN
Regional Office (1 of 24)
Regional Server
Router/ VPN / Firewall
LAN
Customer Service Station
Customer Service Station
Printing Station
Card Printer
Quality Control Station
Back Office

2.1          Purchaser Service Counters (Fixed)

The system architecture implements deployment of Purchaser Service Counters (CSC) throughout the country enrollment sites (per the below table 1). Data collection stations, collecting personal and biometric information are deployed at each of the CSCs.

The capture stations contain devices for digital collection of face image, a scanner for acquiring 10 fingerprint images and a signature image. Collected images will be checked for quality and compliance to applicable standards. Images below standard will not be accepted and will be captured again.

The CSCs are planned to be installed in the Principal Purchaser offices of 24 cities throughout the country. In some cities, there is more than one office. The system architecture can optionally be expanded (with additional hardware and software) to include additional Purchaser offices.

2.2          Data Processing Centers (DPC)

The architecture supports two DPCs operating in active-passive mode also called fail-over operating mode. The active DPC carries out all the data processing of the Magna system while the passive DPC is continuously being updated, creating an exact replica of the active DPC. In case of failure of the active DPC, the passive DPC kicks in and takes the role of the active DPC. When the failing DPC returns online, it is updated and, when ready, takes the active role back.

2.2.1           BACKUP

At each DPC there is a backup robot which is used to create scheduled daily backups of the data.

2.2.2           AFIS engine

The Automatic Fingerprint Identification (AFIS) system has the task of identifying attempts of individuals to register more than once. Magna will decline the registration of such rejected records and will report them as duplicates by the AFIS to preserve the integrity of the drivers’ database.

The AFIS system is designed to cater for 1,000,000 identification transactions that will later be saved as records in its database. The AFIS database will be populated over 3 years. The answer for a new identification request will be after 24 hours. In few urgent cases, or with supervisor intervention, the identification request can be processed and answer within few hours.

For operational redundancy, the AFIS system data will be replicated at the disaster recovery site.

2.23           Person data

Magna stores the Personal data of registered Persons and manages it when changes are required. Changes may be introduced through update of personal details on the enrollment stations.

The data collection stations will be of two types: Image capture and Text capture. The image capture stations will collect all biometric information of the person: photo, fingerprints, and signature. The text stations will be used for all the processes of registration where textual information is entered into the system and the business rules are applied to check whether the user may advance in the process.

2.2.4           External databases and interfaces

Magna has an interface towards External databases, enabling it to retrieve a specific record. If the operator approves the data, the record will be copied to the fields of the Magna application form. The following description provides the framework for this integration that will be further clarified, detailed and expanded during the requirements and design cycle with the Purchaser.

The CDL system will integrate with the future identification systems in Tanzania.

Each of these other systems identifies the driver using a unique identifier. These identifiers are tied to the personal details of the driver. We will perform queries on these systems using their available interfaces to retrieve the information about the person.

In the CDL system we will build for every person an identification record containing the unique identifiers for the person from all the other systems. During data entry the CDL operator will be able to retrieve information about the person using one of the available or known identifiers.

All the information retrieved from other systems will be displayed to the operator and he will have the option to decide which details to use for the actual record.

The CDL system will also publish through public interface (web services) the information available about a person to other similar systems which have been authorized to access the data.

The web service will have two types of services:

Answers questions whether a certain set of Driving License number and Names are matching. This provides the opportunity to check a person’s claimed identity, without divulging unneeded personal information.

For specially authorized bodies of government it will provide the personal record matching a given Driver License number.

The CDL system will be a party in data exchange mechanisms using standards based information interchange: electronic data interchange. The proposed data interchange will be via XML files using standardized structures XML Schema Definition (XSD) files.

During the design phase of the Project, the Parties will define XSD files for each of the native systems for identification existing in Tanzania, and generic files for a Tanzanian citizen and foreign resident. Export and import of such files will be added to each specific application by the original developer. We will develop all these interfaces on the CDL side

The information exchange will be done via web services using SOAP and HTTP protocols.

2.3          Personalization Sites

Personalization will be done at all the capture sites. Personalization includes card printing, chip personalization, and quality control. Each site contains a local server that controls the operation of the personalization system.

2.4          eDL delivery

The system software supports immediate delivery of the electronic Driver License cards to the driver.

2.5          Inventory

The Magna system supports inventory management of blank cards and the consumables. The inventory database is located in each local personalization server.

2.6          National Communication:

•	All the sites will be connected to the center (Purchaser responsibility).

3             Electronic DL card passive security:

The following illustration explains the different security features of the card supplied. The exact design of the card will be established together with the Purchaser as part of the requirements and design cycle.  The exact list of security features included is as defined in the BOM (Appendix C).

**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**

4             Standards

4.1          Capture station standards:

•	All the images acquired conform to ICAO 9303 standard using JPEG or JPEG2000 format to save the images.

•	All stored fingerprint images use the WSQ standard.

•	JPEG-or TIFF images are used for signatures and scanned documents

•	The NIST format is used for image interchange with AFIS system

The above-mentioned implemented standards comply with the following list:

•
ISO/IEC-International Standard 10918-1, Information Technology - Digital Compression and Coding of Continuous-Tone Still Images Part 1: Requirements and Guidelines. This is commonly referred to as the JPEG (Joint Photographic Experts Group) algorithm.

•	ISO/IEC International Standard 15444-1, JPEG 2000, Information Technology-Digital Compression and Coding of Continuous-Tone Still Images Part 1: Requirements and Guidelines.

•	IAFIS-IC-0110 (V3) WSQ Gray-scale Fingerprint Image Compression Specification, December 19, 1997.

•	NIST Special Publication 500-271. ANSI/NIST-ITL 1-2007. Data Format for the Interchange of Fingerprint, Facial, & Other Biometric Information - Part 1

4.2          AFIS standards:

ANSI & NIST Standards:

•	NIST Best Practices for Capturing Mugshots and Facial Images, Version 2.0, 1997.

ISO Standards:

•	ISO/IEC IS 10918-1: JPEG Standard.

•	ISO/IEC 15444-1:2000: JPEG 2000.

•	ISO/IEC 19794-5: Information Technology - Biometric Data Interchange Formats - Part 5: Face Image Data.

ICAO Standards:

•	ISBN 92-9194-471-8, Machine - Readable Travel Documents, Part 2: Machine Readable Visas.

4.3          Personalization standards:

•	ISO IEC 1801

APPENDIX B - SCOPE OF WORKS

Appendix B - Scope of Work [SOW]

Overview

This document defines the roles and responsibilities for the Tanzania CDLS Agreement as agreed and signed on the date of November 20, 2009 (The “Agreement”). The parties of this document are: the Purchaser and the Supplier as stipulated in the Agreement.

The Supplier responsibilities:

•	Analyze the requirements and design the specifications of the Tanzania CDLS Project.

•
Implement the project, including: data capture, AFIS system (Automatic Fingerprint Identification System), decentralized card production at the districts fixed sites and delivery of the Driving Licenses.

•	Train the trainers.

•	Develop, adapt, integrate, install, and test the designed equipment, software and applications.

•	Manage the operation of the data capture, cards production and delivery.

•	Provide warranty for the supplied components for the project duration as specified in the Agreement.

This SOW is based on the following assumptions:

1.            The Purchaser responsibilities:

•
Assigning a project management team, and allocating the Project Manager from its side which shall have the authority and capacity to implement decisions and who has the aforementioned skills needed in the project:

1.	With experience of 5-10 years in managing National or large-scale IT projects.

2.	With technical and commercial capacity to manage the project.

3.	With contract negotiations capabilities.

4.	Being able to take over the project management in the future.

5.	Provide staff that will operate the stations of the project.

•	Assign personnel for operating all the workstations and functions of the system. The persons should all be computer literate - have basic computer usage skills, and have used a PC in the past.

•	The count of station operators needed is based upon station count. Each capture station needs one or two operators:

•	One to operate the computer and

•	One to help applicants fill their application forms and check the accuracy of the content of those forms.

•	One person to handle the card printer.

•	All other stations need 1 operator.

•	The expected total number of operators required is specified in the Appendix C -Bill of Materials and Prices.

•	Provide System administrators (1 per each fix and production site).

•	Provide Database administrator (1 per each large production site).

•
Urging the citizens to come and renew/upgrade their Driving License (this is a crucial issue for the success of the project). Enforce the laws about driving without a valid license to encourage drivers to carry a valid driving license.

•
Providing timely responses during the design and operational phases. Due to the lack of time we anticipate in this project, all comments on the submitted designs and design issues should be answered within 3 working days.

•
The Purchaser will provide the Central Site in Dar-Es-Salaam, a Disaster Recover Site and all the regional Sites. The Central and Disaster Recovery sites will be fully connected to stable electricity (with backup power generator), WAN, telephone communication, and water. The Purchaser will provide all the other needed sites with the same. The required size of sites will be provided 2 weeks after the Agreement effective date.

•	Provide the professional operators, supervisors, Data base administrator, System administrator, and other local staff, in addition to the local projects Managers.

•
Purchaser’s staff assigned to use and maintain the system will have proper qualifications prior to the start of the training sessions. The Purchaser will operate the system only with trained personnel, who have been qualified to work in the various sub-systems, and only according to the Supplier’s approved operation manuals and procedures.

•	Supporting all mutual activities: integration, acceptance tests, etc.

•	Provide access to the Supplier’s staff to the relevant sites and offices.

•	The Purchaser will provide security means to all the project sites. Those security means will cover all the physical installations, as well the physical security of the Supplier’s staff at all times.

•	The Purchaser will exempt the Supplier from all types of taxes on all its imported goods, (Example: computers and IT equipment).

•	Assist the Purchaser in obtaining work permits and visas for its staff, if and when necessary.

2.            IMPORTANT

This SOW details the various tasks and responsibilities for this project; however, each activity listed herewith would be considered valid only if it is listed with the respective quantity in Appendix C - Bill of Materials and Prices.

3.            Activities

Activity	Supplier Responsibility	Purchaser Responsibility	Product Outcome
Districts, Central Site and DRS offices setup
Specify and participate and consult in selection of components for infrastructure for Central Site, DRS and Districts to conduct all activities from (including infrastructure, backup power generation and UPS, and office equipment)
		Assigning appropriate buildings for the Central site, DRS and Districts connected to electricity, water, phone line, internet connection, WAN	District, Central Site and DRS offices ready for use.
Proper data capturing sites setup		Providing proper data capturing conditions in all capture sites by allocating rooms with controlled lighting for this purpose.	Achieve proper and consistent data capturing conditions.
Recruitment of project teams
Forming and recruit the functions required for the project. Refer to the Project Implementation Plan [PIP]. Specify the needed manpower for Purchaser team. The Supplier will also interview and vet the top-level staff.
		Forming and recruit the functions required for the project. Refer to the Project Implementation Plan [PIP]. Supply The Supplier with CVs of top-level staff.	Teams ready for work.

Project detailed planning	Plan in details all activities and assign tasks to staff.	Approve all activities and assignments.	Approved project plan sheet.
Issue and publish a Bill for replacing current DLs to the new ones		Issue and publish a Bill for replacing current DLs to the new ones	Bill is published.
Awareness campaign	Will advise the Purchaser on means of achieving public awareness to replace the current Driving Licenses, to the new ones, guarantee success of project
Will run a campaign of public awareness based on television, radio, newspapers, and public rallies with the scope of informing the public about the new DL card, the need to have it, to carry it, and the enforcement of these new rules and regulations. The campaign will run throughout the project length, but will be most intense in the beginning.
The public will come to replace their DL cards.
Requirements extraction
Define functional requirements, interface requirements, definition of roles and responsibilities, definition of neighboring computer systems (other computer based systems that exchange data with us,), security-requirements, etc.
		Provide personnel qualified to specify, and then approve requirements. Review, comment and eventually sign-off of requirements.	Freeze of mutually agreed requirements list.

System analysis and detailed design	Analyze the Purchaser’s requirements and provide detailed design document, including final DL card layout and graphics, and reports layout.	Provide personnel qualified to review, and then approve design of system and documents. Review, comment and eventually sign-off the detailed design document.	Freeze of detailed design document.
Sites Surveys	Perform site surveys and provide the Purchaser with sites’ configurations (room layout).	Rectify security flaws to comply with requirements of ISO security standards	Site planning maps for sites’ rooms’ and stations’ layout.
Establishment of sites infrastructure	Consult the Purchaser regarding construction and supervise the central Site infrastructure work. Including air conditioned, physical security, furniture and networking	Construction and supervise the central Site infrastructure work. Including air condition, physical security, furniture and networking	Central Site ready for HW and SW installation. Any delay in this step delays end of project.
HW, SW and consumables purchase.	Submit purchase orders for all required hardware and software components.		HW and SW ready for development and integration.

Customization, QA and integration (including graphic design)	Create all the code that has been identified in the design phase and integrate it with the hardware.		A functional product conforming to the design specification and requirements list.
Pre-ATP of the system in Israel	Run acceptance test procedure to ensure a functional product conforming to design spec.	Prepare the technicians and trainees to participate in receiving the System and operate all project operation sites.	Test procedures for the system.
Packaging and shipment	Pack and ship all systems to Tanzania. All shipments will be sent to ports (airport or sea-port). Receive all packages, clear customs and transport them to their final destination	Assist in clearing all goods free from any taxes and duties from the airports/ports and customs.	All packages ready in the sites for installation.
Installations and integration of Central production site and DRS.	The Supplier will install and integrate the equipment it supplied and connect it to the existing local infrastructure of power supply and network.
All sites and infrastructure needed for system installation are ready. Send the local staff to participate in the construction of the central production site and DRS. Provide guarded storage space for the delivered systems, which are awaiting installation.
A functional product conforming to the design specification and requirements list. Test procedures for the system.
Installation and integration of the fixed capture sites in the Districts.	Install and integrate the system components.	All sites and infrastructure needed for system installation are ready. Send the local staff to participate in the construction of the Districts capture sites.	A functional product conforming to the design specification and requirements list. Test procedures for the system.

Installation and integration of the Police systems	Install and integrate the system components.	All sites and infrastructure needed for system installation are ready. Send the local staff to participate in the construction of the Police sites.	A functional product conforming to the design specification and requirements list. Test procedures for the system.
Train the Trainers	Train staff that would be the trainers of the System. Training would be conducted using frontal instruction and hands-on training in use, configuring and monitoring of system.
The personnel attending the Train the Trainers course.  They should pass certain pre-requisite requirements.  All of them should be fluent in English.
Trainers should have experience in using Windows and Windows applications.
The Purchaser should allocate the training venue and technical means.
Well-trained personnel ready to train the operators of the system.
Training.	Train Purchaser staff to use, manage and maintain the system. Training would be conducted using frontal instruction and hands-on training in use, configuring and monitoring of system.
Provide the personnel attending each course should pass certain pre-requisite requirements.  All of them should be fluent in English.
Operators should have experience in using Windows and Windows applications.
System administrators should have very good working knowledge and experience with Windows 2008/XP/7 administration.
Database administrators should have passed Oracle DBA courses and have working knowledge and experience with Oracle 10g/11g in Windows environments.
The Purchaser should allocate the training venue and technical means.
Well-trained personnel ready to deploy the systems, and give technical support.

Documentation	Provide documentation		Documentation
Pilot project	Run the system for 3 weeks for testing the proposed system and underlying assumptions in realistic conditions.	Support pilot project and help fix any issues discovered during it, which are by their nature and according to this contract under Purchaser responsibility.	Pilot detailed Report.
Installation and integration of the rest of fixed district sites.	Install and integrate the system components	Participate in the process.	A functional product conforming to the design specification and requirements list. Test procedures for the system.
Operation See detailed description	Manage overall operation. Provide technical support	Operate: 1. Central Sites 2. Capturing sites
Security See detailed description	1. Card Security means (against counterfeiting). 2. Secure login to the various systems. 3. Security of data stored in media (CD, Disk-On-Key etc.)	Provide Physical security for all sites. Provide guard detail for each site. Provide security as part of mobile team to ensure smooth operation.	Physical security of sites and data.

Setup local support office.
The Supplier and its local maintenance partner will setup office for handling 2nd and 3rd level maintenance calls, and keep spare parts for 1-for-1 replacements. This will be open between 9:00 and 17:00 on weekdays (not including holidays).
		Levels 1 level support of maintenance and support.	Operational local support center.
Provide Software Source Code under Escrow Agreement	At the end of the concession period and after all financial terms were paid to the provider in full as stipulated in Appendix C, the Supplier will provide the software source code to a an Escrow agent		Source code in a sealed envelope locked at the safe of an escrow agent

4.            Products

This section defines the projects’ deliverable products.

Product Code	Product Title	Product Type	Associated Activities	Delivery Date/Milestones
P-001	PETG Card	Smart Card

P-001: PETG Smart Card -

Description

Highly durable, ISO compliance, ID1 size smart card. Includes graphic design, overt and covert security features to prevent card counterfeit. This definition of the card upgrades the one existing in the RFP and proposal. The chip provides and ISO 18013 compliant application.

Packaging and delivery procedure - See Packaging and delivery procedure

5.            Additional issues

1.
After project Activation, as described below, the countdown for development and deployment of the new system begins, counting down towards the milestones described in the project timetable, such as installation of main site, acceptance test procedure, production of first card, etc.

2.
The project begins with the establishment of capture and production facility at the central site in Dar-es-Salaam. After this site is working at full capacity according to the applicant quantities defined in the BOOT, we shall continue to gradually deploy the other sites in the country.

3.
The Supplier may temporarily add more equipment to cover for peak demand. This extra equipment is not part of the project and the equipment will not be delivered to the Purchaser when the time comes to transfer the project to the Purchaser. The Supplier may remove such equipment from the project when it considers that the need for the extra equipment has passed.

Maintenance of the system after the end of the BOT, when the equipment will already be owned by the Purchaser, will be performed by the Supplier for a nominal price that appears in the financial section of this contract.

6.            Project Activation

In order to start to implement the project in Tanzania, there are several activates and action items need to be complete. All the tasks together are mandatory to continue the massive work effort on the project and start the pilot.

The project Activation Date is the completion of the entire following requirements by both parties. The preconditions, which must be met in order to declare Project Activation, are:

	Description	Responsibility
1.	Present the applicable Laws and regulations relevant to the compulsory use of DL cards.	Purchaser
2.	Assigning Supplier Project management team	Supplier
3.	Assigning a project management team: Project Manager, Provide Database administrator, System administrators, and professional operators	Purchaser

4.
Provide official letter from the Purchaser to the all tax authority, customs, municipalities and any other in-country office that may collect taxes.  The letter should declare that the products and workers supplied for this project are exempt from any tax, VAT or other form of taxation for the duration of the project.
Purchaser
5.	Provide the Central Site building in Dar-es-Salaam, and all the other fixed sites and guarded storage space with the agreed infrastructure	Purchaser
6.	Provide the plan for Purchaser Campaign to urge the drivers’ public to enroll to the new CDLS and get new eDL card. Allocate Campaign Manager, detailed plan with implementation timetable.	Purchaser
7.	Provide yearly (for 3 years) Visa free of charge for the Supplier team (this Visa will be renewed automatically until the termination of the project).	Purchaser
8.	Provide the top level system requirements	Purchaser
9.	Provide requirements document for government approval	Supplier
10.	Approve and freeze the project requirements	Purchaser
11.	Provide the top-level technical project design	Supplier
12.	Approve and freeze the top-level technical project design	Purchaser
13.	Provide the sketches for the Graphics and Card design (including the hologram)	Supplier
14.	Approve and freeze sketch for the Graphics and Card design (including the hologram).	Purchaser
15.	Provide the enrollment forms design	Supplier & Purchaser
16.	Freeze enrollment forms design.	Purchaser

Attachments to Appendix B

A.           Purchaser’s operation responsibilities - detailed description

The Purchaser is responsible to:

1.     Recruit all capturing teams.  Recruitment of each .employee requires the Supplier’s approval, and operation would be managed by the Supplier. At least two policemen shall secure each fixed site.

B.            District and Central Office Setup

The Purchaser is responsible to:

1.	Setup needed infrastructure, inclusive furniture, proper lighting conditions, office equipment, and Internet connection.

2.	Connect power-line,

3.	Setup phone line.

4.	Provide the appropriate fire inspection.

5.
Provide reasonable care to prevent equipment exposure to contaminants that cause damage to the equipment or interruption of service. Ensure a safe work environment for The Supplier personnel. If problems are encountered with hazardous materials, The Supplier will immediately halt work and Purchaser will be responsible for the abatement of the problem.

6.	Provide permanent physical security (armed guards presence is mandatory) 24 hours a day upon start of activities for the whole project duration.

7.
Provide access to The Supplier personnel to all facilities where the system is to be installed and operated during the project. Access must be available 24 hours a day during the course of this project.

C.            Training

1.
The Supplier will provide training on the subjects of system operation, management and maintenance. The Supplier has the right to reject candidates who do not meet minimum requirements. The Purchaser will provide replacement candidates meeting the professional requirements.

2.
The system operation will be taught using a methodology of “train the trainer”. This means that The Supplier will teach the intended instructors, who, in turn, will teach the operators. The intended instructors should be familiar with existing regulations and procedures relating to emission of documents. They will be taught system operation and trained to perform it on the actual system. Later they will be responsible for training additional teams of operators who will operate the workstation in the field.

3.
For system management and maintenance The Supplier will teach properly qualified personnel who already have official qualifications in the areas of Windows 2003 Server Administration, Network Administration, and Database Administration. The Supplier will provide information about the specific implementation of the delivered system, but will NOT teach the administration skills.

4.
As part of the training of the administrators, The Supplier has the right to invite a small group of them to come to Israel during the final system integration and participate in it, in order to gain better understanding of the system.

D.            Security

The Supplier and the Purchaser shall furnish physical and logical security as described herewith:

I.             The Supplier responsibilities:

1.           Card Security means:  The Supplier would provide overt and covert security features against forgery of the Tanzania DL card. These features are integrated into the card along with its different layers and would make the Tanzania DL card very hard to counterfeit yet very easy to verify its authenticity.

Pre-Printing Layer:

1.1	Deformation pattern - wire mesh patterns having deformations corresponding to 3-D images.

1.2	Guilloche - drawing that is composed of multiple laced thin curved lines that cross each other in a complex fashion.

1.3	Microtext Printing - Small letters or numbers that are difficult to counterfeit or forge. Can be seen only with magnifying glass.

1.4	UV Printing - Printing using special ink which can be viewed only under ultra-violet light.

Personalization Layer:

1.5           Shadow image - The holder’s image printed as minimized ghost image.

Lamination Layer:

1.6           Holographic laminate.

2.             Secure login to the various systems: The Supplier would provide secure login to the workstations and servers based on Microsoft operating system technology.

2.1	The workstation will be protected with passwords for its BIOS setup and boot sequence.

2.2	Login to all workstations will be with name and password, enforcing secure policies of long passwords, periodic changes, auditing.

2.3	Single sign-on to Oracle will be achieved using OPS$ mechanism.

2.4	Standard use of Windows security policies.

II.            Purchaser responsibilities:

Provide permanent physical security (armed guards presence is mandatory) 24 hours a day, 7 days a week, upon start of activities in all sites and for all activities for the whole project duration.

Armed guards would secure:

1.	Central site

2.	Fixed capturing sites.

3.	The Supplier personnel according to the circumstances

E.             Management and reporting

The parties will appoint a program manager, one on behalf of each party, who will serve as a single point of contact for the purpose of communication and project management. The Supplier will be responsible for conductions the project according to the contract and will provide the periodic project’s status reports.

APPENDIX C - BILL OF MATERIALS AND PRICES

Component	Feature	Quantity	Total Price	Optional Prices per Unit
eID Base Card & Consumables	Contactless chip & Operating System - 66 KB memory - Comply to ISO 14443, ICAO 9303 and ISO 18013	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
	Optional: Contactless chip & Operating System - 32KB, including PKI - Comply to ISO 18013	0		**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
	PET Base card with Security printing and security pre-printed features; Microtext, UV, OVI & Shadow Image	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
	Optional: Additional Printer consumables for UV personalization, Price per card	0		**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
Secured thin holographic laminate
- Features such as text, guilloche, Microtext, nanotext, animated images, laser images, which provide state of the art protection against forgery
- including 1 time set up and customized design
		**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
	Optional: Secured Invisible Personal Information – IPI, price per card	0		**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
Enrollment Stations	Fixed Enrollment Station - Digital Camera + tripod & back screen - Signature pad + Smart card reader - 4 x Fingerprint reader for enrollment - Data capturing SW + Fingerprint 1:1 Identification SW - Face 1:1 Identification SW - Printer for provisional licenses (desktop laser) - 2D barcode reader + 700 W UPS - Contact reader & SAM + Workstation PC & Operating System - Data Capturing SW Customization	35	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
	Text Enrollment Station - Smart card reader - Printer for provisional licenses (desktop laser) - 2D barcode reader + 700 W UPS - Contact reader & SAM + Workstation PC & Operating System - Data Capturing SW Customization	60
	Regional Server (All-in-One)	24
	Application forms	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
	Paper + toner for the provisional license printer	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**

BackOffice	Workstations - Administration, Validation, Investigation - Upload station of data that received offline - PC & Operatign System	5	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
	Projector	1
	Scanning Stations - 1 PC & Operating System + fast scanner for the application forms - Scanning SW	2
Distribution Personalization	Card Thermal Transfer printer with computer - PC & Operating System - Chip reader/writer for eID personalization - Printing SW	25
	Production & Inventory Software module	1
	Chip Management System (CMW)	1
	QC Stations - Quality Control SW + 2D Barcode reader - PC & Operating System + eID chip reader	25
AFIS	1:N Search engine for 1,000,000 records Note: If our proposal will be awarded both in this RFP and also in the TRA AFIS RFP – You will be entitled to receive a discount of 10% of the TOTAL AFIS Price	1	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
	Hardware: Matchers Servers	1
	Installation, Training, Assimilation, Documentation	1
	1 Year Warranty & Service	4
Driver Registry	Magna TM – eID registry + RDBMS - Oracle data base licenses + - Localization + Customization - DRC	1	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
	Application Servers	1
	Main Database Server + Backup library & SW - Servers Cabinet + Storage + CA with HSM	1
	Disaster Recovery Site	1
	Police station for reading the DL card Read chip and displays text data dnd photo	29

General	Migration of existing DL data	1	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
	1 year warrantee level 2 & 3	4
	System Design & Requirements definitions	1
	Documentation	1
	Installation Central Site + escort 1 more site	1
	System Integration	1
	Magna – SA & DBA	1
	Training supervisors and trainers	1
	Central site Inspection: at Dar	1
	Acceptance Test Program	1
	DBA Local Support	36
	SYS Admin Local support	36
	Project Management & Overhead	1
Operation	Operators, driver, warehouse keeper	95	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
	Supervisors	7
	Project manager	1
	Local project manager	1
	Vehicle: depreciation, insurance, fuel, garage	36
	Office space for JV + cleaning	36
	Accountant	36
	Lawyer	36
	Setup, general and ISO accreditation of the System	1
	Optional: Guarding per site for the project duration	0
	Transportation: equipment and consumables to the sites	25
	Total Project NET Price per Card	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
	Total Project NET Price per volume	$17,255,000

Price, Terms, Conditions and Comments

                                Project Parameters

eDL minimum cards to be issued	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	Cards
Project minimum Duration	36	Months
Working Days	22	Per month
No. of Shifts for enrollment purposes	1	Per day
No. of Shifts for card production purposes	1	Per day
No. of Hours	8	Per shift
Production efficiency	90%
Capturing time per applicant	7.0	Min
Min Capture Sites	24

1	Price for new eDL card	Per Card	Total
	Supplier offered price for new eDL card for the citizen in USD	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	$24,650,000
	Based on the Dollar – Tanzania Shillings exchange rate on	16/09/09	$1 = TZS 1,300
	Price is per issuing minimum quantity within 3 years:	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	eDL Documents
	Supplier offered price for new eDL card for the citizen in TZS	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	TZS 32,045,000,000

2	BOT		Per card ($)	Per card (TZS)	Tota1 $
	70%	Supplier minimum Share per new card	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	$17,255,000
	30%	TRA Share per new card	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	$7,395,000
	100%	Total	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	TZS 0	$24,650,000

The Purchaser guarantees a minimum quantity larger than the minimum quantity as presented above.

1              Prices are at Dar-es-Salaam include: insurance and shipment to the local sites.

2              The NET prices does NOT include: any LOCAL tax and does not include VAT.

 The FINAL prices are presented with the expected local taxes as we currently understand:

The Supplier’s new local company will be exempt from import taxes on goods.

The quoted eDL document price is in U$ Dollar and paid in US Dollar per the quoted price per card.

3              The Supplier will train the local trainers that will train the end-users at the various sites.

4              The Project duration (after ramp-up) should end at least 36 months.

5              The proposed price is based on the TRA’s requirement far min. cards quantity, consumables & other items within the 3 years period.

6              eID kit include:

Laminate, base card with chip, security features, application forms, printer consumables

Price for eID kit far a minimum of additional 100,000 cards: **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**

7              The Supplier reserves the right to provide similar or better make and model than suggested above.

8	The Purchaser will provide all sites infrastructure to meet the following requirements:

Offices in good working condition to receive citizens in all allocated sites,

Central warehouse with shelves (minimum 200 seem) to store equipment, raw material and spare parts.

Office construction, office furniture including (chairs and desks for the operation per quantity that is provided in the RFP,

Networking, Internet connection during the duration of the Agreement and as long as the project is in operation.

Power backup (UPS, Generator and fuel) far the entire equipment and per their specifications as planned for all sites,

VPN & Air Condition, Large metal cabinet with a lock to store the secured raw material.

Bars on the office windows, Secured door with secured bar, fire extinguishing, water supply, local phone, etc

The Purchaser will provide all office expenses:

Site Electricity, Water, Site cleaning, Municipality taxes (if any), Security alarm, Illumination: Material & Consumables

Note: All sites should be ready for inspection and installation, 1 month before the proposed implementation plan.

The Supplier will ship the system to Tanzania after receiving written confirmation for sites readiness to host the planned system. However, if the sites will not meet the following requirement, the Supplier will be happy to provide it for extra cost:

9              Purchaser will provide LAN networking & WAN communications in all sites and between sites.

10            All communication MUST have good and reliable WAN Connection between them of minimum 1 Mbps.

11            Application forms for enrollment will be designed for the Purchaser. Supplier will customize the enrollment SW accordingly.

12            Work at the back office of the central sites is in 1 or 2 shifts per the Supplier discretion.

13            In case the JV proposal will be awarded, the JV and the Purchaser should both commit in good faith to finalize a mutual BOT Agreement aiming to fulfill the project within the time frame per the assumptions of the BOT model and following the international financial institute common guidelines.

14            Payment terms

Each applicant shall pay the relevant fee BEFORE starting the enrollment process.

The Supplier is eligible to receive from the Purchaser- the total collected payments for the documents on a daily basis.

It is the Supplier right to verify that the payment registered in the Supplier’s account - before starling the enrollment process.

Escrow account will be used to collect the fees from the drivers. This Escrow account will divide the income:

**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.** will be transferred to the Supplier account multiplied by the number of fees that were paid.

The balance of each fee payment will be transferred to the Purchaser account.

15            Annual Maintenance Price (after the concession period), paid at the beginning of each year $642,200.

APPENDIX D - BOT AND PAYMENT TERMS

Appendix D: BOT & Payments Terms

This Appendix D (hereinafter referred to as “Terms and Conditions”) defines the Build-Operate-Transfer method, and the terms and conditions for the payment for the Build, Operate and Transfer (BOT) Contract Between Tanzania Revenue Authority and On Track Innovations Ltd., for the Design, Development, Implementation, Installation and Commissioning of a Computerized Driver’s Licenses System under Build, Operate and Transfer (BOT) Arrangement (the “Agreement”) as agreed and signed on the date of November 25, 2009 (the “Agreement”) and to which this Appendix is attached. The parties to the Agreement are: Tanzania Revenue Authority (the “Purchaser”), and On Track Innovations Ltd, (as the lead partner in the bidding consortium consisting of On Track Innovations Ltd and LR Group) (the “Provider”).

Capitalized terms defined herein shall have the meaning ascribed to them in the Agreement.

1.             The Build- Operate-Transfer Agreement:

1.1.
The Purchaser wishes Provider to provide it with services in order to perform and implement the Project relative to the acquisition and setup in the Republic of Tanzania of a system for the management, the customization and the supply of a minimum of **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.** computerized and secured national Electronic Driver’s Licenses (the “Official Documents” or “Driver’s License Cards”) (“Minimum Number of Licenses”), as well as the supply of the Licenses themselves (together the “Project”), within the period as defined in the Agreement.

1.2.
In connection with the Project, the Purchaser wishes to engage Provider to provide such services and take such actions on a Build- Operate-Transfer method (the “BOT”) under the conditions set forth in the Agreement.

1.3.
The Purchaser commits that Provider will be the exclusive and the sole supplier for the Project (and for the avoidance of doubt, the Purchaser shall not be entitled to produce and issue Official Documents independently on its own) for such period as defined in the Agreement.

1.4.
The Purchaser will use all means to protect Provider’s investment in the Project and the Provider’s ownership of the System, the Infrastructure and the “Transferred Equipment” (described in Appendix C), as mentioned in the Agreement.

1.5.	The BOT of this Agreement consists of few phases as described in details in Appendix B - Statement of Work - (the “SOW”) and Appendix E - Project Implementation Plan (the “PIP”) to the Agreement.

1.5.1.       Build:

1.5.1.1.
During the Setup phase (as defined in the SOW), Provider will invest in the System design (as set forth in the SOW), importing the System, set-up, training, supplying raw material, install and check the system and more (together the “BUILD”) as stipulated in Appendix C - Bill of Materials and Prices (the “BOM”) to BUILD  the Project.

It is noted that Provider’s estimate of the initial investment for the Build phase is 8,000,000 US$.

1.5.1.2.	The implementation plan for this Build phase is specified in the PIP.

1.5.2.       Operate:

1.5.2.1.
During the Operate phase, Provider will supervise the operation of the System and all other Infrastructure and Transferred Equipment. The Purchaser will use all means to protect Provider’s investment and Provider’s ownership of the System, the Infrastructure and the provided equipment, as detailed under the Agreement.

1.5.2.2.
The Purchaser will supply the Sites to operate the System. as stipulated in the Appendix C BOM and prices. Manpower to operate the System(s) such as: operators, supervisors, coordinators, technicians and project managers. The list of required manpower and relevant quantity would be provided as described in the next article and the list of the Purchaser’s tasks is listed in the SOW. The Purchaser will be responsible for ensuring that the use of the System complies with the administrative and legal requirements of mandatory Laws, in particular with respect to civil liberties, personal data registration rules, and all other administrative and legal constraints existing in relation to the Project, and the Purchaser shall indemnify and hold the Provider (as well as its officers, employees and agents) harmless from any and all liability, as well as consequent fines, penalties or any other payment, action or restraint that will apply on Provider as a result of the Purchaser’s failure to fulfill its responsibilities under this Section 1.5.2.2.

1.5.2.3.
Provider will be responsible to manage the operation of the Project; will manage the manpower which would be provided by the Purchaser. The manpower would be provided for the following functions: system Operators, Supervisors, System Administrator, Database Administrator, Project Manager, and warehouse managers and workers, Sites Guards and printer operators and supervisors, Quality Assurance operators. Provider would supply raw material for the documents, maintain the System, train, and manage the Documents personalization, all as set forth in the SOW.

1.5.2.4.	The implementation plan for this Operate phase is specified in the PIP.

1.5.2.5.
The Provider shall make best efforts so that the supplied System and the equipment during the Operate phase will be sufficient for the issuance of a minimum of  **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**Official Documents within the concession period of 3 (three) years from the date of issuing the first new Driver License Card (“Concession Period”). In the event that at the expiration or termination of the Concession Period, the minimum number of  **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.** Official Documents have not been issued, then:

1.5.2.5.1.	the parties shall extend the Concession Period for an additional 1 year, and the Provider shall continue to Operate and get income and the Concession Period shall be deemed to be extended accordingly,

1.5.2.5.2.
In the event that after the end of the 1 year extension, the number of issued cards during the Concession Period (as extended) is still below  **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**(and accordingly that the total contract price paid to the Provider is below US$ 17,255,000), the Purchaser will pay the Provider the difference between US$17,255,000 and the sum received by the Provider at the end of the said extension, such sum to be paid within fourteen (14) days of the expiry of the said extension period Example: if for example only  **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**cards will have been issued by the end of the Concession Period (as extended) - a sum of USD 203,000  **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.** will be paid to the Provider. After the Purchaser will pay the Provider the above difference of the cards’ value that were not issued - the Provider will provide the Purchaser the same amount of card raw material.

1.5.3.       Transfer:

On the Transfer Date, the Purchaser will have the right to receive title, or license in the Transferred Equipment and Provider will transfer or provide license in the Transferred Equipment to the Purchaser. The Transfer is subject to Purchaser’s compliance with its obligations and covenants pursuant to the Agreement, as confirmed by Provider in writing. To exercise the transfer right, the Purchaser should notify Provider in writing, 6 months before the end of the Concession Period (as defined in. the . Agreement) (or as may be extended pursuant to the provisions hereof). The transfer shall be subject to following provisions:

1.5.3.1.
Upon the Transfer Date, Provider shall transfer to the Purchaser, free and clear from any lien or encumbrance created by Provider and without the payment of any consideration by the Purchaser, all its rights, title and interest in and to the Transferred Equipment, provided however, where such Transferred Equipment includes any intangible assets (e.g., computer software), Provider shall grant the Purchaser a perpetual, royalty- free, non-transferable, non-assignable license to use such intangible assets limited to the rights that Provider owns.

1.5.3.2.	Three months prior to the expected Transfer Date, Provider and the Purchaser shall meet and agree on the mechanics of transfer.

1.5.3.3.
The Transferred Equipment and all other equipment transferred pursuant to this Article 1.5.3 shall be transferred on an “as is” basis and any warranties which would otherwise be implied by statute or otherwise, including, without limitation, warranties as to title, fitness for the purpose, the absence of hidden or inherent defects, description or otherwise of whatsoever nature will be excluded and after the Transfer Date and Provider shall be under no liability whatsoever to the Purchaser in respect of the operation or otherwise of the Sites, Systems, Infrastructure or any part of the Transferred Equipment by the Purchaser or a person designated by the Purchaser and the Purchaser shall indemnify and keep Provider indemnified against any liability to any person arising from the use or operation of the Sites, Systems, Infrastructure or any part of the Transferred Equipment after the Transfer Date, provided however that Provider shall subrogate or assign the Purchaser any and all rights and benefits which it is able to subrogate or assign of any unexpired warranties of repair in respect of the Transferred Equipment under applicable laws or otherwise, if any.

1.5.3.4.
The Purchaser shall be responsible for all costs and expenses (including legal fees and taxes or duties) incurred in connection with the transfer referred in this Article 1.5.3 and shall, at its own cost obtain or effect all approvals, licenses, registrations and filings and take such other actions as may be necessary for the transfer contemplated in this Article 1.5.3, and reimburse Provider, on demand, for all such costs and expenses incurred by Provider in respect of such transfer.

1.5.3.5.
Notwithstanding anything to the contrary herein, in no event shall Provider be required to transfer or grant any right in the Transferred Equipment, if the Purchaser did not or does not comply with its full payment obligations pursuant to the Agreement.

1.5.3.6.
Maintenance Period after Transfer: During the duration of the Concession Period the Provider will be responsible for the maintenance of Equipment. Once the concession period expires or is terminated maintenance of system would be subject to an annual maintenance fee as stipulated in Appendix C. the fee is to be paid before the start of the annual maintenance.

2.             Terms and Conditions

2.1.	The consideration paid by each Applicant and the Purchaser for each Official Document shall be as specified in the price list attached as Appendix C to the Agreement (the “Fees”).

2.2.	Purchaser Guarantees

2.2.1.
The Purchaser guarantees that the minimum consideration to be received by Provider for the purchase of Official Documents by Applicants and by the Purchaser during the Concession Period (as may be extended pursuant hereto) (the “Purchaser’s Guaranteed Payments”) shall be the proceeds of the issuance of the Minimum Number of Driver Licenses, as stated in Section 1.1 above.

2.2.1.1.	The payments pursuant to this Section 2 shall be made to such bank account designated by Provider and the Purchaser for the said purpose only.

2.3.	Payments

2.3.1.           The Purchaser and the Provider would jointly open an escrow bank account in a reputable local Bank.  All payments by the Applicants would be made directly to this escrow account. The bank would have an instruction that: every day at the end of the working day, the Bank would transfer the accumulated money per the following principle: 70% equal to **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.** for each Applicant shall be paid to the Provider and the balance of the Drivers’ Licenses fees shall be paid to the Purchaser. The Provider will be paid the amounts due to it in US dollars.

2.3.2.           Upon payment in the bank the Applicant would be given an anti-counterfeit receipt, immediately following payment by the Applicant. With this receipt in hand the applicant would be able to start the registration into the system in order to receive the Official Document.

2.3.3.           It is assumed no currency restriction would prevail throughout the duration of the concession period. In case restriction would be imposed, this project would be exempt from it and the Purchaser would allow automatic conversion of all the US Dollars to be transferred out of Tanzania to such foreign bank accounts as may be provided by the Provider.

2.4.	Guarantees

2.4.1.	Provider undertakes to finance the Project whether by-independent resources or otherwise. In any event, to allow such finance, the Purchaser shall provide guarantees acceptable to the Provider.

2.5.	General

2.5.1.
Anything herein contained to the contrary notwithstanding, Provider reserves the right to assign certain payments due to Provider from the Purchaser to be made to third parties, the details of which shall be submitted to the Purchaser in writing from time to time, if at all.

2.6.	Net Payments: All amounts to be paid under the Agreement, including the Fees and the Guaranteed Payments, are net amounts.

2.7.	Delay of Payments

2.7.1.
Without derogation from any other remedy under the Agreement or under applicable law, Provider has the right to stop all activities under this Agreement should any payment delay exceed 45 days and any portion of any consideration to be paid to Provider, which shall not be transferred by the Purchaser to Provider or its designee on its due date, shall bear an interest of 1.5% (one and half percent) per month from the due date. Such interest shall be compounded daily. In addition, in such event:

2.7.1.1.	Provider’s schedules for implementation of the Project shall be automatically extended for a period equal to the Purchaser’s delay plus an additional 45 days.

2.7.1.2.	Provider will price and can ask for the payment of additional charge for the additional costs associated with the delay caused by the stoppage of the activities.

2.7.1.3.	Provider will resume activities only upon execution of the full payment of all amounts in arrears.

2.7.1.4.	Provider has the sole right to take back the System and charge the Purchaser for the cost of additional expenses.

2.7.1.5.	Provider would be entitled to the agreed amounts as stipulated in the Agreement.

2.7.1.6.	In a case of disagreement between the Provider and the Purchaser, the provisions for resolution of conflict under the Contract will apply.

2.7.2.
If the Purchaser does not fulfill any of his obligations in accomplishing implementation activity as per the agreed plan (Appendix B, C and E), and if this failure causes delay in other activities then the Provider will have the right to undertake and perform completion of the activity by himself and/or other subcontractor and the Purchaser will forthwith reimburse the Provider for all costs and expenses incurred by the Provider in this regard together with such administrative charges and other costs as may be applied by the Provider.

APPENDIX E - PROJECT IMPLEMENTATION PLAN

TRA CDLS - Appendix E - Project Implementation Plan

ID	Task Name	Duration	Start	Finish	Predecessors
1	**Tanzania eDL Project - Implementation Plan**	**1200.5 days**	**Tue 24/11/09**	**Fri 04/07/14**	
2	**Project kick-Off**	**45 days**	**Tue 24/11/09**	**Thu 28/01/10**	
3	**Contract sign off**	0 days	Tue 24/11/09	Tue 24/11/09	
4	Project management team assignment	2 weeks	Tue 24/11/09	Mon 07/12/09	3
5	provide specifications for all sites + Human Resources requirements	2 weeks	Tue 24/11/09	Mon 07/12/09	3
6	Establish Local Office in Dar Es Salaam	9 weeks	Tue 24/11/09	Thu 28/01/10	3
7	Recruit Local Operation and Service & Maintenance Company	9 weeks	Tue 24/11/09	Thu 28/01/10	3
8	Arrange for import and taxation permits and adjustments	9 weeks	Tue 24/11/09	Thu 28/01/10	3
9	**PROJECT High Level Design and Initiation**	**109.5 days**	**Tue 24/11/09**	**Thu 29/04/10**	
10	Existing System Detailed Study and Sites Survey	4 days	Mon 21/12/09	Thu 24/12/09	3FS+3 days
11	System Requirements Extraction & high level design	1 week	Mon 21/12/09	Mon 28/12/09	3FS+3 days
12	**Approve project plan (Assuming 15 days for Purchaser response)**	**6 weeks**	**Tue 24/11/09**	**Thu 07/01/10**	3
13	System requirements document composition (Inception Report)	2 weeks	Mon 14/12/09	Mon 28/12/09	11FF
14	**System Requirements Signoff**	0 days	Mon 28/12/09	Mon 28/12/09	13
15	**Commencement Date**	0 days	Mon 01/02/10	Mon 01/02/10	14,12
16	Detailed Design Document Composition and delivery (up to 2 weeks wi	8 weeks	Tue 29/12/09	Wed 24/02/10	11
17	Detailed Design Document Review	1 week	Thu 25/02/10	Wed 03/03/10	16
18	**Approve System Detailed Design and Freeze**	0 days	Wed 03/03/10	Wed 03/03/10	17
19	System Customization, Manufacturing, Integration & Testing	4.5 mons	Tue 24/11/09	Wed 14/04/10	3
20	Card graphical design	2 weeks	Thu 07/01/10	Wed 20/01/10	ISS+2 weeks
21	Holographic Laminate graphical design	2 weeks	Thu 07/01/10	Wed 20/01/10	ISS+2 weeks
22	**Graphic Design Correction Cycle and signoff**	2 weeks	Thu 21/01/10	Wed 03/02/10	20,21
23	**Graphical design proofing cycle / signoff origination of card and la**	0.5 weeks	Thu 04/02/10	Mon 08/02/10	22
24	Card Security Printing (for Pilot & Rump up phase)	3 weeks	Thu 11/02/10	Thu 04/03/10	23FS+3 days
25	Card Manufacturing	8 weeks	Thu 04/03/10	Thu 29/04/10	24
26	**Holographic Laminate Origination, proof & signoff**	3 weeks	Mon 08/02/10	Mon 01/03/10	23
27	Hologram manufacturing	8 weeks	Mon 01/03/10	Mon 26/04/10	26
28	Purchase Entire Project Equipment	8 weeks	Tue 02/02/10	Mon 29/03/10	3,15,14
29	Purchase Documents Raw Materials	8 weeks	Tue 02/02/10	Mon 29/03/10	3,15
30	**Nation Wide Sites Readiness For Implementation per OTI's site**	**66 days**	**Tue 24/11/09**	**Fri 26/02/10**	
31	Building Infrastructure	3 mons	Tue 24/11/09	Fri 26/02/10	3
32	Servers Room	3 mons	Tue 24/11/09	Fri 26/02/10	3
33	Air Conditioning	3 mons	Tue 24/11/09	Fri 26/02/10	3
34	Fire Detections and Extinguishing systems	3 mons	Tue 24/11/09	Fri 26/02/10	3
35	Isolated LAN	3 mons	Tue 24/11/09	Fri 26/02/10	3
36	VPN WAN (IPSEC compliant)	3 mons	Tue 24/11/09	Fri 26/02/10	3
37	Lighting	3 mons	Tue 24/11/09	Fri 26/02/10	3

2009 2010 2011 2012 2013 2014 2015
H1 H2 H1 H2 H1 H2 H1 H2 H1 H2 H1 H2 H1 H2
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24/11
28/12
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03/03
04/02

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TRA CDLS - Appendix E - Project Implementation Plan

ID		Task Name	Duration	Start	Finish	Predecessors
38		Telephony	3 mons	Tue 24/11/09	Fri 26/02/10	3
39		Backup power (UPS + Generators)	3 mons	Tue 24/11/09	Fri 26/02/10	3
40		Physical security (Alarm, Cameras, Access Control)	3 mons	Tue 24/11/09	Fri 26/02/10	3
41		Booth (Lighting, Orientation, Equipment Placement)	3 mons	Tue 24/11/09	Fri 26/02/10	3
42		Locked secured warehouses	3 mons	Tue 24/11/09	Fri 26/02/10	3
43		Nation Wide Operations Established / Team / Communications / Proce	3 mons	Tue 24/11/09	Fri 26/02/10	3
44		Guard force readiness nation wide	3 mons	Tue 24/11/09	Fri 26/02/10	3
45		Recruit and Assign human resources to their positions	3 mons	Tue 24/11/09	Fri 26/02/10	3
46		**Sites ready for implementation**	0 days	Fri 26/02/10	Fri 26/02/10	),41,42,43,45
47		**Phase 1 - Dar Es Salaam Main & DRS Pilot deployment integrati**	**89.5 days**	**Thu 15/04/10**	**Wed 18/08/10**	
48		Holographic Laminate shipment	1 week	Mon 26/04/10	Mon 03/05/10	27,46,8
49		Holographic Laminate release from customs	2 weeks	Mon 03/05/10	Mon 17/05/10	48
50		Card & consumables shipments	1 week	Thu 29/04/10	Thu 06/05/10	25,46,8
51		Card & consumables release from customs	2 weeks	Thu 06/05/10	Thu 20/05/10	50
52		Shipment of Central Sites equipment & related consumables	2 weeks	Thu 15/04/10	Wed 28/04/10	1s,46,8,28,29
53		Central Sites equipment & consumables - Custom release	2 weeks	Thu 29/04/10	Wed 12/05/10	52
54		**Central Site Dar Es Salaam HW integration / All HW integrations te**	1 week	Thu 20/05/10	Thu 27/05/10	53,49,51
55		**Central Sites Dar Es Salaam SW Integration / All SW teams trainin**	1 week	Thu 27/05/10	Thu 03/06/10	54
56		**Partial Interfaces, billing system operational versification**	1 week	Thu 27/05/10	Thu 03/06/10	55SS
57		**Supply training and stations operations documentation**	0 days	Thu 03/06/10	Thu 03/06/10	56
58		**Dar Es Salaam Central Site Training / All TOT & Local operators (F**	1 week	Thu 03/06/10	Thu 10/06/10	57
59		**Dar Es Salaam Capturing & manufacturing cards + limited process**	1 day	Thu 10/06/10	Fri 11/06/10	58
60		Dar Es Salaam Production Rump-Up While Training and ATP	2 weeks	Thu 03/06/10	Thu 17/06/10	58SS
61		**Dar Es Salaam System Acceptance Test & Approval**	0 days	Thu 17/06/10	Thu 17/06/10	60
62		**First Card issued**	0 days	Thu 17/06/10	Thu 17/06/10	61
63		**Installation of additional 5 large regional sites**	4 weeks	Thu 17/06/10	Thu 15/07/10	62
64		**Dar Es Salaam Site reach and stabilized on at least 70% of its exp**	2 mons	Thu 17/06/10	Wed 18/08/10	61
65		**Phase 2 - Nation wide SITES DEPLOYMENT INTEGRATION TRA**	**50 days**	**Wed 18/08/10**	**Wed 27/10/10**	
66		Delivery from Dar Es Salaam to national sites	5 days	Wed 18/08/10	Wed 25/08/10	4,49,51,53,64
67		Implementation In Parallel of National Sites	4 weeks	Wed 25/08/10	Wed 22/09/10	66
68		Training In Parallel national sites	2 weeks	Wed 22/09/10	Wed 06/10/10	67,60,58
69		**Commence Capturing National Sites**	0 weeks	Wed 06/10/10	Wed 06/10/10	68
70		Production Rump-up In parallel / Assimilate operational processes	3 weeks	Wed 06/10/10	Wed 27/10/10	69
71		**All planned sites are installed, trained and first card was is**	**0 days**	**Wed 27/10/10**	**Wed 27/10/10**	**70**
72		**Phase 3 - POLICE SITES DEPLOYMENT INTEGRATION TRAININ**	**99 days**	**Thu 17/06/10**	**Wed 03/11/10**	
73		Deliver only 1 station to Sar es Salaam Police station - equipment, inst	4 weeks	Thu 17/06/10	Thu 15/07/10	63SS
74		Delivery of equipment from Dar Es Salaam to police sites	5 days	Wed 25/08/10	Wed 01/09/10	66

2009 2010 2011 2012 2013 2014 2015
H1 H2 H1 H2 H1 H2 H1 H2 H1 H2 H1 H2 H1 H2
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03/06
10/06
17/06
17/06
06/10
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TRA CDLS - Appendix E - Project Implementation Plan

ID		Task Name	Duration	Start	Finish	Predecessors
75		Implementation In Parallel At police Sites	2 weeks	Wed 01/09/10	Wed 15/09/10	74
76		Training In Parallel police Sites	3 weeks	Wed 06/10/10	Wed 27/10/10	75,68
77		**Commence Operations at Police Sites**	1 week	Wed 27/10/10	Wed 03/11/10	76
78		**Nation wide full operations for Issuing 850,000 eDL**	**1056 days**	**Thu 17/06/10**	**Fri 04/07/14**	
79		SW correction cycles, Interfaces every 2 month for 2 weeks	7 mons	Thu 17/06/10	Wed 19/01/11	19,61
80		Central and National Sites Capture & Issuing & Monitoring	0 weeks	Thu 17/06/10	Thu 17/06/10	62
81		Project debriefing / Conclusions	1 week	Thu 17/06/10	Thu 24/06/10	80SS
82		1st year operations review	1 week	Wed 22/06/11	Wed 29/06/11	:SS+12 mons
83		**SW Escrow deposition (at the end of the concession period)**	0 days	Mon 01/07/13	Mon 01/07/13	:SS+36 mons
84		**Final Report**	0 days	Mon 01/07/13	Mon 01/07/13	83
85		**CDLS BOT project transfer**	**0 days**	**Mon 01/07/13**	**Mon 01/07/13**	**+36 mons,83**
86		Confirm Service Level Agreement (SLA) for following years	1 week	Thu 27/12/12	Thu 03/01/13	:SS+30 mons
87		Commence service and maintenance period after Transfer	12 mons	Mon 01/07/13	Fri 04/07/14	:+36 mons,86

2009 2010 2011 2012 2013 2014 2015
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Page 3

APPENDIX F - SOFTWARE ESCROW AGREEMENT

[Form of Software Escrow Agreement to be attached once agreed by the parties]

SECTION V: MINUTES OF A PRE-CONTRACT NEGOTIATION MEETING.

 TANZANIA REVENUE AUTHORITY

MINUTES OF THE NEGOTIATIONS MEETING BETWEEN THE PURCHASER M/S TANZANIA REVENUE- AUTHORITY (TRA) AND THE SUPPLIER M/S ON TRACK INNOVATION (011) & LR GROUP FOR THE CONTRACT ON THE DESIGN DEVELOPMENT, IMPLEMENTATION INSTALLATION AND COMMISSIONING OF A COMPUTERIZED DRIVER’S LICENSES SYSTEM (COLS) UNDER BUILD, OPERATE AND TRANSFER (BOT) ARRANGEMENT: CONTRACT NO. AE/023/GS/003109-55 HELD  IN THE TRA BOARD ROOM ON MONDAY, 16th NOVEMBER 2009

1.1	PRESENT - Tanzania Revenue Authority (TRA)

1.	Mr. Johanlies Malty	CDR	Chairman
2.	Mr. Kenneth Wakati	DICT	Member
3.	Ms. Asha K. Nassoro	MLR	Member
4.	Mr. Salum Yusufu	DCTS	Member
5.	Mr. Massoud Issangu	MMVR & DL	Member
6.	Mr. Magelan Sakinoi	DDA	Secretary
7.	Mr. Joseph Charos	PPO	Member
8.	Mr. Julius Magile	MSD	Member
9.	Mr. James Kombe	Ministry of Home Affairs, Traffic-Traffic Commander	Member,

1.2	PRESENT - On Track Innovation (OTI) & LR Group

1.	Mr. Eli Basson	VP, SmartlD, OTI
2.	Mr. Haim Confino	VP, Business Development SmartlD, OTI
3.	Mr. Carlyle Bosser	Country Representative, OTI
4.	Mr. Avshalom Ashman	Manager, Complex IT Projects, LR Group
5.	Mr. Haim Yaron Meiri	Mana ger, Projects Division, LR Group

M.01/1                   OPENING OF THE MEETING

The Chairman OPENED the meeting at 10.00 hours by welcoming the representatives of the Supplier to the negotiation meeting and requested the participants to introduce themselves.

It was INFORMED that the purpose of the meeting was to caring out a pre- contract negotiation for The Design, Development, Implementation Installation and Commissioning of a Computerized Driver’s Licenses System (COLS) Under Build, Operate and Transfer (BOT) arrangement: CONTRACT No. AE/023/GS/003109-55

M.02/1                   ADOPTION OF THE AGENDA

The meeting ADOPTED the following agenda: -

i.	Methodology and Work Plan
ii.	Availability of Professional and Support Staff
iii.	Clarifications on Tax Liability
iv.	The Breakdown of Processing Fees and Method Of Payment
v.	Fixed Tanzanian Shillings to USD exchange rate that will apply through out the contract period
vi.	Improvement on the Proposed Terms of Reference
vii.	Reporting Systems
viii.	Review of the Draft Contract
ix.	Any other business related to the contract

M.03/1                   METHODOLOGY AND WORK PLAN

3.1	TRA REQUESTED the Supplier M/s On Track Innovation & LR Group to elaborate on the Methodology and the Work Plan in the process of executing the Computerization of the Drivers License System.

3.2
On Track Innovation CLARIFIED on the methodology making a short presentation on the methodology and a comprehensive plan of action that will be adhered to while undertaking the project as per the submitted Technical Proposal.

3.3	TRA AGREED with the proposed methodology and work plan which remained as per submitted Technical Proposal.

3.4
The Supplier POINTED OUT that the three years contract is based on the understanding that  **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.** cards will be produced and that this quantities formed the basis of their proposed price of  **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.** per license.

3.5
The Supplier SUGGESTED that in the event the minimum of  **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.** licenses is not reached in three years there shall be an automatic extension of contract to allow production of remaining balance.

3.6
The team NOTED the observation and agreed that in the event that the minimum quantity of **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.** licenses is not reached in three years the parties will re-negotiate the need for extension and make a submission to the tender board for approval.

3.7
TRA REQUESTED the Supplier to indicate the various milestones of the project especially relating to the Project Set up and Production of the Drivers Licenses pending the finalization of the Regulations and other logistical issues from the side of both parties.

3.8	M/s On-Track Innovation CONFIRMED their availability to begin the Project Setup almost immediately as they are fully committed to shorten the time for the production of the first Drivers License Card.

3.9
Both parties AGREED that 01st February 2010 shall be the Project Commencement date and 01st July 2010 as the official production of the first new Drivers License subject to the fulfillment of the agreed conditions of the contract.

M.04/1                   AVAILABILITY OF PROFESSIONAL AND SUPPORT STAFF

4.1
Ms On Track Innovation INFORMED the meeting that all professional staff appearing in the Technical Proposal would be available during the implementation of the project including the technical staff from its JV Partner LR Group.

4.2	Further more Ms On Track Innovation Limited INFORMED TRA that Mr. Haim Confino (OTI) and Mr. Avshalom Ashman (LR Group) will be the Client Relationship Partners for the entire project period.

4.3	TRA also INFORMED the meeting that Mr. Salum Yusufu, Deputy Commissioner; Technical Services (DCTS) will be the Project Manager from the Client’s side.

4.4	TRA INQUIRED and RECEIVED further elaboration from Ms On Track Innovation on the technical and support staff that will be required for the operations of the Drivers’ License System.

4.5
The Supplier CLARIFIED by mentioning that they will have external staff to focus on the technical and support aspects of the project, but will ensure that there is a systematic knowledge and skills transfer to the TRA over the life of the project.

M.05/1                   CLARIFICATION ON TAX LIABILITY

5.1
The meeting was INFORMED that the Supplier’s tender price was VAT exclusive pursuant to the tender requirement and it was FURTHER CLARIFIED that since the Supplier is contracted to issue Drivers’ License and the payment for the licenses is statutorily prescribed under the Traffic Regulations, such statutory payments do not attract VAT.

5.2	The meeting FURTHER NOTED that the contract with the supplier is under Build Operate Transfer (BOT) terms and that the project is externally funded by the Supplier.

5.3	TRA GUARANTEED the Supplier that the contract price will not be subjected to Value Added Tax (VAT), however, the Supplier will be liable to all other applicable taxes unless otherwise specified.

5.4
It was NOTED that the quotation of the price for goods to be imported by the Supplier does not include Import Duties And Taxes. The meeting clarified that payment of import duty is the Suppliers’ responsibility and it was AGREED that Taxes and Duties that will be paid on the importation of goods should be paid by the Supplier and the total amount paid shall be added to the contract price.

5.5
It was FURTHER AGREED that, the amount added so shall be considered as an additional investment and the same shall be recouped by the Supplier .The Supplier shall however be entitled to recover the cost of all such taxes and duties paid if such duty and/or taxes are excluded from the Contract Price in Article.

5.6
The meeting FURTHER AGREED that goods to be imported by the Supplier shall be restricted to goods in the Bid Form and Price Schedule and the tax paid by the Supplier shall be recovered by increasing -the minimum number of cards to be supplied to the Purchaser. The additional number of cards will be calculated based on the following formula:

- Additional number of Cards = Total amount of tax paid
**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**

and the definition of Minimum Number of Cards where used in the Contract Agreement shall mean **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.** plus the additional number of Cards calculated in accordance with the above formula.

M.05/1                   THE BREAKDOWN OF THE PROCESSING FEES AND METHOD OF PAYMENT

6.1
It was INFORMED that the cost per the tender of the Drivers License Card will be **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.** The revenue is to be split in the ratio of 70% (OTI & LR Group) and 30% (IRA).

6.2
It was PROPOSED that an Escrow Account be created to manage the funds from the project from which the applicants of the driver’s license will pay the  **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.** amount in Tanzania shillings as a driver’s license fee on which 70% of that equal to **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.** will go direct to the Supplier account and the balance to the TRA account all after deducting necessary taxes related to the contract.

6.3	TRA AGREED on the establishment of Escrow Account as proposed by the Supplier, the details of which will form part of the Contract.

M.07/1                   IMPROVEMENT ON THE PROPOSED TERMS OF REFERENCE

7.1	TRA REQUESTED the Suppliers to comment on the Terms of Reference and Technical specifications related to the project.

7.2
Ms On Track Innovations Limited ELABORATED that there were some additional areas that could be considered as part of the improvements to the Terms of Reference and Technical specifications that can ensure that the Computerized Drivers License System will be efficient. It was FURTHER EXPLAINED that such improvements will, not amount to any additional cost or change the price of the card submitted in the process nor will compromise the quality but rather will amplify and improve.

7.3
It was AGREED that the Supplier will present the improved Technical Specifications to the TRA Technical and project team in an extended negotiation meeting to discuss the detail technical side of the project.

7.4
It was FURTHER AGREED that the jointly agreed improvement will supersede the previously submitted Terms of Reference and Technical Specification during the bid submission and will form part of the contract.

M.08/1                   FIXED TANZANIAN SHILLINGS TO USD EXCHANGE RATE THAT WILL APPLY THROUGH OUT THE CONTRACT PERIOD

8.1	It was INFORMED although the quoted and awarded price in the contract is in USD the Tanzanian citizens will pay in Tanzania shillings for the new driver’s license card.

8.2
Ms On Track Innovations limited AGREED that the Citizen will pay in Tanzania shillings but REQUESTED that their 70% portion of license shall remain at **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.** throughout the contract period regardless of the united states dollars to Tanzania shilling exchange rate fluctuation.

8.3
It was further agreed- that the effect of-exchange rate shall not affect the amount of **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.** that is payable to the supplier. In the event of effect of adverse exchange rate then the same shall be hedged (cushioned) by the amount payable taIRA (GOT).

8.4
TRA AGREED that the 70% portion of payment to the Supplier will be transferred from the escrow to the Supplier’s account after it is converted USD. The total amount to be deposited to the Supplier account per each card will be **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.** and the remaining balance will be deposited to the TRA account in Tanzanian Shillings.

M.09/1                   REPORTING SYSTEMS

9.1	TRA INQUIRED to know how the reporting system will be done during the implementation of the Drivers’ License System

9.2
On-Track Innovation CONFIRMED that they will deliver the reports as per the agreed reporting framework. An inception report will be issued within 4 weeks after the commencement of the assignment. They will also provide progress reports on a weekly and monthly basis, an interim progress report at the end of each financial year and a draft and final report at the end of the entire project. Other reports will be submitted as decided by the project board of both sides.

M.10/1                   REVIEW OF THE DRAFT CONTRACT

10.1	TRA INQUIRED if the Supplier was comfortable with the contract document especially the Special Conditions of the Contract.

10.2
Ms On Track Innovation limited CONFIRMED that the contract document was in conformity with acceptable standard and that they are very comfortable with the contents of the contract document. However, there is a need to customize the Special Conditions of the Contract and some of the Appendices to be aligned according to the principles of BOT projects.

10.3
It was agreed that an extended of the negotiation meeting between Supplier and specialists from legal, technical and procurement be conducted to ensure that the contract reflect Build, Operate and Transfer project

M.11/1                   ANY OTHER BUSINESS

11.1	It was CONFIRMED that these --minutes of the Negotiation meeting will form part of the contract.

M.12/1                   CLOSING OF THE MEETING

The Chairman closed the meeting at 12.25 hours

/s/ Johannes Mally	/s/Megelan Sakinoi
Mr. Johannes Mally	Mr. Megelan Sakinoi
Chairman	Secretary

Date: November 16, 2009

Acceptance:

/s/ Haim Confino	/s/ Avshalom Ashman
Mr. Haim Confino	Mr. Avshalom Ashman
On Track Innovation Ltd. (OTI)	LR Group Ltd.

Date: November 25, 2009

SECTION VI: THE SCHEDULE OF REQUIREMENTS & TECHNICAL SPECIFICATIONS;

1.0	Introduction

The driver’s license is one of the most familiar documents issued by governments. The traditionally, the most important function of the driver’s license has been to improve traffic safety. The license can be issued only to drivers who demonstrate the ability to safely operate a motor vehicle. When a law enforcement officer stops a driver for a traffic offence, the license is used to quickly establish a motorist’s identity and indicate whether the motorist should be allowed to continue to drive The current driver’s licence is a folded paper document with a photo of the licence holder, a serial licence number, the class of licence, signature and stamp of issuing officer and four blank pages for endorsements, if any The document is not durable and can be easily forged. The driver’s licence is valid for three years and does not correspond to the International Road Traffic Model Status.  As a road safety tool, photo driving licenses are the most effective means of confirming that drivers are qualified and are who they say they are. The photograph is taken at the time the figure prints are captured and stored into the computer database. They will make it harder for disqualified and unlicensed drivers - serious traffic offenders - to flout the law by driving on forged, stolen or borrowed licences. That makes our roads safer for everyone

2.0	Current System

The existing manual driver’s licence register shows that there are approximately 600,000 licences. It is estimated that 80% of these licences are still active. The records also show that approximately 70% of all driver’s’ licences were issued in Dar as Salaam. If the regional distribution of driver’s licences follows a similar distribution pattern as that of the motor vehicles then the number of active licence holders in the major regions would be as shown in the table on Table 1 below

Table 1 Transactions per Region (220 working days per year)

Region	Total	Transactions per day if three years transition period
Dar es Salaam	250,000	380
Tanga	20,000	30
Arusha	20,000	30
Mwanza	20,000	30
Iringa	15,000	23
Kagera	15,000	23
Kilimanjaro	5,000	8
Mbeya	5,000	8
Morogoro	5,000	8
Zanzibar	5,000	8
Remaining regions	40,000	61
TOTAL	400,000	609

3.0           Proposed System.

Manufacturing and ‘issuing of driving licences shall be done in a cost effective and customer friendly way. The licence shall be of high security standard and be recognised by the police, Purchasers and other financial institutes as an accepted identification document.

The TRA will undertake all card manufacturing procedures on its own, i.e. handle applications, payments, registration procedures, card manufacturing and issuance of the card.

The Supplier shall provide TRA with a modern and top of the range system for manufacturing and issuing of Driving Licences according to the Tanzanian legislation, the user requirements, functional and Systems Designs Specifications (SDS) which will form part of the Terms of Reference.

Procedures for Production and Issuance of Driving Licence

There are four stages involved in the production and issuance of a driving licence. A detailed description of the procedures is described in Table 2. The first stage, which is mainly the responsibility of the driver, is managed outside the TRA except the issuance of a Provisional (Learner’s) Licence. The second stage of the prices should be undertaken by TRA who would process the registration of drivers, monitor and control the revenue collection and also-safeguard against fraud and illegal issuance of licences. Also the third stage, which involves the production of the cards, will be undertaken by TRA. The fourth stage is the distribution of the driving licenses to the drivers.

Table 2: Processes for the Production and Issuance of Driving Licences

The applicant has to undergo Driving Learners Training (Education), a procedure which is administered by approved Driving Schools (institutions) in located all over the country and Driving Licence Testing, a procedure administered by the Police Traffic. All the above processes are mandatory before one applies for driving licence. The TRA issues a Provisional Driving Licence Class H, which allows the applicant to undertake driving training classes and subsequently undertake a Driving Licence Test after payment of a Test Fee.

Transition Period

The current Tanzania Driving Licence is valid for a period of three years. A practical conversion and distribution model would be to use the expiry date as the date when a renewal should be effected. It is estimated that the annual renewal volume of driving licences would be 333,000. This estimate does not include new registrations. The transition period by which all old driving licences would have been replaced would be three years.

Data Capturing

All mandatory driving particulars must be submitted by the licence holder/applicant on an Application Form to be used for data capture.

Data capturing will be done according to two separate procedures as described below.

Data capturing at the TRA computerised offices and the Traffic Police

Offices shall be online connected to the central database and shall undertake capturing of specified driver’s bio data and biometric data by using live scan equipment. This implies that the applicant has to approach any of the TRA offices in order to:

•              Submit personal particulars on an application form

•              Be photographed

•              Submit fingerprint

•              Submit signature.

Individual particulars, La name and address will mainly be retrieved from the TIN system using online connection to the TIN database. Furthermore, the Police Vehicle Inspector shall input information of the Certificate of Competence whose template will be provided by the System. All data will be stored and processed for further issuing of driving licences.

Driving Licence System Software

The CDLS software shall be entirely owned by the TRA in order to monitor and exercise full control over the driving licence database. The Terms of Reference for the application hardware and software are described in this document.

Driving Licence Register

The scope of the system includes:

•	The recording of Learners Driving Licence application

•	The recording of Learners Driving Licence test result

•	The authorisation of a Learners Licence

•	The issuing of Learner’s Licence document

•	The recording of Driving Licence application

•	The recording of Driving. Licence test result The authorisation of a Driving Licence

•	The recording of a professional driving permit

•	The authorisation of professional driving permit

•	The ordering of Driving Licence

•	The issuing of Driving Licence Document whilst the Driving Licence is produced

•	The calculation and recording of fees

•	The administrative maintenance of fees

•	The-production of Management Reports

•	The production of Driving Licences.

4.0           Funding

The project is to be self-financing and therefore implemented on a cost recovery basis. Therefore, the supplier will be required to raise their own funds for the project and recover their costs from the sales of driving licences.  The funding shall cover all necessary system input during the payback period, such as:

•	Development of an integrated DLS

•	Implementation of the DLS

•	Supply of computer equipment

•	Supply of card manufacturing equipment

•	Supply of materials

•	Supply of consumables

•	Installation & commissioning of the system

•	Training of TRA staff

•	Operating the system for a period of one year after implementation.

The supplier shall be refunded all investments and operational costs as shown in the Price Schedule during the payback period.

5.0          Business Objectives

The existing Driving Licence Administration System has a number of weaknesses, believed to contribute to road accidents and loss of revenue to the Government. These problems were identified by a previous study conducted in order to assess the requirements and to review the costs and benefits of modernising the Registration of Motor Vehicle and Driving Licence. Some of the findings were:

•	Driving Licences are issued on substandard documents, which can be easily forged and counterfeited.

•
Lack of automated central register of driving licences opens possibilities for fraudulent issuance of driving licences. It also makes it difficult to verify genuineness of driving Licences as there is no reference Database.

•	The procedures to obtain driving licences are cumbersome and involve more than one government body.

•	The number of forged licences and unauthorised/untrained drivers is very high and cannot be easily identified and controlled.

The Government of the United Republic of Tanzania would like to implement the computerisation of the Driving Licence through a “Build, Operate and Transfer (BOT)” scheme. The TRA would now like to invite eligible firms to submit proposals to undertake the development of a computerised Driving Licence System and supply, install and commission relevant equipment for the production and issuance of driving licence cards as described in the Technical specifications on a “Build, Operate and Transfer” (BOT) scheme.

The overall goal of the ‘Build-Operateeand Transfer” (BOT) of a Computerized Driving Licence System (CDLS-) shall be to develop and implement a computerised and modern system for processing and issuing of Driving Licences with high physical security and in a customer service oriented way. Development of the Driving Licence, Issuing arid Manufacturing system shall be based on the-TRA Business (User) and Functional Requirements. Other specific objectives include:

•	Minimize the number of fraudulent licences.

•	Enhance law enforcement.

•	Improve registration system, quality and reliability of information.

•	Improve revenue collection and accountability.

•	Comply with Interactional Standards

•	Maintain a reliable database for monitoring and administering drivers’ compliance to the law

•	Curb and eliminate unscrupulous drivers who cause many accidents.

The Supplier to suggest appropriate solution to address this i.e. by SMS/Email alerts to mobile police Units.

•	Reduce accidents caused by wreck less driving.

The TRA will assist the Consultancy firm through a Project Implementation Team (PIT) in accomplishing the tasks specified in the ToR and the Activity Plan. The Commissioner for Domestic Revenue shall be the owner of the Project and the Deputy Commissioner for Technical Services shall be the overall Supervisor of the Driving Licence Project.

6.0          Acronyms Used in These Technical Requirements

Term	Explanation
Bps	bits per second
Cps	Characters per second
DBMS	patabase management system
DOS	Disk Operating System
Dpi	dots per inch
Ethernet	IEEE 802.3 Standard LAN protocol
GB	Gigabyte
Hz	Hertz (cycles per second)
IEEE	Institute of Electrical and Electronics Engineers
ISO	United Nations International Standards Organization

KB	Kilobyte
KVA	Kilovolt ampere
LAN	Local area network
Lpi	lines per inch
Lpm	lines perfninute
MB	Megabyte _
MTBF	Mean time between failures
NIC	Network interface card
NOS	Network operating system
ODBC	Open Database Connectivity
OLE	Object Linking and Embedding
OS	Operating system
PCL	Printer Command Language
Ppm	Pages per minute
RAID	Redundant array of inexpensive disks
RAM	Random access memory
RISC	Reduced instruction-set computer
SCSI	Small Computer System Interface
SNMP	Simple Network Management Protocol
SQL	Structured Query Language
TCP/IP	Transmission Control Protocol 1 Internet Protocol
V	Volt

B. BUSINESS FUNCTION AND PERFORMANCE REQUIREMENTS

7.1	Business Requirements to Be Met by the System and Scope of Work

The scope of work and services required shall include the following:

•	Submission of a detailed Activity Plan including:

✓	Inception report

✓	Conference room pilot

✓	System specification document

✓	System modifications

✓	System testing

✓	Acceptance testing (including user and technical documentation and development and support tools

✓	Training

✓	Delivery of module

✓	Procurement and supply of computer hardware, peripherals, equipment and software

✓	Hardware/ software tuning

✓	Hand over and delivery of complete system

✓	Implementation of Live System

✓	Final project report.

•
Development and implementation of a system for application, registration of eligible drivers, producing interfaces to Driving Licences card production facilities according to the Tanzanian legislation. The user requirements, functional and Systems Designs Specifications (SDS) will also form part of the Terms of Reference. The Supplier shall develop the SDS from the Business and Functional Requirements. The SDS should be transparent and have to be agreed upon by between the Supplier and the Contracting Authority;

•
The Authority shall agree with the Supplier on the minimum specifications for the computer hardware and its peripherals, Operating and  .Database Management Software, development Software and equipment. However, the Supplier should be able to propose the indicative minimum specifications as shown in the Technical Specifications.

•
The supplier shall, for a period of one year after the implementation of the system, keep adequate technical staff in order to operate the system. This staff shall, in cooperation with TRA personnel, manage and resolve day-to-day problems, produce system and management reports and on the whole fine tune the system according to agreed actions.

7.2          Methodology, Organization, and Time Frame

7.2.1        Methodology

The bidding firm shall be required to complete and provide the following:

•	Details of the proposed approach and methodology including:

✓
Best Practice Standards - the TRA’s Project Management Methodology is PRINCE methodology (PRoject IN a Controlled Environment) II. The use of this methodology, which is adapted to suit the specific conditions and constraints of the TRA projects, will ensure that all the deliverables meet the quality standards required under ISO 78101 and ISO/IEC2 CD 18013-1 certification.

✓
Transfer of skills and knowledge to TRA staff. Skills transfer and training services are high priority deliverables and must be undertaken as a specific initiative within the assignment. The Authority’s objective is to be as self-sufficient as possible in the operation so as to sustain the investment through in-house support and maintenance of the system. The bidding firm shall specify and come up with a detailed proposal for skills transfer, which will include training of managerial, technical and operational staff.

✓	Original Manufacturer’s/Product Authorisation is mandatory.

•
Proof of minimum 5 years of experience of developing and implementing similar systems. Similar installations must not be less than 2 years. In order to verify past experience, the following must be provided:

✓	Name of project

✓	Value of project

✓	Length of project

✓	Short description of project

✓	Nature of solution provided

✓	Principal client contact name, title and address details

✓	Written certification letters from authoritative contact persons from at least two countries where similar projects have been implemented.

1 ISO means International Organization for Standardization
2 IEC means International Electra Technical Committee

•	Technical Capability Requirement should include:

✓	In case of Joint Venture, the Head Technical member or its main execution partner collectively should have experience of doing at least three similar projects;

✓	Minimum of 5- years experience in supplying and implementing driving licence projects;

✓	CDL needs to be integrated with CMVRS and other applications of TRA, bidder to have integration experience especially with Government Revenue Authorities;

✓	Bidder must be SEL level 3 or ISO certified company; v’ Bidder must provide evidence of local support

✓	Experience in doing large government security projects that are similar to the CDLS

•	Proof of previous experience in undertaking BOT projects and should attach addresses of at least two contact References who can be easily contacted by TRA.

•	Proof that their core business is within the area of developing software for personal identification systems such as Driving Licence Systems, National ID Systems or similar systems.

•	An explanation setting out clearly the limits of the services proposed and further services that could prove useful with cost estimates and corresponding period of performance.

•
An explanation setting out the extent to which the documentation shall be provided. Mandatory documentation to be availed to TRA at various stages of the project life cycle includes Systems Design Specification, Technical Manuals, and User/Operational Manuals.

•	Audited Annual Financial Accounts of., the latest three consecutive years from accredited firms.

7.2.2        Qualifications, Related Experience and Reference of Bidder

The proposal should establish the ability of the Bidder to satisfactorily perform the required work by reasons of: experience in performing work of a similar nature; demonstrated competence in the services to be provided; strength and stability of the firm; staffing capability; work load; record of meeting schedules on similar projects; and supportive client references. The Bidder shall:

a.
Provide a brief profile of the firm, including the types of services offered; the year founded; form of the organization (corporation, partnership, sole proprietorship); number, size and location of offices; and number of employees

b.
Provide a general description of the firm’s financial condition and identify any_conditions (e.g., bankruptcy, pending litigation, planned office closures, impending merger) that may impede Bidder’s ability to complete the project.

c.
Describe the firm’s experience in performing work of a similar nature to that solicited in this RFP, and highlight the participation in such work by the key personnel proposed for assignment to this project. Describe any experience in working with the various government agencies identified in this RFP.

d.	Identify members of the consortium by company name, address, contact person, telephone number and project function, Describe Bidder’s experience working with each Committee Member or subcontractor.

e.
Provide as a minimum three (3) references for the projects cited as related experience, and furnish the name, title, address and telephone number of the person(s) at the client organization who is most knowledgeable about the work performed. Bidder may also supply references from other work not cited in this section as related experience.

f.	Audited Annual Financial Accounts of the latest three consecutive years from accredited firms.

g.	Proof of previous experience in undertaking BOT projects and should attach addresses of at least two contact References who can be easily contacted by TRA.

h.	Proof that their core business is within the area of developing software for personal identification systems such as Driving License Systems, National ID Systems or similar systems.

i.	An explanation setting out clearly the limits of the services proposed and further services that could prove useful with cost estimates and corresponding period of performance.

j.
An explanation setting out the extent to which the documentation shall be provided. Mandatory documentation to be availed to TRA at various stages of the project life cycle includes Systems Design Specification, Technical Manuals, and User/Operational Manuals.

k.
Proof of minimum 5 years of experience of developing and implementing similar systems. Similar installations must not be less than 2 years. In order to verify past experience, the following must be provided:

✓	Name of project

✓	Value of project

✓	Specify Length of project

✓	Short description of project

✓	Nature of solution provided

✓	Principal client contact name, title and address details

✓	Written certification letters from authoritative contact persons from at least two countries where similar projects have been implemented.

7.2.3        Organization

he organisation, the size of the personnel and any other assistance to be received from specialist subcontractors for the performance of the Contract, the deadlines for the presentation of reports, the timetable of work of the experts, in each case giving the duration of work On developing the system at TRA premises and at the Consultants premises for each stage of implementation of the project.

7.2.4        Project Management

7.2.4.1                    Purchaser’s obligation

The following Personnel shall be provided by the Purchaser for the duration of the BOT Project Life Cycle:

t
Project Technical Manager who shall be responsible for technical issues including coordination and ensuring that all procurement is made as per technical specifications. Specification of replacement parts and consumables as made according to industry standards

t	At least one Business Analyst who shall work closely with the Supplier’s Development Team until the system is Signed-off.

t	Operational staff who will be required to operate the CDLS throughout the designated centers as per implementation schedule.

7.2.4.2                    Supplier’s Obligation

The Supplier shall give details and provide the following personnel who shall be responsible for the implementation of the BOT Project as below:

t	Project Manager who shall be responsible for development, installation, commissioning and implementation of the entire Project throughout the BOT Project lifecycle.

t	A Business Analyst who shall be responsible for Business and Systems Design Specifications

t	A Systems Analyst who shall specify the physical models, functional specifications and perform all systems development work

t	Technical Support staff for the duration of the Project. They will include a Database Administrator, Systems Administrator and Network Administrator

t	The Supplier shall provide in the Bid Document CVs of proposed personnel.

7.2.4.3                    Description and Qualifications of Personnel

The Consulting firm shall provide CVs for her key personnel who will be involved in the project. Contents of the CVs could be as follows:

(a)	Identification (name, date and place of birth, nationality, address, etc.)

(b)	Languages

(c)	Educational Background including relevant Qualifications in developing and implementing medium to large installations of computerized projects

(d)	Summary of relevant working experience

(e)	Details of working experience (including current employer and place of work):

(i)	Provide education, experience, and applicable professional credentials of project staff.
(ii)	Furnish brief resumes (not more than two [2] pages each and in accordance with provided template) for the proposed Project Manager and other key personnel.
(iii)	Indicate adequacy of man-hours utilizing a table projecting the labour-hour allocation to the project by individual task.
(iv)	Include a project organization chart, which clearly delineates communication/reporting relationships among the project staff.
(v)	Identify key personnel proposed to perform the work in the specified tasks and include major areas of each member’s work.
(vi)
include a statement that key personnel will be available to the extent proposed for the duration of the project acknowledging that no person designated as “key” to the project shall be removed or replaced without the prior written concurrence of the Committee.

(f)	CVs of specialist subcontractors with their references shall also form part of this Annexure.

7.3           Functional Performance Requirements of the System

7.3.1        Technology and Skills Transfer

The Supplier shall transfer skills and knowledge to TRA staff. Skills transfer and training services are high priority deliverables and must be undertaken as a specific initiative within the assignment. The Authority’s objective is to be as self-sufficient as possible in the operation so as to sustain-the investment through in-house support and maintenance of the system.

7.3.2        Manufacturer’s/Product Warranty and maintenance

The supplied products and services should have a warranty of not less than twelve calendar months commencing from the date of final commissioning. After the warranty period, the Supplier shall enter into separate maintenance and support agreement in respect of hardware and software. The Supplier shall therefore explain the extent and service level agreement for maintaining the products and services and the annual maintenance charges that will be applicable.

7.3.3       Technical Support

Indicate the scope of technical support during the contract period and After Sales Support capability.

7.3.4       Production of Performance log

The Supplier shall provide daily statistic reports indicating production volumes and collection.

7.3.5       Support Documentation

The Supplier shall provide TRA with all necessary documentation in order to be able to operate all systems and ensure sustainable manufacturing components and services.

C.             TECHNICAL SPECIFICATIONS

8.1 General Technical Requirements

8.1.1        Introduction

(a)	Language Support: , All information technologies must provide support for the English business language. Specifically, all display technologies and software must support the ISO 2000 standard method.

(b)	Dates: All information technologies MUST properly display, calculate, and transmit date data, including, but not restricted to 21st-Century date data. Date format must be “mmidd/yyyy”.

(c)
(0) Electrical Power: All active (powered) equipment must operate on Tanzania voltage range and frequency range, e.g., 220V +120V, 50Hz ÷/- 2Hz I. All active equipment must include power plugs standard in Tanzania.

(d)
Environmental: ‘Unless ‘otherwise specified, all equipment must operate in environments of as follows: temperature range 10-30 degrees centigrade and, humidity, range, 20-80 percent relative humidity, and dust conditions 0-40 grams per cubic meter of dust.

(e)	Safety: Unless otherwise specified, all equipment must operate at noise levels no greater than 55 decibels.

(f)	All electronic equipment that emit electromagnetic energy must be certified as meeting emission standard, of US FCC class B or EN 55022 and EN 50082-1 or quivalent, emission standards.

8.2          Current Software Integration

The TRA has a number of Wide Area Network (WAN) based application systems currently in operation. The present mode of operation of these systems (whether centralized or decentralized) and the preferred mode of operation is given on the Table 3:

 Table 3
S/No	Department	Operational System	Mode	Protocol and Performance levels
1.	Customs	Automated Systems for Customs Data (ASYCUDA++)	Centralized	TCP/IP, Critical Mission, 99.9%
		RADDEX	Centralized	TCP/IP, Critical Mission, 99.9%
2.	Domestic Revenue	Taxpayer Identification Number (TIN)	Centralized	TCP/IP, Critical Mission, 99.9%
		Integrated Tax Administration System (ITAX)	Centralized	TCP/IP, Critical Mission, 99.9%
		Central Motor Vehicle registration System (CMVRS)	Centralized	TCP/IP, Mission Critical, 99.9%
			Centralized	TCP/IP
3.	Finance Finance	Integrated Financial Management System (EPICOR)	Centralized	TCP/IP, Mission Critical. 99.9%
		Revenue receipting Accounting Systems (RRAS)	Centralized	TCP/IP, Mission Critical, 99.9%
		Integrated Financial Management System (EPICOR)	Centralized	TCP/IP. Mission Critical, 99.9%
4.	Human Resources	Integrated Payroll and Human Resources Management System (PEODESY)	Centralized	TCP/IP, Mission Critical, 99.9%
5.	Research and Policy	Data Warehouse	Centralized	TCP/IP, Mission Critical, 99.9%
6.	ICT	Disaster Recovery	Centralized	TCP/IP,

Site		Mission Critical. 99.9%
Help Desk	Centralized, Blade Servers’ technology	TCP/IP, Mission Critical, 99.9%
Data Center	Centralized, Blade Servers’ technology	TCP/IP, Mission Critical, 99.9%

The long- term strategy for the mix of TRA Business Systems and CDLSs is to have a web-based application, n-tier architecture and servers connected via future TRA VPN/WAN facilities and a Data Recovery Site (DRS) for remote back-up. All production Servers must conform to blade technology and must be installed at the Data Center and Backup Servers at DRS. This strategy needs to be taken into account when designing the CDL System.

8.2          Business Model

It is anticipated that TRA will collaborate with the winning firm or consortium in a public private partnership to operate the Identity Management System. TRA will represent to the Government of the United Republic of Tanzania in all agreements and activities relating to the conception, setup and operations of the System. The winning firm or consortium will provide technical expertise, operational expertise, project management expertise and funding to finance the setup of the System.. IRA’s preferred partnership model is a Build-Transfer-Operate (BTO) where the winning firm or consortium assumes responsibility for the setup of the System. Bidders must Identity data and critical infrastructure must remain the property of TRA while the winning firm or consortium assumes operation of the System on behalf of TRA under a separate operating agreement.

8.2.1        Requirements Proposal

(i)	Proposals should clearly describe their proposed business model for setup and operations of the Identity management System
(ii)	Proposals should delineate the different roles TRA and the firm or consortium will play in the different stages of conception, setup and operations- of the Identity Management System.
(iii)
Proposals should identify all costs involve and clearly specify those costs that are to be borne by TRA. Proposals should also identity charges that will be levied to members of the public and business entities or organizations accessing Identity information.

(iv)	Proposal Submissions must clearly identify the following:

t	Business/Market Opportunity

t	Product and Services that will be offered

t	Strategic options for ensuring wider penetration and adoption of Identity Management within the economy

t	The different revenue streams that will accrue to the ID management System

t	Strategies to maintain and grow the revenue base of the ID management System

t	Capabilities that will be brought in by the firm or

t	consortium and those that will be developed within TRA to achieve optimal operating performance of the System and protect the integrity of the ID management System

t	A ten (10) year financial projection

t	Project Financing Plan and Financial partners and terms of finance

t	Payment Models and Preferred Payment mechanisms

t	Implications to Sectoral and Tariff Issues

8.3          CDLS Database and Application Software Specification

The Application Software development or customisation of an existing state of the art proven software and implementation shall cover the following technical features and requirements:

(a)	Database Software: Oracle RDBMS 10G 64 bit or latest with all development tools and licences as per User Requirement Specifications provided in this document.

(b)
Application Development Tools: Development or customisation using web technology development tools. The development tool shall be supported by Oracle 10G or higher version. Any other quoted Application software should be compatible with TRA existing hardware and software operating environment.

(c)	Operating Environment: The Bidder should quote and provide for necessary latest Operating and Application software compatible with TRA existing hardware and software operating environment.

(d)	System must be interfaced or integrated with the following:-

i)	Epicor Financial-system

ii)	ITAX/TIN System

iii)	Disaster Recovery Site

iv)	CMVRS

v)	National Identifilation System (under development by National ID Authority)

vi)	Automatic Fingerprint Identification System (to supplied, installed by Supplier)

vii)	Data Warehouse System

viii)	Police Traffic (Regional Headquarters) to be provided with facilities and access as provided in this document (Implementation Schedule).

ix)	Automated Database Consolidation and Secure Online Query System being developed for the Tanzania Police

a.	System must be open, scalable, and inter-operable.

b.	Warranty and Maintenance Support throughout the period under BOT. Thereafter, the IRA shall enter into a Service Level Agreement (SLAG). The SLAG shall be part of the Tender Document.

c.	Warranty and Maintenance and Support the Supplier will be expected to provide warranty and maintenance support for the entire period that the BOT is in operation.

d.
Quality Control Function: the function is to allow for checking the logical as well as capability of operating the system in a practical environment. It should include the running of structured query languages on the database so as to display a mock-up card showing the relevant data including photographs, fingerprint and signature.

e.	System Software and System-Management Utilities:

t
The TRA has in place a Data Centre equipped with Blade Servers technology and a Data Recovery Site located at least 30 km from the Data Centre. The CDLS should operate in the above environment and ensure on-fine, real-time backup

f.	Operating Software Environment: The Bidder should quote and, provide for necessary latest Operating and Application software compatible with TRA existing hardware and software operating environment.

t	Database engine: Oracle 10G 64 bit or latest version

t	OS and Database fine tuning and optimization mandatory,

t	Anti-virus- Corporate edition - Kaperisky, Norton, Symantec, etc. (all latest version). Any anti-virus quoted must be compatible with the existing TRA Anti-virus software in operation.

t	Utilities: The Bidder should specify the latest versions of Systems administration, maintenance, and trouble shooting tool and must provide the applicable training and manuals

8.4          Management, Administration, and Security Specifications

General Requirements: In addition to the management, administration, and security requirements specified in each section covering the various hardware -and software components of the System, the System must also provide for the following management, administration, and security features a the overall system revel.

t	Technical management and troubleshooting:

t	User and usage administration:

t	Security (logical as well as physical)

8.5          Minimum Hardware Specifications

The following are indicative minimum specifications which should guide the Bidder in quoting for the CDLS solution. The Bidder, however, quote for the latest models, versions of the hardware and software. Actual purchases of the hardware and software shall be discussed and get the approval of the purchaser prior to ordering of same.

(a)
All servers and workstations should have Factory installed asset tag name indicating Tanzania Revenue Authority, system type, order number and tag number. The CPU processor, memory and hard disks and Operating System should bear original serial numbers.

(b)	The Supplier shall confirm to be able to supply Corporate Servers

(c)	and workstations with single memory chips.

(d)	The following are indicative minimum specifications for the computer hardware:

(i)            Operational & Backup Servers

Server blade—HP ProLiant BL 480c Carrier-Grade Server Blade
Processors	Quad-Core 64-bit intel Xeon Prossesor 5400 Series
3.20 GHz
Processor	2x6 MB L2
Cache Memory	Fully buffered DDR2 667 MHz (8) DIMMs/up to 32 GB
Front side bus	1333MHz
Management	Dual-channel SAS, internal only
NICs & I/O	(2) GbE/2 5GbE mf NICs
Internal HP	(2) SFF SAS bays, 72 GB 15K and 146 GB 10K drives,
storage	battery-backed write cache with RAID 6
OS Support	Red Hat 64 bit or latest version
Mezzanine slots	1x4; 1x8
Dimensions and	Height. 7.154 in. (18.17 cm) (half-height)
weight	Width: 2.03 in. (5.16 cm)
Depth: 20.02 in. (50-85 cm)
Maximum weight: 14,20 lb (6.44 kg)

Interconnects
Ethernet	HP 1/10Gb-F Virtual Connect Ethernet Module
HP GbE2c Layer 2/3 Ethernet switch
HP 10Gb Ethernet BL-c switch
HP 1Gb Ethernet Pass-Thru module
WS-CBS3020-HPQ. Cisco Catalyst Blade Switch 3020
for HP

NEBS and ETSI Certifications
Requirements met	NEBS NRTL Certified to NEBS Level 3 Criteria (GR-63-
CORE, GR-1089-CORE)
ETSI Certified to EN 300 019, EN 300 386, and EN 300 753

(II) Aplication: Corporate Servers and Operating Software

Server blade—HP ProLiant BL480c Carrier-Grade Server Blade
Processors	Quad-Core 64-bit Intel Xeon Processor 5400 Series
3.20 GHz
Processor	2x6 MB L2
Cache
Memory	Fully buffered DDRZ 667 MHz (8) DIMMs/up to 32 GB
Front side bus	1333MHz
Management	Dual-channel SAS, internal only
NICs & I/O	(2) GbE/2.5GbE mf NICs
Internal HP	(2) SFF SAS bays, 72 GB 15K and 146 GB 10K drives,
storage	battery-backed write cache with RAID 6
OS support	RedHat 64 bit or lattest version
Mezzanine	1x4; 1x8
slots
Dimensions	Height, 7.154 in. (18.17 cm) (half-height)
and weight	Width: 2.03 in (5.16 cm)
Depth. 20.02 in. (50.85 cm)
Maximum weight 14.20 lb. (6.44 kg)

Interconnects
Ethernet	HP 1/10Gb-F Virtual Connect Ethernet module
HP GbE2c Layer 2/3 Ethernet switch
HP 10Gb Ethernet BL-c switch
HP 1Gb Ethernet Pass-Thru module
WS-CBS3020-HPQ, Cisco Catalyst Blade Switch 3020
for HP

NEBS and ETSI Certifications
Requirements met	NEBS NRTL Certified to NEBS Level-3 Criteria (GR-63-
CORE, GR-1089-CORE)
ETSI Certified to EN300 019, EN 300 306, and EN 300 753

(iii) Front-end Corporate Workstations and Operating Software

Make	Branded corporate personal computer
Processor	Intel Core 2 Duo Processor
Cache memory	4MB L2 Cache
Main Memory	2GB DDR2/ SDRAM
Hard Disk Storage	80GB SATA 10 KRPM HDD
Video Graphics Accelerator Card	Intel Graphics Media Accelerator 3000 (GMA3000)

Display	17" Flat Monitor
Optical drive	DVD/ RW 8/ 24X
NIC	10, 100, 1000MBPS
Keyboard	Standard English keyboard
Mouse	Later mouse with roll wheel, USB Interface
Operating System	Windows Vista Business
Ports	Stereo in stereo out
9 USB 2.0 ports, 2 front, 6 back and 1 internal
1 parallel port, 1 serial port, 1 VGA port
1 RJ-45 network port

(iv)          Database Engine

Oracle RDBMS 10G 64 bit

(v)	Image Capture Station

The image captures and records the images of the applicants who apply for a CDL. There are four types of data:-

▪	Facial Photograph

▪	Signature

▪	Five fingerprints

▪	Application number which links the images to the idemntity of the CDL applicant. This number must be unique in the entire system.
The following equipment should be integrated:-
▪	Smart Card chip

▪	Smart card Reader

▪	Digital camera

▪	AFIS

▪	Finger Prints reader

▪	Barcode Readers: for verification of previously system generated] printouts, Provisional Driving Licenses and other forms used in the system.

▪	Signature

(vi)	Local Area Network and Wide Area Network Connectivity

t	Network Cards - Dual NICs 10/100/1,000 mpbs Ethernet TCP/IP protocol or latest technology.

t	Appropriate software, preferably Oracle Net9 or latest version.

8.6          Card Printer Specification

(a)
The technical charaCteristics described below are indicative and not exhaustive. Additional equipment as well as various types of consumables might be included during ordering of the equipment. Page 23 of 58

(b)	The supplier shall provide card printers with the following minimum requirements:

✓	Minimum capacity: 100 - 250 or	Double side printing more cards/hour

Full colour Printing

Double side Laminating

✓	Dual side printing

✓	Dual process system

✓	Full colour printing

✓	Clear Protective (Overlay) mechanism

✓	Optical Variable Ink

✓	Edge-to-edge printing

✓	Card Cleaning Mechanism

✓	Input/Output Card Hopper Capacity equal to card printing capacity

✓	Reject Card Compartment

✓	Micro positioning card transport system for enhanced color photos

✓	Ability to print covert texts

✓	Built in security features to prevent unauthorized usage

✓	Ability to print 300dpi resolution

8.7          Image Live Capture Station

The supplier shall provide Image Capture Station with associated products and services. A Schedule of Requirement/Delivery is provided. The Supplier should:

(a)	Quote the price of the Image Capture Station and associated products

(b)	Describe capturing procedures

(c)	Indicate live capturing capacity and quality

(d)	Specify Software and Software scalability

(e)	provide live capturing equipment with the following minimum requirements:

✓	Integrated workstation as stated above

✓	Digital Camera with the following minimum specifications :

Imager:                      lx Imager = 3.5 Mega pixels

Resolution:               1024 x 768 Resolutions

Colour:                      colour

Real Time Viewing, Flash

✓	Bar Code Reader: To read and decrypt ID and 2D barcodes

✓	Chip Set 128 Kb (for a smart card chip)

✓	Signature capturing Panel: Indicate processing specifications including signing area

✓	Fingerprint Sensor:

At least 520 DPI

Automatic quality verification

Adequate Controls to match the finger print and unique number eg. TIN; and

Provide an Automatic Fingerprint Identification System (AFIS).

8.8          Storing media, equipment and software

(a)	Describe storing procedures

(b)	Indicate storing requirement

(c)	Specify Software capability

(d)	Specify Software scalability

8.9          Biometrics Technology including Automatic Fingerprint Identification System (AFIS)

The Bidder shall provide a solution for uniquely identifying drivers using biometrics technology (including AFIS) at the point of registration or any other time that could be required the Authorities or law enforcers.

8.10        Retrieval of software

(a)	Indicate the technical specification and the price for the software

(b)	Indicate retrieval procedures (Indexing will be done on the TIN number or National Identification number)

(c)	Indicate retrieval capacity

(d)	State the software for retrieval

(e)	Specify Software scalability.

8.11        Card Manufacturing and Issue Specification

Manufacturing and issuing of driving licenses shall be done in a cost effective and customer friendly way. The manufactured licenses shall be of high security standard and potentially be recognised by the Police, Purchasers and other financial institutes as an accepted identification document.

8.11.1      Cards - physical characteristics

Cards should have the following minimum requirements:

(a)	Cards should follow the International Traffic Model Statue.

(b)
The physical characteristics of the International Vehicle Driving Card shall conform to ISO 7810: Identification cards -Physical characteristics. The nominal dimensions of the card shall conform to those specified for ID-1 in ISO 7810. Cards are also required to be backward compatible with magnetic swipe cards specifications used by ATMs locally.

(c)	Card material should:-

▪	The card must be tamper resistant to alteration, counterfeit, etc

▪	Should provide at least 4 overt level one security features on each card as defined by major National Standards

▪	Should provide at least 4 overt level 2 security features as defined by major National Standards

▪	Proposed security features should be layered with the finished product to max security and authenticity

▪	All COLS to be produced in secure facility controlled with process balances to ensure reconciliation of 100% of all production materials

▪	The Bidder to recommend any other security features and the following conditions must be met:-

✓	Material chosen shall be durable and conform to ISO 7810. Supplier should specify features and proof of quality and durability including International accepted Testing methods.

✓	be environmental friendly, for example the card should not present toxic hazard in the course of normal use

✓	have high thermal resistance have a lifespan of at least five years

✓	be suitable for printing and coating with protective overlays.

The Bidder shall come up with a prototype design of the card. The TRA reserves the right to accept, modify or reject the proposed design. The final selection of security features to be incorporated in the card shall be made by the TRA. Card samples submitted together with the bid, will be sent to an authorised and independent technical institute for test against below mentioned standards. The bidder will be charged all costs related to such tests.

8.11.2      Cards - Security Features

(a)	Card security shall conform to ISO 7810 and ISO/IEC CD 18013-1 standards. The security features/techniques shall be described as indicated below in four sections:

▪	Card-body Materials a Security Printing

▪	Protection against copying

▪	Personalization

▪	CDL should contain a pair of digital water mark

▪	Should us special ultra violet fluorescent dye in the ribbon, a fully detailed ghost UV image

▪	Secure ID cards should contain additional UV variable covert features

(b)	The above features/techniques are mandatory and shall include encoded information as part of the Driving License number in order to give it more secure coding.

(c)
The card shall comply with all mandatory features applicable to the offered material/production methodology. The card shall also keep some optional features in order to enhance security. The supplier shall propose and describe how the proposed combination of mandatory and optional security features/techniques will protect the card against counterfeiting and fraudulent alterations of cards.

(d)	Security features shall be of three levels:

▪	Features easy to detect and identify by TRA officials, etc.

▪	Features easy to detect and identify by officials, such as Police and Driving License issuing Authorities

▪	Features easy to detect and identify by forensic examination or by specialist verification equipment.

(e)	The Supplier shall describe each feature and its significance.

(f)	The Supplier shall add additional features and give a description of its significance:

i.	Micro printing

ii.	Image Ghosting

iii.	Ultra-Violet Printing

iv.	UV Printing

v.	Foil

vi.	Covert Marking

vii.	Hologram

viii.	Coat of Arms

(g)
The card shall be difficult to forge or to tamper with Any attempt to tamper with the card shall result in the irreversible and visible destruction of the card and some of the security features. The exact set up of security features shall be finalized on award of contract.

8.11.3 Other mandatory Requirements and card Operating System

TRA preference is for cards

(a)	Running a JavaCard compliant Card Operating System that meets the JavaCard 2.1.1 and 2.2 specifications.

(b)	Transmission Protocols. Cards must support, both T=0 and T=1 transmission protocols

(c)	Storage:

t	32 kilobyte ROM minimum on all cards

t	32 kilobyte EEPROM minimum 128k Byte cards

t	1kByte RAM minimum for all cards

(d)	Functionality
Cards should support the following functions: biometric on-card matching, post issuance updates, PKI functionality and on-card key-pair generation

(e)	Encryption Algorithms

t	Cards must support Rivest Shamir Adleman (RSA) algorithm with a key-length of at least 1024 bits

t	Cards must also support Triple Data Encryption Standard (Triple-DES) and Advanced Encryption Standard (AES)

8.12	Harmonization with Various ID cards Initiatives of Various Government Agencies Requirements

Tasks:

(a)	Identify and document the identity management and security requirements of various government agencies and associated institutions including but not limited to:

t	National ID Authority - National ID Card

t	Independent National Electoral Committee (INEC) - Voters Registration Card

t	Tanzanian Immigration Service - Passports

t	Financial Institutions - Bank Cards and ATM Cards

(b)	Identify and document the various ID card and identity management initiatives of the various government agencies

(c)	Identify and document minimal information requirements of GMPC to meet the base requirements of the federal government agencies and associated institutions.

(d)
Map key business processes associated with registration, issuance, usage, maintenance and support of identity cards and management of related identity information at the various agencies and associated institutions

Key Deliverables:

(a)	Strategy document outlining information requirements of the various agencies and integration requirements into a national identity management system

Proposal Requirements

(a)	Proposals must demonstrate their understanding of the various ID

(b)	management initiatives and ID card schemes in existence at the different agencies. The proposals should not include any contractual terms or other sensitive information relating to existing schemes.

(c)	Proposals must provide a clear strategy to harmonize business processes, data formats, technical standards and information exchange mechanisms between the different agencies.

8.13	Exceptions and Deviations Requirements

(a)
Including an approach to harmonize the National Identity Management Solution and the identified Government Agencies to allow instantaneous referencing between databases and feedback to Government agencies on correction and/or incorrect identities.

(b)	Building of family based identity references

(c)	Enhanced Disaster Recovery Site to a 100% redundant production site that is_mirrored. I.e_ a so called master-master configuration is proposed to facilitate 24/7/365 operations.

(d)
Utilization of both face recognition and fingerprint identification to ensure high reliability in automatic biometric identification with the option to include other technologies in future (iris and others)

(e)	Introduction of a closed private network as the primary WAN.

(f)	Introduction of a detailed section on card personalization based on the establishment of up to six(6) production sites in Tanzania

(g)	Introduction of an extensive key management system based on secure access modules that have been tried and tested in identity management solutions implemented internationally

(h)	Use of the GMPC as transactional card for NHIS

(i)	Use of the GMPC as transactional card for pensions including the use as

(j)	an e-purse for pension payments

8.14	Card Acceptance Devices (CAD) Requirements

Tasks

The following are the general requirements for all card acceptance devices (CAD). Additional specific requirements for point-of-sale application points follow:

a)	All CADS must be purpose designed for the Tanzanian environment (especially weather condition’s), and be made of rugged, rust-proof material

b)	All CADs must be programmable at authorized TRA locations and by authorized persons only. No programming shall be done at the reader.

c)	All CADs must be able to store some cardholder transactions in. an offline condition where there is no real-time network connectivity between the CAD and the TRA central database.

Point-Of-Sale Card Readers

Point-of-sale card readers would be deployed largely for retail transactions spanning Police, TRA payments, Immigration at Borders, etc. The CADs must have the following minimum functionalities:

a)
All POS CADs must be a single countertop device made of rugged, rustproof metal with no moving parts (i.e. disk drives). Personal Computer workstations consisting of a PC terminal , CPU and keyboard are not acceptable as POS readers

b)	Provide a programmable and spill-resistant flush keyboard

c)	Provide visual indication of an offline condition

d)	Provide full product control, full cash accountability, full payment method flexibility, and full reporting capability

e)
Protect against power loss by providing sufficient memory to store up to 10,000 transactions, menus, configurations, and programs in a powered down state for a period exceeding one year. Memory -must be battery-backed non-volatile solid state

f)	Become fully operational in less than 30 seconds after power is restored with no operator intervention without the use of low-reliability devices such as disks or other external media

g)
Be able to support a patron display, an electronic scale, a cash drawer, a kitchen printer, a journal/receipt printer, a bar code scanner, a remote printer, a Personal Identification Number (PIN) pad and/or a fingerprint sensor

h)
The POS software must be able to assign rights and privileges to various categories of operators which determine what operations can be performed each user o The POS software must be able to support, at a minimum, the following reporting capabilities. Please include a set of sample reports

i)	Reconcile the balances of debit accounts with the balance of all reader transactions for a specified date

j)	Display information on one cardholder, all cardholders, or cardholders within a specified range of ID numbers for a specified date

k)	Report the actions of a specified cardholder for a range of dates and times

l)	Report all or some of the transactions performed by an authorized operator for a range of dates

m)	Report the privilege use activity at a specified location for a range of dates and times

n)	Report the number of patron sales in detail (i.e., peak periods, highest sales per patron, etc.).

o)	Run a journal report from a workstation rather than from a POS reader for a specified date.

p)	Summarize information about cardholders and their privileges and accounts for the report date.

q)	Report the quantity of different products selling at a specified location during a specified period of time for a specified range of dates

r)	Report sales and patron counts for all or selected locations for a range of dates and times

s)	Schedule the date and time that reports will be run automatically (i.e., without operator attention).

Pre Submission Conference Note

It is recommended that transactions should only be government based in the commencement phase of the project. Other financial applications can be introduced in the later stages of the program. TRA should not be saddled with P08 management.

8.15	Information on the Card

Below are proposed contents of front and back of the card. The final content will be decided in cooperation with the-supplier. Information on the face of the card

(i)	The national Coat of Arms

(ii)	Tanzania Flag

(iii)	Country Name

(iv)	Family Name

(v)	Given Names

(vi)	Date of Birth

(vii)	Sex

(viii)	Date of Issue

(ix)	Date of Expiry

(x)	Issuing Authority

(xi)	License Number

(xii)	Portrait

(xiii)	Signature

(xiv)	License Class

(xv)	Categories of Vehicles

(xvi)	Date of Issue per Category (may be on the rear side)

(xvii)	Date of expiry per Category (may be on the rear side)

(xviii)	Restrictions (Vehicle and/or driver, may be on the rear side)

(xix)	Conditions/Information (may be on the rear side)

(xx)	Photograph of Driver (20 mm *25 mm)

(xxi)	A micro-chip set should contain all driving data Information on the rear of the card

(xxii)	Details of driving licence classification codes

(xxiii)	Restrictions (vehicles and/or driver, may be on the face side of the card)

8.16	Computer and Equipment Consumables

The Supplier shall provide TRA with all necessary consumables/ accessories such as print ribbons, laminating foils, holograms/holographic overlays and other appliances that belong to the chosen technology and manufacturing procedures. If security printed paper for the purpose of various application forms or similar will be used, the Supplier shall also provide these according to TRA specification.

8.17	Physical Access Control into Card Printing Facility and the Server Room

Although the Purchaser will ensure that all possible physical security measures is made to ensure that unauthorised access into the computer room and the card printing facilities is restricted, the Supplier shall propose:

t	Secure access controls and describe the features and proof of their sustainability.

8.18	Network and Communications Specifications

See Table 3 above

8.19	Training Specification 8.19.1 Target Groups

The bidder should include provision for training the following categories of TRA staff:

(a)	Business Analysts (6 people)

(b)	ICT Managers_ (6 people)

(c)	Police Officers (30)

(d)	Senior Management (40)

(e)	User Trainers (100)

8.19.2      Training Requirements

(i)           Local technical training shall consist of:

t	Advanced training web-based development tools

t	Web Enabled Applications

t	Operating Software Programming and Tuning

t	Oracle Database Administration

t	Oracle Database Tuning and optimization

t	Administration (Systems Administrators) of the CDLS(Staff to be trained in this category possesses Degree/Diploma in Computer Science or related area)

(ii)           User Training

t	Application User training

t	Help Desk

t	Use and application of all equipment used in the operation of the CDLS

t	General Operating Procedures

t	Operation of the CDLS

(iii)          Management Training

t	Security aspects of the CDLS

t	Management Information Reports

t	Controls

(iv)          The Supplier shall also provide the following materials

t	Technical Training Materials

t	User Training materials

t	Technical Manual

t	User Manual

t	Operations Manuals

8.20	Service Specifications

(a)	System Integration: the DLS shall be integrated with Automatic Finger Identification System (AFIS), and ITAX/TIN System

(b)
The Service to be initially provided by the Supplier in conjunction with the equipment and software is listed in Schedule of requirements and shall include installation of equipment and related services listed on appropriate Schedules, and the training. This agreement includes equipment maintenance, software support, software maintenance and supply of all consumables for five years. Thereafter such services may be obtained under separated contract from an authorized maintenance organization.

(c)
The Purchaser shall not be primarily responsible for obtaining any visas, entry or work permits, or other governmental permission required for the Supplier’s personnel, but will provide reasonable co-operation and assistance in obtaining such permission and documents.

8.21	Technical support Specifications

(a)
The Supplier reserves the right to assign, reassign and substitute personnel at any time, or to subcontract to third parties who are, in the Supplier’s sole judgment, qualified to render services. However, the Supplier shall notify and seek approval of such changes by the Purchaser.

(b)	The Supplier shall provide a schedule for the support for the following services:

t	Warranty Services

t	User Support

t	Technical Assistance- Train an in-house development team

t	Post Warranty maintenance including resolution of problems and enforcing standards

t	Maintain ISO accreditation of the System

8.22	Data Conversion Specifications

The Supplier shall be responsible for the conversion of the existing manual records as provided by the Regulations within three years

8.22.1	Documentation Requirements

(a)	En-User documentations:- User and Operations Manuals

(b)	Technical Documentations: Logical and Phygcal Data Models, Systems Design Specification Documents and Technical Manuals.

8.23	Stationery and Other Recurrent Cost Items

(a)	The Supplier shall provide all relevant stationery and recurrent items including computer stationery.

D.	TESTING AND QUALITY ASSURANCE REQUIREMENTS

9.1	Inspection

(a)	Factory Inspections: The Supplier shall provide factory inspection certificates

(b)
Inspections following delivery:  All equipment shall be inspected on delivery. For upcountry-destined goods, physical inspection shall be carried out. Configuration of IT related goods like Servers, workstations, printers; etc. shall be conducted at TRA Headquarters before shipped to commissioning sites.

9.2	Pre-commissioning Tests

(a)
In addition to the Supplier’s standard check-out and set-up tests, the Supplier (with the assistance of the Purchaser) must perform the following tests on the System and its Subsystems before Installation will be deemed to have occurred and the Purchaser will issue the Installation Certificate(s) (pursuant to GCC Clause 26 and related SCC clauses).

(b)	The Entire System: Pre-commissioning Tests for the entire System are: subject to tests, test conditions, success criteria, etc as specified in the User Acceptance Testing Criteria

(c)	Operational Acceptance Tests

(d)
Pursuant to GCC Clause 28 and related SCC clauses, the Purchaser (with the assistance of the Supplier) will perform the tests on the System and its Subsystems following installation to determine whether the System and the Subsystems meet all the requirements mandated for Operational Acceptance.

9.3	Operational Acceptance Tests

Pursuant to GCC Clause 28 and related SCC clauses, the Purchaser (with the assistance of the Supplier) will perform the all tests on the System and its Subsystems following Installation to determine whether the System and the Subsystems meet all the requirements mandated for Operational Acceptance.

E.	IMPLEMENTATION SCHEDULE AND WORK BREAKDOWN STRUCTURE (WBS)

This work breakdown structure identifies all the work to be executed to supply and installation of computerised Driving Licence Production Issuing system and database archive. It does not include the work to be done when the service is up and running. This dictionary also identifies the responsible party to execute each work element.

10.1	MAJOR COMPONENTS

The efforts of work in connection with the supply and installation of a computerised driving permits production issuing system and database archive include the following components:

(a)	The driving Licence Card

(b)	Card Production Facility

(c)	Development of the Drivers Licence Module Software

(d)	Production Management system

(e)	Production Machine

(f)	The Driving Licence Module /Card production facility interface

(g)	Infrastructure environment

(h)	Computer infrastructure

(i)	Personnel

(j)	Network Infrastructure

(k)	Sundry items

10.1.1     The Driving Licence Card

(a)
The effort to do the details layout and artwork of the card and any other development related to the card itself and produce samples of the card for approval. A first model will be made, the user will then have the opportunity to comment and suggest changes after with a second model will be made. The user will then have another chance to suggest minor adjustment before the design will be fixed.  Purchaser will be responsible for the execution of the work and will establish the Purchaser requirements and obtain the user approval.

(b)
The quality of the images on the relevant image -scanning sheet (155) will determine the quality of the final product. In order to obtain better quality photos, fingerprints and signatures the Purchasers will have to implement a minimum quality standard. This also includes a pamphlet to be distributed to all relevant parties such as all photographers and relevant driving licence capturing offices.

10.1.2     Card Production Facility

The effort to produce and/or develop, test, deliver, install and commission the following components:

(a)	Production Management System

(b)	Production Machine(s)

(c)	Capturing Station (s)

(d)	Quality Assurance Units

This item covers all the hardware and software of the card production facility to be supplied as stipulated in the proposal provided by the Supplier.

These items includes the work to do the factory testing by the Supplier in country of manufacture as well as the installation and testing in Tanzania. The Supplier will be responsible for the shipping of this equipment from country of manufacture to Dar es Salaam, Tanzania.

10.1.3     Development of the Drivers Licence Software.

The Supplier according to the proposal will provide solution for computerization of driving license to be installed at the Purchasers’ offices. (Supplier should abide by International best practices). The following documentation will support the design for the development of driving licence system:

Among the deliverable the supplier should provide the following:

System design specification documentation (manual)

(a)	Technical documentation

(b)	Operational/User documentation

(c)	Training documentation

(d)	User acceptance testing procedure documentation

The Supplier shall establish an action plan for on site training which shall be approved by the Purchaser.

The Purchaser shall provide access through the TRA domain.

10.1.4     Production Management System

The supplier shall manage and the purchaser shall understudy production of the driving license.

10.1.5     Production Facility.

The responsibility of the supplier will be to ensure the availability of production machine hardware and consumables during the entire period of operation. The Purchaser shall confirm the commencement and duration of the project to convert all old drivers licence issued to the new proposed Drivers Licence Card.

10.1.6     The driving licence System/card production facility interface.

The design and development of the Driving Licence System /card production facility interface shall be a web based and an N tier solution. The System shall provide an online update to the systems installed at an established Data Recovery Site for off line backup and disaster recovery. The Systems shall also have a hot backup at the site for instant recovery/changeover on failure of the primary Servers. All Operational Servers must reside at the TRA Data Center.

10.1.7     Infrastructure /Environment

The Supplier, in agreement with the Purchaser shall establish site where the computerised driving licence system and archive shall be accommodated. The Supplier shall implement the building alterations and additions where necessary. This includes all structural, electrical, air - conditioning and other works in order to create a suitable environment for this facility.

The Supplier shall implement a security system (with procedures) for the driving licence production facility.

10.1.8     Computer Infrastructure

The Supplier shall procure, test and install all related hardware according to proposal provided by the Supplier will be responsible for the shipping of this equipment from the source, and however the Purchaser will assist with this exercise.

10.1.9     Personnel

The Supplier will supply all the necessary and appropriate personnel who will be responsible to maintain the card production facility for a period of duration of the contract. The Supplier may appoint the necessary staff to operate, maintain and administer the card production facility.

10.1.10   Sundry items

The Supplier should be responsible for procurement of all consumable goods including printing materials including application forms:

F:            USER REQUIREMENTS SPECIFICATION

Overview

The purpose of this document is to give a functional overview of ‘Driving Licenses’ requirements and rules as stipulated in the Road Traffic Act no 30 of 1973 and the signed contract between the Government of Tanzania (TRA) and a Contractor on Build Operate and Transfer (BOT) arrangement (scheme).

11.1        Scope

This document will describe the functional driver license requirements. The network, hardware and other implementation requirements falls outside the scope of this document.

11.2	Acronyms, Abbreviations, Terms and Definitions Acronyms and Abbreviations

CDLS	Computerized Driving License System
CDL	Computerized Driving License
DL	Driving License
CPF	Card Production Facility
PSV	Passenger Service Vehicles
TIN	Taxpayer Identification Number
RTA	Road Traffic Act no 20 of 1973
TRA	Tanzania Revenue Authority
TTRN	Tanzania Traffic Registration Number
SALJC	Southern Africa Development Community
ISO	The International Organization for Standardization

11.3        Terms and Definitions

License Class:	Description
Class A	Licenses to drive motorcycles with or without a sidecar and whose capacity exceeds 125cc or 230kg.
Class Al	Licenses to drive motorcycles with or without a sidecar and whose capacity is less than 125cc or 230kg.
Class A2	Licenses to drive motor powered tricycles and qaudricycles.
Class A3	Licenses to drive moped whose capacity does not exceed 50cc.
Class B	Licenses to drive all types of motor vehicles except motor cycles, commercial, heavy duty and public service vehicles
Class C
Licenses to drive public service vehicles with seating capacity of 30 and more passengers in addition to the driver. Vehicles in this category may be combined with a trailer having a maximum authorized mass of not more than 750kg.  Applicants must have held Class Cl or E license for a period of not less than five years.

Class C1
Licenses to drive public service vehicles with seating capacity of 15 but less than 30 passengers in addition to the driver. Vehicles in this category may be combined with a trailer having a maximum authorized mass of not more than 750kg. Applicants must have held Class D license for a period of not less than five years.

Class C2
Licenses to drive public service vehicles with seating capacity of four but less than 15 passengers. Vehicles in this category may be combined with a trailer having a maximum authorized mass of not more than 750kg. Applicants must have held Class D license for a period of not less than five years.

Class C3
Licenses to drive public service vehicles with seating capacity of four or less passengers inclusive of the driver. Vehicles in this category may be combined with a trailer having’ a maximum authorized mass of not more than 750kg. Applicants must have held Class D license for a period of not less than five years.

Class D	Licenses to drive all types of vehicles except motorcycles, heavy duty and public service vehicles.
Class E	Licenses to drive all types of vehicles except motorcycles and public service vehicles. Applicants must ‘have held Class D Licenses for not les than three years.
Class F	Licenses to drive track laying vehicles steered by their tracks.
Class G	Licenses to drive farm or mine vehicles.
Class H	Provisional licenses for learner drivers.
Driving License	A License issued under part iv of the Traffic and Road Safety Act 1998
Learning Driving License	Learner Driving License
Foreign License	A passport holder of a foreign country.
Temporary Driving License	A CDL issued to drivers while the license is being ordered and printed. The temporary TDL is valid 3 months.
Certificate of Competence	A certificate issued by the police officer after-the applicant has successfully completed the necessary test in a particular driving License class.
Test Receipt	A receipt issued to the applicant, which entities him/her to undergo a driving test.

11.4        Specific Requirements

(a)	This system is a complete Computerized Driving License System

(b)	(CDLS) that consists of capturing of data, scanning of images, payment and ordering of Tanzania CDLs, printing and issuing of a CDL to a driver.

(c)	The new CDLs will replace the current manual DL system in mainland Tanzania.

(d)
Implementation will be undertaken in all mainland regions and linked with the Tanzania Police Traffic at the regional Headquarters in mainland Tanzania.  Although Tanzania is a member of SADC, various stake holders within the government have decided not to convert to the new classes of SADC and the international standard. However, the new card will be ISO compliant and the layout of the new smart driving license cards will conform to the ISO standard.

11.5        Functions

Generic Person

Purpose

The purpose of this ‘generic person’ function is to uniquely identify a person in the system. This function will be used in all processes to either capture or identify a person.

Person Details

The following details of the person applying must be captured. Any of the identification types listed below is acceptable.

(a)	Identification types are:
(i)	TIN (Taxpayer Identification Number)
(ii)	Diplomatic Passport
(iii)	Foreign Passport
(iv)	Tanzania Passport
-	The country from which the identification type originates. It defaults to Tanzania when the identification type is TIN.
-
The driver’s license system must interface with the TIN system, National ID (if available), and Police Traffic. When a TIN number is used the person detail of the applicant must be retrieved from the TIN system or National ID. No changes on the person detail are allowed. Changes on the person details must be dome through the TIN system or National ID.

-	The identification number
(v)           The number must be entered
-	The table below describes the identification types with the corresponding driver categories as well as the financial implication of the driver category.

Identification Type	Driver Category	Fees Payable
TIN	T – Tanzanian Citizen	Yes
Diplomatic Passport	D – Diplomat	No
Foreign Passport	F – Foreigner	Yes

-	Surname (same as that of TIN or National ID)
-	Full names (first name and middle names)- as that in TIN or National ID
-	Nature of person - the options are male or female
-	Birth date
-	Age - only if the date of birth is not given. When the age is entered, the system must calculate the date of birth by subtracting the age from the day when the applicant information is captured.
-	There is no maximum age limit for a driving license.
-	Postal address
-	Physical address
-	Phone number
-	Personal restrictions valid options are:

(vii)	None

(viii)	Corrective lenses

(ix)	Artificial limb

Since there is currently no uniform national identification system, a unique “Tanzania Traffic Registration Number” (TTRN) will be generated for each driver where the identification type is “Diplomatic Passport”, “Foreign Passport”. The format will be as follows:

-	Date of birth with a Sequential number starting at 0000001. This number will continue with the same sequence currently used by the existing motor vehicle system.

11.6        Live Image Capture Station

Purpose
This function will be in the beginning of the driving license process. With this functionality minimum personal information are captured as well as live images are taken Of each applicant - which consist of the face, five fingerprint and signature - and stored digitally on the database.
Input
Valid identification
A pre-printed application form, indicating the function the applicant wishes to be done.
Requirements and Rules
The following functions can be selected:
-      Convert (Tanzania Existing) Driving License
-      Provisional License
-      Issuance of Test Fee

-      Issuance of Certificate of Competence
-      New Driving License
-      Renewal of Driving License
-      Convert Foreign Driving License
-      Duplicate Driving License
Facial images, five fingerprints and a signature image of the applicant will be taken.
If there is no image on the system, an image must be taken. A combo (provision) to select fingers of right or left arm.
On renewal a new image of the driver shall be captured.
Output
A one-dimensional bar-coded application form for the function selected must be printed.

11.7        Provisional Driving License (Class H)

Purpose
The purpose of this function is to record an application for a provisional driving license. The provisional driving license will be used by the learner driver while learning the rules of the road and the art of driving so as to get prepared for the driving test. A learner driver must be enrolled at a registered driving school. All applicants applying for a provisional license will get a provisional driving license.
Input
Valid identification
A completed personalized application form
Requirements and Rules
The driving class for which the learner driver is applying must be captured.
Applicants must be 16 years and older of age to apply for A, A1, A2 and A3.
Applicants must be 18 years and older of age to apply for A, A1, A2, A3 and B.
Applicants must be 21 years and older of age to apply for all classes except C classes.
The vehicle restrictions are:
-      None
-      Automatic transmission
-      Physically disabled
-      Electrically powered
The driver restriction can be updated.
The applicant must not be marked as suspended on the computerized system. The system will enforce this validation.
The provisional driving license is valid for 3 months. from the date of issue.
A provisional License fee must be charged and the applicable fee paid must be printed on the associated Provisional License’ document.
A person applying for a Learner’s Driving License shall make a payment at a Bank Payment details of the applicant shall be uploaded electronically into the DLS.
Output
A combined Provisional License.

The following information must be printed on the provisional License:
-	Identification type, Nationality and Identification Number as described in paragraph 6.1.2.
-      Full names and address
-      The learner license class Date of expiry
-      Date and place of issue
-      Issuing officer
-      Photograph
-      Payment Detail

11.8        Application for Testing

Purpose
The applicant can apply for a driver test if the applicant is confident that he can drive a vehicle that falls under a particular license class. Applicants in the outer districts, where the district is not computerized can still apply at their local authority and be issued with a manual receipt.
After payment at a Bank a Bank Pay-in slip will be issued by the bank to the applicant. This Bank Pay-in slip is taken to the Police Officer as proof of payment for the driving test. The profile of the applicant including payment status should be viewed by the Police Officer.
Input
A valid learner’s license must exist.
Requirements and Rules
The applicant information must exist on the system.
A learner’s license must exist and must be valid.
The vehicle restriction must be captured or updated.
The applicant must not be marked as suspended on the computerized system. The system will enforce this validation.
The test fee.
Output
After the test fee has been paid, a Bank Pay-in slip must be issued.
The Bank Pay-in slip must contain the following information:
-      Identification number
-      Name
-      Address
-      License class
-      Fee Amount.

11.9        Generation and Issuance of Certificate of Competence

Purpose
After the applicant has paid a Test fee at a Bank the applicant shall undergo testing by a Police Officer for the class applied. A successful applicant shall be issued with a Certificate of Competence (COC) by a Police Vehicle Inspector. The COC shall be generated by the System.

Requirements and Rules
The applicant information must exist on the system.
A learner’s license must exist and must be valid.
The vehicle restriction must be captured or updated.
The applicant must not be marked as suspended on the computerized system. The system will enforce this validation.
The test fee must have been paid. The Test Fee is valid for three months and expires once a Test is undertaken.
Medical Examination certificate for eye fitness
Input
-      Provisional Driving License
-      Payment
Medical Examination certificate for eye fitness
Mandatory Test results (to be provided in a format)
Date and name of police station must be captured.
The vehicle restrictions must be captured.
The driver restriction can be updated.
A Police Officer shall mark through a special window that the Applicant has undergone medical examination and that he is fit to own a driving license for that class.
If the Results: Pass, the system shall generate and issue a unique Certificate of Competence; otherwise “Fail” the system shall cancel the validity of Test Fee in case it was within three months.
If an applicant fail a test but during which the Learner’s License is still valid the applicant may go for another test using the valid Learner’s License but will be subjected to pay a Test fee.
Output
-      Certificate of Competence

11.10      New Driving License (CDL) XXX

Purpose
After an applicant has passed the driving test and is issued with a certificate of competence, the applicant can apply for a driving license at a computerized region.
Input
A provisional license and certificate of competence.
A completed bar-coded application form.
Payment
Eye Medical Certificate
Requirements and Rules
A driving license is valid for 5 years.
The license class must be the same as on the certificate of competence.
The applicant must not be marked as suspended on the computerized system. The system will enforce this validation.
A driving license fee (a matrix or table of fee structure to be created) must be charged.

A function (drop down combo facility) whereby the License Card shall be printed at a designated or nearest Card Printing Facility (shown on the Distribution Table).
Output
After the License has been validated and Driver’s Payment Table updated after payment through the Bank th6 following apply:
The system shall generate and issue a new CDL at a designated Card Printing Facility (CPF).
The new CDL will be valid for five years from the issue date.
After the CDL has been printed from a designated CPF the CDL shall be sent to TRA Regional Office where the driver had requested or default as per distribution Table.

11.11     Renewal of a Driving License

Purpose
CDL can be renewed for further periods of five years upon having obtained an Eye Medical Certificate which shall verified by a Police officer.
Input
A Police Officer shall mark through a special window that the Applicant has undergone medical examination and that he is fit to own a driving license for that class.
A CDL not older than five years from the date of issue. Expired CDLs will be punched and given back to the applicants.
A completed application form Payment
Requirements and Rules
No changes to the driving class and vehicle restrictions can be made.
The driver restriction can be updated.
The applicant must not be marked as suspended on the computerized system_ The system will enforce this validation.
An application can be made for a five-year license.
The validity of the renewed license should begin from the expired date of issue of the new license.
A renewal license fee must be charged.
A 25% penalty after a grace period of 30 days upon late renewal on the renewal fee must be charged. The percentage value and the grace period will be stored as parameters.
Output
After the License has been validated and Driver’s Payment Table updated after payment through the Bank the following apply:
-	The system shall generate and issue a new CDL at a designated Card Printing Facility (CPF).
-      The new COL will be valid for five years from the issue date.
-	After the CDL has been printed from a designated CPF the CDL shall be sent to TRA Regional Office where the driver had requested or default as per distribution Table.

11.12     Convert Foreign Driving License

Purpose
This function will be used to convert a foreign driving license for a Tanzania CDL., The corresponding Tanzania License class will be manually determined by the Tanzania Police Officer and then be captured on the system.
Input
The foreign driving license
A completed application form
Foreign passport
Certified driving status from the country of origin.
Payment for non Diplomats
Requirements and Rules
The-passport number, country and date of issue must be captured.
The foreign license number, type of license, restrictions, expiry date and, if available, the date of issue of the foreign license must be captured.
The corresponding Tanzania driving class or class, with the vehicle restriction, must be captured.
Foreigners coming from non-Common Wealth countries and SADC members will be retested by the police. The applicant shall be subjected to the same conditions as for a new applicant. If they pass the test, a certificate of competence will be issued to the applicant. The certificate of competence number, date of issue and place of issue must be captured. A license is valid for five years.
A license fee must be charged.
Output
After the License has been validated and Driver’s Payment Table updated after payment through the Bank the following apply:
The system shall generate and issue a new CDL at a designated Card Printing Facility (CP F).
The new CDL will be valid for five years from the issue date.
After the CDL has been printed from a designated CPF the CDL shall be sent to TRA Regional Office where the driver had requested or default as per distribution Table.

11.13     Conversion (Take-on) to a Computerized Driving License

Purpose
This function will allow the applicant to convert the manually generated (currently in use) Tanzania driving license to the new Tanzania CDL. Before the current licenses are converted, they will be verified and certified. Applicants with Passenger Service Vehicle (PSV) classes will be retested by the Police Officer and be issued with a unique PSV certificate.
Input
The current driving license will be cancelled and retained by the applicant.
The applicant should have a relevant ID (eg. TIN or National ID and passport)
A completed application form

Certificate of Competence
Eye Medical Certificate
Payment
Requirements and Rules
After verification of the old Tanzania driving license by the Police Officer, the officer shall capture mandatory fields of the COC.
The unique license number, issue date, the place of issue and the driving class of the old Tanzania driving license must be captured. If a duplicate
COC number is detected the process must be stopped and reported to the Police Officer for further action.
The PSV certificate date and the region where it was issued must be captured if the converted license has a PSV class.
The corresponding new driving license class, with the vehicle restrictions on each, must be captured.
The applicant must not be suspended.
A unique certificate of competence number, date of issue and the region where it was issued must be captured for CDL’s. This activity shall be captured by the Police Officer.
An application can be made for a five-year License.
The new CDL will be valid for five years from the issue date.
The remaining validity period on the old driving License will be lost when converting to the CDL. r_
No refunds or credit will be given in respect of the remaining validity on the old driving License.
A five-year conversion license fee must be paid.
On issuance of the CDL the system should be mark as issued.
The system should be able reconcile cards manufactured against those, issued.
Output
After the license has been validated and payment received the following will apply:
The system shall generate and issue a new CDL at a designated Card Printing Facility (CPF).
The new CDL will be valid for five years from the issue date.
After the CDL has been printed from a designated CPF the CDL shall be sent to TRA Regional Office where the driver had requested or default as per distribution Table.

11.14      Duplicate Driving License

Purpose
An applicant can apply for a duplicate CDL after the loss, damage or theft was reported to the police.
Input
The applicant’s information must exist on the computerized system as a holder of a valid CDL
Police report

Valid identification
Payment (Loss report fee)
Payment for Duplicate card
Requirements and Rules
The current License must be valid and should not have expired.
If the License has expired, the applicant must apply for a renewal,
The reason for a duplicate License can be lost, damaged or stolen.
Remarks must be captured, e.g. to capture comments from the police report.
The police report number must be captured if the reason for the duplicate card is stolen, damaged or lost.
The applicant must not be on suspension. No changes can be made to the CDL. No images must be taken of the applicant. A duplicate License fee must be charged.
Output
After the license has been validated and payment received the following will apply:
The system shall generate and issue a new CDL at a designated Card Printing Facility (CPF).
The new CDL will be valid for five years from the issue date.
After the CDL has been printed from a designated CPF the CDL shall be sent to TRA Regional Office where the driver had requested or default as per distribution Table.

11.15      Convert Provisional - New Driving License

Purpose
This function will be used to convert applicants who are in possession of a provisional license and certificate of competence, issued through the old manual system and who wishes to apply for a new driving license.
Input
None
Requirements and Rules
No new Provisional Licenses should be issued three months before rollout of the CDL System.
Output
None

11.16      Suspension of a Driver

Purpose
(a)
This function will be used to suspend a driver due to the Court ruling.  Once convicted by the court, the CDL will be retained at a Police Station where the offence was committed. The Police Officer updates the driver’s records with the suspension details and the CDL is kept at Police Station for custodian. A Police Officer shall block any transactions until the suspension is uplifted.

(b)
The law also provides for senior officers of the traffic Police to suspend a driving license where the officer finds that the offence committed warrants such suspension. In this regard the system shall have such provision, a window for the Police officer to suspend a vehicle.

(c)
The System shall have a log of all offences committed by a driver but do not amount to a suspension. The System shall provide a Window for’a Police Traffic Officer to book the offence without suspension. The system shall keep these statistics and according to the rule:

(i)
an accumulated number of accident offences (3 accident offences) shall constitute to an automatic suspension of the driving license and the Traffic Police should be able to access such report and notification through the System.

(ii)	An accumulation of Notification of fines more than five (5) times the system shall automatically suspend the license for three months
(iii)	In an event of accident causing death, the suspension shall be for a lifetime.
(v)	The System shall have roles defined for Officers from the level of Assistant Superintendent of Police as per Section 28 of the Road Safety Law number 3011973 (R.E 2002).
Input
Driving license
Valid Identification
Court Order
Capture the period, court case number, court judgment reference and period
Requirements and Rules
The court case number and Court judgment reference number must be captured.
Capture the period of the suspension.
Remarks must be captured. No fees are charged.
No application for a driving license or test can be made while the driver is on suspension.
Output
Report on Suspension.

11.17     Uplifting of a Driving License

Purpose

A driver’s suspension can be uplifted when the suspension period has expired, or his/her suspension has been cancelled (uplifted) via a court ruling.

Input

A court ruling

Valid Identification

Police officer shall uplift the Suspension

Requirements and Rules

Reason for uplifting of suspension must be captured.

A court ruling number and date

Update Driver’s database

Output

No fee must be charged.

The driver suspension has been uplifted by the Police Officer. The driving license must be returned to the driver.

11.18      Cancellation of a Driving License

Purpose
This function will be used to cancel a driver due to the Court ruling. Once convicted by the court, the CDL will be retained at a Police Station where the offence was committed. The Police Officer updates the driver’s records with the cancellation details and the CDL is kept at Police Station for custodian. The driver’s records shall be permanently blocked for any transactions by a Police Officer.
Input
Driving license
Valid Identification
Court Order
Capture the period, court case number, court judgment reference and period
Requirements and Rules
The court case’ number and Court judgment reference number must be captured.
Capture the period of the suspension. Remarks must be captured. No fees are charged.
No application for a driving license or test can be made for a driver whose License is cancelled.
Output
Report on cancellation driving license.

11.19      Reports

Statistical Report

•	Licenses Issue/class/station/date/ Annual /six months/ quarterly/monthly

•	Number of licenses suspended

•	Licenses issue/class/officer/date/station

•	License by region, age, sex

Ad-hoc or User Tailored Reports

•
Apart from developing standard Reports, the System should be integrated with tools for report writing such as Crystal report writer, Excel, etc. for user defined reports. Format for the Standard reports shall be agreed upon with the users while tools will be supplied by the Contractor.

Financial Report

•	Station/Amount/Date/Month/Quarterly/Six Month /Annual

•	Station/Officer/Amount/Day

11.20     Reconciliation

•	Front office reconciliation

•	The CDL System should be able to perform reconciliation of

•	Cards issued from store, produced, damaged, cancelled against card issued to driver

•	Bank/Payment against CDL, Provisional License, etc produced.

•	COC generated against CDL produced

•	This functionality will enable the accountant to reconcile the amounts receivable from the Banks.

•	Daily reconciliation

•	This report will reflect the total amounts reconciled per office per day per user.

Bank reconciliation

•
This detail report will reflect the amounts received per bank deposit slip (Reference number) in order to reconcile with the amount per reference number deposited at the bank (bank statement against pay-in-slips). it is expected that there should be an interface with the Banks or the system should be able to upload payment information from the Banks through a swift message or TISS of the central Bank. Note that all payments have to make through a Commercial Bank.

Licenses

•	New
•	Converted (Foreign)
•	Converted (old)

•	Learners
•	Suspended
•	Cancelled
•	Renewals
•	Duplicates

Financial Module

•
The financial module consists of a payment through banks; reconciliation will be interface with an integrated tax administration system (ITAX) which is revenue system for the administration of domestic taxes and fees including the driving Licenses.

•	The fee structure shall be parameterized.
•
The only exemption for payments is diplomats. All other applicants must pay all the fees charged by the system. A dynamic system design will allow for the possibility of changing parameters in future regarding this business rule.

•	There are no refunds and credits in terms of money or period.

Output Documents

All output documents except the CEA_ card will be printed on ordinary paper that shall be printed a one-dimensional bar code. The CDL card shall be a smart card with security features. The security features shall be specified by TRA.
Output documents and application forms which will form part of the system are as follow:
Output Documents
-      Provisional License (Class H) - one-dimensional bar coded on A8
-      Driving Test Fee - Bank Pay-in-slip
-      Driving License Card - smart card
Application Forms - one-dimensional bar coded on A4
The applicant must have the options to receive the application forms in either English or Swahili.
Application for Driving License
-      Application for Provisional Driving License (class H)
-      Application for New Driving License
-      Application for Renewal of Driving License
-      Application for Conversion of Driving License
-      Application for Convert Foreign of Driving License
-      Application for Duplicate Driving License

11.21      Project Risk and Concerns Log

•	This log must be read as part of the URS.
•	License validity period, new applications forms, output documents and the new driving license card must be legalized by the Tanzanian authorities before it can be used in the system.

•	The Government will have to forego part of the revenue accrued from the CDL during the BOT period.
•	Communication infrastructure within the TRA and between the Traffic Police Regional Headquarters.
•	Interface with banks
•	Adequate resource in terms human and finance capacity and capability to handle a computerized system

11.22      General Notes

•
A regional centralized filing system will be used to file the physical files at respective regional offices. A unique sequential file number must be generated for each’person introduced to the system for the first time. The file number will be prefixed with a “CDL”.

•	Laser engraving technology will be used to engrave the facial image, personal detail and driver detail on the card. A colour photo will be engraved.
•	The smart card shall be embedded with a chip which should hold all drivers’ license information.
•	Superseding Procedure
•	The table below describes the classes that supersede classes. The highest superseding class will be prinked on the CDL card.

Class	Superseding Class
A3
A2	A2 superseding A3
Al	A3 superseding A3, A2
A	A superseding A3, A2, Al
B
C3	C3 superseding B, D, E, F
C2	C2 superseding B, C3, D, E, F
Cl	Cl superseding B,C2, C3, D, E, F
C	C superseding B,C1, C2, C3, D, E, F
D	D superseding B
E	E superseding 8, 0
F	F superseding B, D, E
G

11.23      Implementation Schedule Table

	Equipment Requirement
						UPS		Integrated Live Scan
Office	Database Server	Application Server	Regional Server	Desktop Computer	Printer	Type 1	Type 2	Finger Print	Barcode XXXX	Finger Print capture	Digital Camera	Smart Card	Smart Card readers	Card Printer	Bar code readers	Remarks
TRA Offices
1. Dar–es Salaam.
Server room/H/O	4	4		3	3	8	3	3	3	3	3	3	3	1	3
- CMVRS/ DL S			1	5	5		6	5	5	5	5	5	5	1	5
- Samora Av.			1	8	8		8	8	8	8	8	8	8	1	8
- Kinondoni			1	8	8		8	8	8	8	8	8	8	1	8
- Temeke			1	6	6		8	6	6	6	6	6	6	1	6
2. Kilimanjaro			1	4	4		4	4	4	4	4	4	4	1	4
3. Mwanza			1	4	4		4	4	4	4	4	4	4	1	4
4. Mbeya			1	4	4		4	4	4	4	4	4	4	1	4
5. Tanga			1	4	4		4	4	4	4	4	4	4	1	4
6. Arusha			1	4	4		4	4	4	4	4	4	4	1	4
7. Shinyanga			1	3	3		3	3	3	3	3	3	3	1	3
8. Tabora			1	3	3		3	3	3	3	3	3	3	1	3
9. Kigoma			1	3	3		3	3	3	3	3	3	3	1	3
10. Kagera			1	3	3		3	3	3	3	3	3	3	1	3

	Equipment Requirement
						UPS		Integrated Live Scan
Office	Database Server	Application Server	Regional Server	Desktop Computer	Printer	Type 1	Type 2	Finger Print	Barcode XXXX	Finger Print capture	Digital Camera	Smart Card	Smart Card readers	Card Printer	Bar code readers	Remarks
11. Morogoro			1	3	3		3	3	3	3	3	3	3	1	3
12. Dodoma			1	3	3		3	3	3	3	3	3	3	1	3
13. Iringa			1	3	3		3	3	3	3	3	3	3	1	3
14. Mtwara			1	3	3		3	3	3	3	3	3	3	1	3
15. Rukwa			1	3	3		3	3	3	3	3	3	3	1	3
16. Mara			1	3	3		3	3	3	3	3	3	3	1	3
17. Singida			1	3	3		3	3	3	3	3	3	3	1	3
18. Ruvuma			1	3	3		3	3	3	3	3	3	3	1	3
19. Pwani			1	3	3		3	3	3	3	3	3	3	1	3
20. Lindi			1	3	3		3	3	3	3	3	3	3	1	3
21. Manyara			1	3	3		3	3	3	3	3	3	3	1	3
Police Traffic Offices
1. Dar Es Salaam				1	1		1	1	1	1	1	1	1		1
- llala				1	1		1	1	1	1	1	1	1		1
- Kinondoni				1	1		1	1	1	1	1	1	1		1
- Temeke				1	1		1	1	1	1	1	1	1		1
2. Kilimanjaro				1	1		1	1	1	1	1	1	1		1
3. Mwanza				1	1		1	1	1	1	1	1	1		1
4. Mbeya				1	1		1	1	1	1	1	1	1		1

	Equipment Requirement
						UPS		Integrated Live Scan
Office	Database Server	Application Server	Regional Server	Desktop Computer	Printer	Type 1	Type 2	Finger Print	Barcode XXXX	Finger Print capture	Digital Camera	Smart Card	Smart Card readers	Card Printer	Bar code readers	Remarks
5. Tanga				1	1		1	1	1	1	1	1	1		1
6. Arusha				1	1		1	1	1	1	1	1	1		1
7. Shinyanga				1	1		1	1	1	1	1	1	1		1
8. Tabora				1	1		1	1	1	1	1	1	1		1
9. Kigoma				1	1		1	1	1	1	1	1	1		1
10. Kagera				1	1		1	1	1	1	1	1	1		1
11. Morogoro				1	1		1	1	1	1	1	1	1		1
12. Dodoma				1	1		1	1	1	1	1	1	1		1
13. Iringa				1	1		1	1	1	1	1	1	1		1
14. Mtwara				1	1		1	1	1	1	1	1	1		1
15. Rukwa				1	1		1	1	1	1	1	1	1		1
16. Mara				1	1		1	1	1	1	1	1	1		1
17. Singida				1	1		1	1	1	1	1	1	1		1
18. Ruvuma				1	1		1	1	1	1	1	1	1		1
19. Pwani				1	1		1	1	1	1	1	1	1		1
20. Lindi				1	1		1	1	1	1	1	1	1		1
21. Manyara				1	1		1	1	1	1	1	1	1		1
22. Zanzibar				3	3	3	3	3	3	3	3	3	3		3
23. Pemba				2	2	2	2	2	2	2	2	2	2		2

SECTION VII:                                THE BIDDERS’ BID FORM AND THE PRICE SCHEDULE

FINANCIAL PROPOSAL

Response to

INVITATION FOR BID

For

THE DESIGN, DEVELOPMENT, IMPLEMENTATION, INSTALLATION AND
COMMISSIONING OF A COMPUTERIZED DRIVER’S LICENSES SYSTEM UNDER
BUILD, OPERATE AND TRANSFER (BOT) ARRANGEMENT

IFB NO. AE/023/GS/003/09-55

Proposed to

TANZANIA REVENUE AUTHORITY (TRA)

OF THE UNITED REPUBLIC OF TANZANIA

Proposed By

ON TRACK INNOVATIONS LTD. (OTIl)

O R I G I N A L

2	Grand Summary Cost Table

		Price excluding Taxes	Total Taxes

1	Supply and Installation Costs (from Supply and Installation Cost Summary Table)

2	Recurrent Costs (from Recurrent Cost Summary Table)

Sub total
Total Taxes
3	Grand Totals (to Bid Form)	23,910,500	24,650,000

 Card         **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**

Name of Bidder

Authorized signature of Bidder

    2.3   Supply and Installation Cost Summary Table

Supply & Installation Prices
Line Item No.	Subsystem / Item	Supply and Installation Cost Sub-Table No.	Price Excluding Taxes	Taxes if applicable	Total Price
1
Fixed Enrollment Station - Digital Camera + tripod & back screen
- Signature pad + Smart card reader
- 1 x Fingerprint reader for enrolment
- Data capturing SW + Fingerprint 1:1 Identification SW
- Face 1:1 Identification SW
- Printer for temporary licenses (desktop laser)
- 2D barcode reader + 700 W UPS
- Contact reader & SAM
+ Workstation PC & Operating System
- Data Capturing SW Customization
			**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
2	Regional Server (All-in- One)		**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
3	Application forms		**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
4	Paper + toner for the temporary license printer		**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
5	Workstations - Administration, Validation, Investigation - Upload station of data that received offline - PC & Operating System		**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
6	Projector		**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**

7	Scanning stations - PC & Operating System + fast scanner for the application forms - Scanning SW	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**

8	Card Thermal Transfer printer with computer - PC & Operating System - Chip reader/writer for eID personalization - Printing SW	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
9	Production & Inventory Software module	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
10	Chip Management System (CMS)	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
11	QC Stations - Quality Control SW + 2D Barcode reader - PC & Operating System + eID chip reader	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
12	1:N Search engine for 1,000,000 records Note: If our proposal will be awarded both in this RFP and also in the TRA AFIS RFP - You will be entitled to receive a discount of 10% of the TOTAL AFIS Price	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
13	Hardware: Matchers Servers	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**

14	Installation, Training, Assimilation, Documentation	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
15	1 Year Warranty & Service	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**

16	MagnaTM - eID registry + RDBMS - Oracle data base licenses + - Localization + Customization - DRC	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
17	Application Servers	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
18	Main Database Server + Backup library & SW - Servers Cabinet + Storage + CA with HSM	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**

19	Disaster Recovery Site	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
20	Police station for reading the DL card Reads chip and displays text data and photo
		**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**

SUBTOTALS				**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
Local Taxes where applicable				**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
TOTAL (To Grand Summary Table)				**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**

Name of Bidder

Authorized signature of

2.4          Recurrent Cost Summary Table

Line Item No.	Subsystem / Item	Recurrent Cost Sub-Table No.
Example
Recurrent Cost Items
	Headquarters Recurrent Cost Items	n.1
	Region 1 Recurrent Cost Items	n.2
Sub Total
Local Taxes
Subtotals (to Grand Summary Table)

Name of Bidder

Authorized signature of bidder

2.5	Supply and Installation Cost Sub-Table

				Unit Prices / Rates			Total Prices
Component No.	Component Description	Country of Origin Code	Quantity	insert: currency	Without tax	Tax amount	Without tax	Tax amount	Total with tax

1	Fixed Enrollment Station - Digital Camera + tripod & back screen - Signature pad + Smart card reader - 1 x Fingerprint reader for enrolment - Data capturing SW + Fingerprint 1:1 Identification SW - Face 1:1 Identification SW - Printer for temporary licenses (desktop laser) - 2D barcode reader + 700 W UPS - Contact reader & SAM + Workstation PC & Operating System - Data Capturing SW	Israel	95	USD	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
2	Regional Server (All-in-One)	Israel	24	USD	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**

3	Application forms	Israel	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	USD	0	0	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
4	Paper + toner for the temporary license printer	Israel	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	USD	0	0	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
5	Workstations Administration, Validation, Investigation - Upload station of data that received offline - PC & Operating System	Israel	5	USD	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
6	Projector	Israel	1	USD	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
7	Scanning stations - PC & Operating System + fast scanner for the application forms - Scanning SW	Israel	2	USD	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
8	Card Thermal Transfer printer with computer - PC & Operating System - Chip reader/writer for Eid personalization - Printing SW	Israel	25	USD	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**

9	Production & Inventory Software module	Israel	1	USD	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
10	Chip Management System (CMS)	Israel	1	USD	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
11	QC Stations - Quality Control SW + 2D Barcode reader - PC & Operating System + eID chip reader	Israel	25	USD	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
12	1:N Search engine for 1,000,000 records Note: If our proposal will be awarded both in this RFP and also in the TRA AFIS RFP – You will be entitled to receive a discount of 10% of the TOTAL AFIS Price	Israel	1	USD	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
13	Hardware: Matchers Servers	Israel	1	USD	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
14	Installation, Training, Assimilation, Documentation	Israel	1	USD	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**

15	1 Year Warranty & Service	Israel	1	USD	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
16	MagnaTM - eID registry + RDBMS - Oracle data base licenses + - Localization + Customization - DRC	Israel	1	USD	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
17	Application Servers	Israel	1	USD	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
18	Main Database Server + Backup library & SW - Servers Cabinet + Storage + CA with HSM	Israel	1	USD	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
19	Disaster Recovery Site	Israel	1	USD	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
20	Police station for reading the DL card Reads chip and displays text data and photo	Israel	29	USD	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**

21	Operational services – non recurrent	Israel	1	USD	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
	Sub Total (Excluding Taxes)	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
Total Taxes
Subtotals (to [ insert: line item ] of Supply and Installation Cost Summary Table)

2.6          Recurrent Cost Sub-Table

Maximum all-inclusive costs (for costs in [ insert: currency ])
		Warranty Period			Post-Warranty			Sub-total for [ insert:
Component No.	Component	Y1	Y2	Y3	Y4	…	Yn
1	Hardware Maintenance (Post-Warranty Period)	642,211	642,211	642,211
2	Software Licenses & Updates
2.1	System and General-Purpose Software
2.2	Application, Standard and Custom Software
3	Application, Standard and Custom Software
3.1	Sr. Systems Analyst
3.2	Sr. Programmer
3.3	Sr. Network Specialist, ….. etc.
4	Telecommunications costs [to be detailed]
5	Material	1,365,667	1,365,667	1,365,667
	Annual Subtotals:							--
Taxes
Cumulative Subtotal (to [ insert: currency ] entry for [ insert: line item ] in the Recurrent Cost Summary Table)								6,023,633

Name of Bidder

Authorized signature of Bidder:

Bill of Material (BOM) and Price for TRA eDL Project

Component	Feature	Quantity	Total Price	Optional Prices per Unit
eID Base Card & Consumables	Contactless chip & Operating System - 66 KB memory - Comply to ISO 14443, ICAO 9303 and ISO 18013	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
	Optional: Contactless chip & Operating System - 32KB, including PKI - Comply to ISO 18013	0		**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
	PET Base card with Security printing and security pre-printed features; Microtext, UV, OVI & Shadow Image	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
	Printer Thermal Transfer consumables and cleaning	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
	Optional: Additional Printer consumables for UV personalization, Price per card	0		**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
Secured thin holographic laminate
- Features such as text, guilloche, Microtext, nanotext, animated images, laser images, which provide state of the art protection against forgery
- including 1 time set up and customized design
		**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
	Optional: Secured Invisible Personal Information – IPI, price per card	0		**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
Enrollment Stations	Fixed Enrollment Station - Digital Camera + tripod & back screen - Signature pad + Smart card reader - 4 x Fingerprint reader for enrollment - Data capturing SW + Fingerprint 1:1 Identification SW - Face 1:1 Identification SW - Printer for provisional licenses (desktop laser) - 2D barcode reader + 700 W UPS - Contact reader & SAM + Workstation PC & Operating System - Data Capturing SW Customization	95	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
	Regional Server (All-in-One)	24
	Application forms	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
	Paper + toner for the provisional license printer	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
BackOffice	Workstations - Administration, Validation, Investigation - Upload station of data that received offline - PC & Operatign System	5	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**

	Projector	1
	Scanning Stations - 1 PC & Operating System + fast scanner for the application forms - Scanning SW	2
Distribution Personalization	Card Thermal Transfer printer with computer - PC & Operating System - Chip reader/writer for eID personalization - Printing SW	25
	Production & Inventory Software module	1
	Chip Management System (CMW)	1
	QC Stations - Quality Control SW + 2D Barcode reader - PC & Operating System + eID chip reader	25
AFIS	1:N Search engine for 1,000,000 records Note: If our proposal will be awarded both in this RFP and also in the TRA AFIS RFP – You will be entitled to receive a discount of 10% of the TOTAL AFIS Price	1	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
	Hardware: Matchers Servers	1
	Installation, Training, Assimilation, Documentation	1
	1 Year Warranty & Service	4
Driver Registry	Magna TM – eID registry + RDBMS - Oracle data base licenses + - Localization + Customization - DRC	1	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
	Application Servers	1
	Main Database Server + Backup library & SW - Servers Cabinet + Storage + CA with HSM	1
	Disaster Recovery Site	1
	Police station for reading the DL card Read chip and displays text data dnd photo	29
General	Migration of existing DL data	1	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
	1 year warrantee level 2 & 3	4
	System Design & Requirements definitions	1
	Documentation	1
	Installation Central Site + escort 1 more site	1
	System Integration	1
	Magna – SA & DBA	1
	Training supervisors and trainers	1
	Central site Inspection: at Dar	1
	Acceptance Test Program	1
	DBA Local Support	36
	SYS Admin Local support	36
	Project Management & Overhead	1

Operation	Operators, driver, warehouse keeper	95	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
	Supervisors	7
	Project manager	1
	Local project manager	1
	Vehicle: depreciation, insurance, fuel, garage	36
	Office space for JV + cleaning	36
	Accountant	36
	Lawyer	36
	Setup, general and ISO accreditation of the System	1
	Optional: Guarding per site for the project duration	0
	Transportation: equipment and consumables to the sites	25		**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
	Total Project Price		$17,253,510
	Total Project Tax		**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
	Total NET Project Price - Without Tax		**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**

Price, Assumptions, Terms, Conditions and Comments

Proejct Parameters

eDL cards to be issued	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**
Project Duration	36
Working Days	22
No. Of Shifts for enrolment purposes	1
No. Of Shifts for card production purposes	1
No. Of Hours	8
Production efficiency	90%
Capturing time per applicant	7.0
Min Capture Sites	24

Price for new eDL card	Per Card	Total
Provider offered price for new eDL card for the citizen in USD	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	$24,650,000
Based on the Dollar - Tanzania Shillings exchange rate on	16/09/2009	$1= TZS 1,300
Price is assumed per the RFP statement of issuing minimum quantity withi	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	eDL Documents
Provider offered price for new eDL card for the citizen in TZS	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	TZS 32,045,000,000

BOT distribution		Per card ($)	Per card (TZS)	Total $)
70%	Provider minimum Share per new card	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	$ 17,255,000
30%	TRA Share per new card	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	$7,395,000
100%	Total	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**		$ 24,650,000

In case of award and if the Customer will guarantee a minimum quantity which is larger than the assumed minimum quantity as presented above, the JV guarantee to provide the Customer with a significant discount.

1 Prices are at Dar-es-Salaam include: insurance and shipment to the local sites.

2 The Provider assume that NET prices does NOT include any LOCAL tax.

The FINAL prices are presented with the expected local taxes as we currently understand:

The JV assumes that after signing the contract with TRA, the JV will open local Company to operate the project. Per our understanding the new local company will be exempt from import taxes on goods.

The quoted eDL document price is in US Dollar and paid in US Dollar per the quoted price per card.

3 The Provider will train the local trainers that will train the end-users at the various sites.

4 The expected ramp-up period is expected within 7 months (or less) from signing the Agreement.

The Project duration (after ramp-up) should end at least 36 months.
The project length could be earlier if the Provider will reach its assumed min. cards quantity in less than 36 months.

5 The proposed price is based on the TRA's requirement for min. cards quantity, consumables & other items within the 3 years period.

6 elD kit include:

Laminate, base card with chip, security features, application forms, printer consumables

Price for elD kit for a minimum of additional 100,000 cards:  **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**

plus the annual USA industrial index increase.

7 The Provider reserves the right to provide similar or better make and model.

8 The Provider assume Customer will provide all sites infrastructure to meet the following requirements:

Offices in good working condition to receive citizens in all allocated sites, Central warehouse with shelves (minimum 200 sq.m) to store equipment, raw material and spare parts.

Office construction, office furniture including (chairs and desks for the operation per quantity that is provided in the RFP, Networking, Internet connection during the duration of the Agreement and as long as the project is in operation.

Power backup (UPS, Generator and fuel) for the entire equipment and per their specifications as planned for all sites, VPN & Air Condition, Large metal cabinet with a lock to store the secured raw material.

Bars on the office windows, Secured door with secured bar, fire extinguishing, water supply, local phone, etc The Provider also assume that Customer will provide all office expenses:

Site Electricity, Water, Site cleaning, Municipality taxes (if any), Security alarm, Illumination: Material & Consumables

Note: All sites should be ready for inspection and installation, 1 month before the proposed implementation plan.

The Provider will ship the system to Tanzania after receiving written confirmation for sites readiness to host the planned system. However, if the sites will not meet the following requirement, the Provider will be happy to provide it for extra cost:

9 Customer will provide LAN networking & WAN communications in all sites and between sites.

10 All communication MUST have good and reliable WAN Connection between them of minimum 1 Mbps.

11 Application forms for enrollment will be designed for the Customer. OTI will customize the enrollment SW accordingly.

12 Work at the back office of the central sites is in 1 or 2 shifts per the Provider discretion.

13 In case the JV proposal will be awarded, the JV and the Customer should both commit in good faith to finalize a mutual BOT Agreement aiming to fulfill the project within the time frame per the assumptions of the BOT model and following the international financial institute common guidelines.

14 Payment terms

Each applicant shall pay the relevant fee BEFORE starting the enrollment process.

The Provider is eligible to receive from the Customer - the total collected payments for the documents on a daily basis.

It is the Provider right to verify that the payment registered in the Provider's account - before starting the enrollment process.

Tanzania TRA - eDL Project: BOT Financial Model

		Unit Price
Revenue Sources eDL Issue Price	Type Click	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	TRA Share	30%
			Company share	70%
Investment & Revenue Schedule		$(9,262,484)	**THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.**	$8,049,005	$8,048,425

Month	Item	Schedule	Invest	Issue Rate	Invest(-)/Revenue(+)	Balance GP
1	ARO	01/01/10	$0		$0	$0
2	Activation	01/02/10	$0		$0	$0
3	Installation 1 + Pilot 1	01/03/10	$(664,591)	4,000	$(583,125)	$(585,774)
4	Installation 2 + Pilot 2	01/04/10	$(664,591)	8,000	$(501,660)	$(1,089,957)
5	Installation 3 + Pilot 3	01/05/10	$(664,591)	10,000	$(460,927)	$(1,553,127)
6	Installation 4 + Pilot 4	01/06/10	$(664,591)	15,000	$(359,094)	$(1,914,028)
7	Installation 5 + Pilot 5	01/07/10	$(664,591)	20,000	$(257,262)	$(2,172,542)
8	Cards + Opeartions	01/08/10	$(164,987)	22,028	$283,641	$(1,887,475)
9	Cards + Opeartions	01/09/10	$(164,987)	22,028	$283,641	$(1,602,407)
10	Cards + Opeartions	01/10/10	$(164,987)	22,028	$283,641	$(1,317,385)
11	Cards + Opeartions	01/11/10	$(164,987)	22,028	$283,641	$(1,032,318)
12	Cards + Opeartions	01/12/10	$(164,987)	22,028	$283,641	$(747,296)
13	Cards + Opeartions	01/01/11	$(164,987)	22,028	$283,641	$(462,229)
14	Cards + Opeartions	01/02/11	$(164,987)	22,028	$283,641	$(177,161)
15	Cards + Opeartions	01/03/11	$(164,987)	22,028	$283,641	$106,480
16	Cards + Opeartions	01/04/11	$(164,987)	22,028	$283,641	$390,121
17	Cards + Opeartions	01/05/11	$(164,987)	22,028	$283,641	$673,762
18	Cards + Opeartions	01/06/11	$(164,987)	22,028	$283,641	$957,403
19	Cards + Opeartions	01/07/11	$(164,987)	22,028	$283,641	$1,241,044
20	Cards + Opeartions	01/08/11	$(164,987)	22,028	$283,641	$1,524,685
21	Cards + Opeartions	01/09/11	$(164,987)	22,028	$283,641	$1,808,325
22	Cards + Opeartions	01/10/11	$(164,987)	22,028	$283,641	$2,091,966
23	Cards + Opeartions	01/11/11	$(164,987)	22,028	$283,641	$2,375,607
24	Cards + Opeartions	01/12/11	$(164,987)	22,028	$283,641	$2,659,248
25	Cards + Opeartions	01/01/12	$(164,987)	22,028	$283,641	$2,942,889
26	Cards + Opeartions	01/02/12	$(164,987)	22,028	$283,641	$3,226,530
27	Cards + Opeartions	01/03/12	$(164,987)	22,028	$283,641	$3,510,171
28	Cards + Opeartions	01/04/12	$(164,987)	22,028	$283,641	$3,793,812
29	Cards + Opeartions	01/05/12	$(164,987)	22,028	$283,641	$4,077,453
30	Cards + Opeartions	01/06/12	$(164,987)	22,028	$283,641	$4,361,094
31	Cards + Opeartions	01/07/12	$(164,987)	22,028	$283,641	$4,644,734
32	Cards + Opeartions	01/08/12	$(164,987)	22,028	$283,641	$4,928,375
33	Cards + Opeartions	01/09/12	$(164,987)	22,028	$283,641	$5,212,016
34	Cards + Opeartions	01/10/12	$(164,987)	22,028	$283,641	$5,495,657
35	Cards + Opeartions	01/11/12	$(164,987)	22,028	$283,641	$5,779,298
36	Cards + Opeartions	01/12/12	$(164,987)	22,028	$283,641	$6,062,939
37	Cards + Opeartions	01/01/13	$(164,987)	22,028	$283,641	$6,346,580
38	Cards + Opeartions	01/02/13	$(164,987)	22,028	$283,641	$6,630,221
39	Cards + Opeartions	01/03/13	$(164,987)	22,028	$283,641	$6,913,862
40	Cards + Opeartions	01/04/13	$(164,987)	22,028	$283,641	$7,197,503
41	Cards + Opeartions	01/05/13	$(164,987)	22,028	$283,641	$7,481,144
42	Cards + Opeartions	01/06/13	$(164,987)	22,028	$283,641	$7,764,784
43	Cards + Opeartions	01/07/13	$(164,987)	22,028	$283,641	$8,048,425

	NPV For 3 years			$22,576,282
	IRR			9%

TANZANIA TRA - eDL ROI
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
($2,000,000)
($4,000,000)
USD
25,000
20,000
15,000
10,000
5,000
0
Invest Invest(-
)/Revenue(+)
Balance GP
Issue Rate
Jan-10
Apr-10
Jul-10
Oct-10
Jan-11
Apr-11
Jul-11
Oct-11
Jan-12
Apr-12
Jul-12
Oct-12
Jan-13
Apr-13
Jul-13
Time [Month]

SECTION VIII:                                THE PURCHASER’S NOTIFICATION OF AWARD

TANZANIA REVENUE AUTHORITY

Ref. No. TRA/DDA/T:41/01                                                                                                November 04, 2009

The President
On Track Innovations Ltd (OTI)
Z.H.R. Industrial Zone
P.O. Box 32, Rosh Pina,
12000 Israel

Tel:  +972-6868000
Fax:  +972-46838887

RE:
NOTIFICATION OF AWARD OF CONTRACT FOR THE DESIGN, DEVELOPMENT. IMPLEMENTATION INSTALLATION AND COMMISSIONING OF A COMPUTERIZED DRIVER’S LICENSES SYSTEM UNDER BUILD, OPERATE AND TRANSFER (BOT) ARRANGEMENT: CONTRACT No. AE/023/GS/003/09-55

We are pleased to inform you that your Technical and Financial Proposals to implement the above referred project in Tanzania has been accepted at a fixed price of **THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.** per card for the contactless smart card solution inclusive of taxes for a contract period of three years.  This offer is made on the understanding that 30% of Driver’s License fees will be paid to the Tanzania Revenue Authority while 70% is payable to On Track Innovation (OTI) for the purpose of offsetting the operational expenses.  This apportionment will be based on net fees after deducting the taxes (that is amounts exclusive of taxes).

However, before we formalize the contract and due to the nature of the services to be rendered by your firm, you are invited to attend a joint project implementation meeting on November 16th 2009 at 10.00 hours in the boardroom of the Tanzania Revenue Authority Headquarters Building located along Sokoine Drive, Dar Es Salaam.  Issues which will be discussed during our scheduled meeting include the following:

(i)             Methodology and Work Plan
(ii)            Availability of Professional and Support Staff
(iii)           Clarifications on Tax Liability.
(iv)           The Breakdown of Processing Fees and Method of Payment
(v)            Fixed Tanzanian Shillings to USD exchange rate that will apply through out the contract period
(vi)           Improvement on the Proposed Terms of Reference
(vii)          Reporting Systems
(viii)         Any other issue of relevant importance to the contract

Additionally: we would like to restate some significant Sections under Additionally, under the Instructions to Bidders (ITB) namely, Clause 37 Performance Security that reads as follows:

37.1           Within thirty (30) days of the receipt of notification of award from Purchaser, the successful bidder shall furnish the performance security in accordance with the Conditions of Contract in the Performance Security Form provided in the tender documents, or in another form acceptable to the Purchaser.

37.2           Failure of the successful bidder to submit the above-mentioned Performance Security or sign the Contract shall constitute sufficient ground for-the annulment of the award and forfeiture of the- bid security, in which event the Purchaser may make award to the next lowest evaluated bidder or call for new bids.

Soon after successful contract negotiations, a formal contract will be prepared to incorporate the improved Terms of References and extract of your technical /financial proposals for signing. Please do not hesitate to contact the office of the secretary of TRA tender Board in case you need further information or clarification regarding this Notification of award.

Yours sincerely, /s/ Asha K. Nassoro Asha K. Nassoro FOR: COMMISSIONER GENERAL